Filed pursuant to Rule 424(b)(2)

File No. 333-292765

PROSPECTUS SUPPLEMENT

(to Prospectus dated March 11, 2026)

$85,000,000

8.00% Notes due 2031

We are a specialty finance company that invests primarily in senior and unitranche leveraged loans and mezzanine debt issued by private U.S. middle-market companies, both through direct lending and through participation in loan syndicates, and, to a lesser extent, equity issued by private U.S. middle-market companies. Our investment objective is to create attractive risk-adjusted returns by generating current income and, to a lesser extent, capital appreciation from our investments.

We have elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). We are externally managed and advised by Saratoga Investment Advisors, LLC, a New York-based investment firm affiliated with Saratoga Partners, a middle-market private equity investment firm.

We are offering $85,000,000 in aggregate principal amount of 8.00% notes due 2031, which we refer to as the “Notes.” The Notes will mature on August 31, 2031. We will pay interest on the Notes on February 28, May 31, August 31 and November 30 of each year, beginning on November 30, 2026. We may redeem the Notes in whole or in part at any time or from time to time on or after August 26, 2028, at the redemption price of par, plus accrued interest, as set forth under the section titled “Description of the Notes — Optional Redemption” in this prospectus supplement. The Notes will be issued in minimum denominations of $25 and integral multiples of $25 in excess thereof.

The Notes will be our direct unsecured obligations and rank pari passu, which means equal in right of payment, with all outstanding and future unsecured unsubordinated indebtedness issued by us, including, as of August 17, 2026, our $75.0 million principal amount of 4.35% Notes due 2027 (the “4.35% 2027 Notes”), our $105.5 million principal amount of 6.00% Notes due 2027 (the “6.00% 2027 Notes”), our $15.0 million principal amount of 6.25% Notes due 2027 (the “6.25% 2027 Notes”), our $46.0 million principal amount of 8.00% Notes due 2027 (the “8.00% 2027 Notes”), our $60.4 million principal amount of 8.125% Notes due 2027 (the “8.125% 2027 Notes”), our $57.5 million principal amount of 8.50% Notes due 2028 (the “8.50% 2028 Notes”), our $25.0 million principal amount of 7.25% Notes due 2029 (the “7.25% 2029 Notes”), our $50.0 million principal amount of 7.25% Notes due 2030 (the “7.25% 2030 Notes”), and our $100.0 million principal amount of 7.50% Notes due 2031 (the “7.50% 2031 Notes”). Because the Notes will not be secured by any of our assets, they will be effectively subordinated to all of our existing and future secured indebtedness (or any indebtedness that is initially unsecured as to which we have granted or subsequently grant security), to the extent of the value of the assets securing such indebtedness. The Notes will be structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries and financing vehicles, including, as of August 17, 2026, $37.5 million outstanding under our special purpose vehicle financing credit facility with Live Oak Banking Company (the “Live Oak Credit Facility”), $32.5 million outstanding under our special purpose vehicle financing credit facility with Valley National Bank (the “Valley Credit Facility”), and $213.0 million outstanding in SBA-guaranteed debentures, because the Notes are obligations exclusively of Saratoga Investment Corp. and not of any of our subsidiaries. None of our subsidiaries is a guarantor of the Notes and the Notes will not be required to be guaranteed by any subsidiary we may acquire or create in the future. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the Notes, and any assets of our subsidiaries will not be directly available to satisfy the claims of our creditors, including holders of the Notes. For further information, see the section titled “Description of the Notes” in this prospectus supplement.

We intend to list the Notes on the New York Stock Exchange and we expect trading to commence thereon within 30 days of the original issue date under the trading symbol “SAX”. The Notes are expected to trade “flat.” This means that purchasers will not pay, and sellers will not receive, any accrued and unpaid interest on the Notes that is not included in the trading price. Currently, there is no public market for the Notes and there can be no assurance that one will develop.

The Notes will rank pari passu with, or equal to, our general liabilities (other than amounts outstanding under the Valley Credit Facility, the Live Oak Credit Facility, and the SBA-guaranteed debentures). In total, these general liabilities were $16.2 million as of August 17, 2026. We currently do not have outstanding debt that is subordinated to the Notes and do not currently intend to issue indebtedness that expressly provides that it would be subordinated to the Notes. Therefore, the Notes will not be senior to any of our indebtedness or obligations.

This prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, contain important information about us that a prospective investor should know before investing in the Notes. We also may authorize one or more free writing prospectuses to be provided to you in connection with this offering. You should carefully read this prospectus supplement, the accompanying prospectus, and any related free writing prospectus, and the documents incorporated by reference, before investing in the Notes. We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). This information is available free of charge by contacting us at 535 Madison Avenue, New York, New York 10022, by telephone at (212) 906-7800, or on our website at www.saratogainvestmentcorp.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider that information to be part of this prospectus supplement or the accompanying prospectus. The SEC also maintains a website at www.sec.gov that contains information about us.

Investing in the Notes involves a high degree of risk, and should be considered highly speculative. See “Supplementary Risk Factors” beginning on page S-9 of this prospectus supplement and “Risk Factors” beginning on page 12 of the accompanying prospectus and in our most recent Annual Report on Form 10-K, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus to read about factors you should consider, including the risk of leverage, before investing in the Notes.

Neither the SEC nor any state securities commission, nor any other regulatory body, has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total(1)(2)
Public Offering Price	$25.00	$85,000,000
Sales Load (underwriting discounts and commissions)	$0.78125	$2,656,250
Proceeds to the Company (before estimated expenses of approximately $300,000)(2)	$24.21875	$82,343,750

(1)	Lucid Capital Markets, as representative of the underwriters, may exercise an option to purchase up to an additional $12,750,000 total aggregate principal amount of Notes offered hereby, within 30 days of the date of this prospectus supplement. If this option is exercised in full, the total public offering price will be $97,750,000, the total underwriting discount (sales load) paid by us will be approximately $3,054,688, and total proceeds to us, before estimated expenses, will be approximately $94,695,312.

(2)	Total offering expenses of the offering payable by us, excluding underwriting discounts and commissions, are estimated to be approximately $300,000. See “Underwriting” in this prospectus supplement for complete details of underwriters’ compensation.

The public offering price set forth above does not include accrued interest, if any. Interest on the Notes will accrue from August 26, 2026 and must be paid by the purchaser if the Notes are delivered after August 26, 2026.

THE NOTES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

Delivery of the Notes offered hereby in book-entry form only through The Depository Trust Company (“DTC”) will be made on or about August 26, 2026.

Joint Book-Running Managers
Lucid Capital Markets			Oppenheimer & Co.

Lead Managers
B. Riley Securities	Clear Street	Compass Point	Ladenburg Thalmann	Maxim Group LLC

Co-Managers
InspereX				William Blair

The date of this prospectus supplement is August 18, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

We have filed with the SEC a registration statement on Form N-2 (File No. 333-292765) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on March 11, 2026. This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of the Notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about us and the securities we may offer from time to time, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs from or is additional to the information contained in the accompanying prospectus or the information included in any document filed prior to the date of this prospectus supplement and incorporated by reference, the information in this prospectus supplement shall control. Generally, when we refer to this “prospectus”, we are referring to both this prospectus supplement and the accompanying prospectus combined, together with any free writing prospectus that we have authorized for use in connection with this offering. You should carefully read this prospectus supplement, the accompanying prospectus, and any related free writing prospectus, and the documents incorporated by reference, particularly the information described under the “Supplementary Risk Factors” included in this prospectus supplement, “Risk Factors” included in the accompanying prospectus and our most recently filed Annual Report on Form 10-K, and under similar headings in the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before investing in the Notes.

You should rely only on the information included or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any free writing prospectuses prepared by, or on behalf of, us that relates to this offering of the Notes. Neither we nor the underwriters have authorized any dealer, salesperson or other person to provide you with different information or to make representations as to matters not stated in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by, or on behalf of, us that relates to this offering of the Notes. Neither we nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by, or on behalf of, us that relates to this offering of the Notes do not constitute an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction where it is unlawful for that person to make such an offer or solicitation or to any person in any jurisdiction to whom it is unlawful to make such an offer or solicitation. You should not assume that the information included in this prospectus supplement and the accompanying prospectus or any free writing prospectus is complete and accurate as of any date other than their respective dates, or that any information incorporated by reference herein or therein is complete and accurate as of any date other than the date of the document incorporated by reference containing such information, or that the affairs of Saratoga Investment Corp., have not changed since the date hereof or thereof. Our business, financial condition, results of operations and prospects may have changed since then. To the extent required by law, we will amend or supplement the information contained in this prospectus supplement and the accompanying prospectus to reflect any material changes subsequent to the date of this prospectus supplement and the accompanying prospectus and prior to the completion of any offering pursuant to this prospectus supplement and the accompanying prospectus.

Neither the SEC nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights some of the information included elsewhere or incorporated by reference in this prospectus supplement or the accompanying prospectus. It is not complete and may not contain all of the information that you should consider before making your investment decision to invest in the Notes offered hereby. To understand the terms of the Notes offered hereby before making your investment decision, you should carefully read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus relating to this offering and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, as provided in sections titled “Available Information” and “Incorporation by Reference” beginning on page S-37 in this prospectus supplement and beginning on page 83 of the accompanying prospectus.

You should read carefully the more detailed information set forth under “Supplementary Risk Factors” and “Risk Factors” and the other information included in this prospectus supplement and the accompanying prospectus. Unless otherwise noted, the terms “we,” “us,” “our,” the “Company” and “Saratoga” refer to Saratoga Investment Corp. and its wholly owned subsidiaries, Saratoga Investment Funding II LLC (“SIF II”), Saratoga Investment Funding III LLC (“SIF III”), Saratoga Investment Corp. SBIC II LP (“SBIC II LP”), and Saratoga Investment Corp. SBIC III LP (“SBIC III LP” and together with SBIC II LP, the “SBIC Subsidiaries”) and does not refer to Saratoga Investment Corp. CLO 2013-1 Ltd. In addition, the terms “Saratoga Investment Advisors” and “investment adviser” refer to Saratoga Investment Advisors, LLC, our external investment adviser.

Overview

We are a specialty finance company that provides customized financing solutions to U.S. middle-market businesses. We primarily invest in senior and unitranche leveraged loans and mezzanine debt and, to a lesser extent, equity issued by private U.S. middle-market companies, which we define as companies having annual earnings before interest, taxes, depreciation and amortization (“EBITDA”) of between $2 million and $50 million, both through direct lending and through participation in loan syndicates. Our investment objective is to create attractive risk-adjusted returns by generating current income and long-term capital appreciation from our investments. Our investments generally provide financing for change of ownership transactions, strategic acquisitions, recapitalizations and growth initiatives in partnership with business owners, management teams and financial sponsors. Our investment activities are externally managed and advised by Saratoga Investment Advisors, a New York-based investment firm affiliated with Saratoga Partners, a middle-market private equity investment firm.

Our portfolio is comprised primarily of investments in leveraged loans issued by middle-market companies. Leveraged loans are generally senior debt instruments that rank ahead of subordinated debt with below investment grade or “junk” ratings or, if not rated, would be rated below investment grade or “junk” and, as a result, carry a higher risk of default. Leveraged loans also have the benefit of security interests on the assets of the portfolio company, which may rank ahead of, or be junior to, other security interests. Term loans are loans that do not allow the borrowers to repay all or a portion of the loans prior to maturity and then re-borrow such repaid amounts under the loan again. We also invest in mezzanine debt and make equity investments in middle-market companies. Mezzanine debt is typically unsecured and subordinated to senior debt of the portfolio company.

While our primary focus is to generate current income and capital appreciation from our debt and equity investments in middle-market companies, we may invest up to 30.0% of our portfolio in opportunistic investments in order to seek to enhance returns to stockholders. Such investments may include investments in distressed debt, including securities of companies in bankruptcy, foreign debt, private equity, securities of public companies that are not thinly traded and structured finance vehicles such as collateralized loan obligation funds.

Although we have no current intention to do so, we may invest in private equity funds in the future. Private equity funds are not limited in how they invest their assets, and the underlying investments held by private equity funds may impact our strategies, risks, and costs. Shareholders may have limited information about the underlying investments of the private equity funds in which we invest, including with respect to such funds’ holdings, liquidity, and valuation.

As of May 31, 2026, we had total assets of $1.2 billion and investments in 50 portfolio companies, excluding our investment in the subordinated notes and the Class F-2-R-3 Notes of Saratoga Investment Corp. CLO 2013-1, Ltd., a collateralized loan obligation fund (“Saratoga CLO”), each of which had a fair value of $0.0 million, as of May 31, 2026, our investment in the unsecured notes and equity interests in Saratoga Senior Loan Fund I JV LLC, a joint venture that we co-manage with TJHA JV I LLC (“SLF JV”), which had a fair value of $15.7 million and $5.0 million as of May 31, 2026, respectively, and our investment in the Class E-R Notes of Saratoga Investment Corp Senior Loan Fund 2022-1 Ltd., a wholly owned subsidiary of SLF JV (“SLF 2022”), which had a fair value of $8.3 million as of May 31, 2026. The overall portfolio composition as of May 31, 2026 consisted of 81.7% of first lien term loans, 3.8% of second lien term loans, 1.4% of unsecured term loans, 5.9% of structured finance securities and 7.2% of equity interests. As of May 31, 2026, the weighted average yield on all of our investments, including our investment in the subordinated notes and the Class F-2-R-3 Notes of Saratoga CLO, our investment in the Class E-R Notes of SLF 2022, and our investment in the unsecured notes and equity interests of SLF JV, was approximately 9.8%. The weighted average yield of our investments is not the same as a return on investment for our stockholders and, among other things, is calculated before the payment of our fees and expenses.

We are an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a BDC under the 1940 Act. As a BDC, we are required to comply with various regulatory requirements, including limitations on our use of debt. We finance our investments through borrowings. However, as a BDC, we are only generally allowed to borrow amounts such that our asset coverage, as defined in the 1940 Act, equals at least 200% after such borrowing, or, if we obtain the required approvals from our directors who are not “independent persons” (as defined in Section 2(a)(19) of the 1940 Act) of the Company (“independent directors”) and/or stockholders, 150%. On April 16, 2018, as permitted by the Small Business Credit Availability Act, which was signed into law on March 23, 2018, our board of directors, including a majority of our independent directors, approved of our becoming subject to a minimum asset coverage ratio of 150% under Sections 18(a)(1) and 18(a)(2) of the 1940 Act. The 150% asset coverage ratio became effective on April 16, 2019.

We have elected to be treated, and intend to qualify annually, as a regulated investment company (“RIC”), under subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). As a RIC, we generally will not be subject to U.S. federal income tax on any net ordinary income or capital gains that we timely distribute to our stockholders if we meet certain source-of-income, annual distribution and asset-diversification requirements.

In addition, our wholly owned subsidiaries, SBIC II LP and SBIC III LP, received licenses to operate as small business investment companies (“SBIC”) from the Small Business Administration (the “SBA”) on August 14, 2019 and September 29, 2022, respectively. Each of the SBIC Subsidiaries provides up to $175.0 million in long-term capital in the form of debentures guaranteed by the SBA. The SBIC Subsidiaries are regulated by the SBA. Under current SBIC regulations, for two or more SBICs under common control, the maximum amount of outstanding SBA debentures cannot exceed $350.0 million with at least $175.0 million in combined regulatory capital. The SBIC Subsidiaries are able to borrow funds from the SBA against the SBIC’s regulatory capital (which generally approximates equity capital in the respective SBIC) and is subject to customary regulatory requirements, including, but not limited to, periodic examination by the SBA.

We received exemptive relief from the SEC to permit us to exclude the senior securities issued by the SBIC Subsidiaries from the definition of senior securities in the asset coverage requirement under the 1940 Act. This allows the Company increased flexibility under the asset coverage requirement by permitting it to borrow up to $350.0 million more than it would otherwise be able to absent the receipt of this exemptive relief.

The Company has established wholly owned subsidiaries SIA-AAP, Inc., SIA-SAIS, Inc., SIA-ARC, Inc., SIA-Avionte, Inc., SIA-AX, Inc., SIA-G4, Inc., SIA-GH, Inc., SIA-MDP, Inc., SIA-PP, Inc., SIA-SIQ, Inc., SIA-SZ, Inc., SIA-TG, Inc., SIA-TT, Inc., SIA-Vector, Inc., and SIA-YUMI, Inc., which are structured as Delaware entities that are treated as corporations for U.S. federal income tax purposes and are intended to facilitate our compliance with the requirements to be treated as a RIC under the Code by holding equity or equity-like investments in portfolio companies organized as limited liability companies, or LLCs (or other forms of pass through entities). These entities are consolidated for accounting purposes but are not consolidated for U.S. federal income tax purposes and may incur U.S. federal income tax expense as a result of their ownership of portfolio companies.

On October 26, 2021, the Company and TJHA JV I LLC entered into a Limited Liability Company Agreement to co-manage SLF JV. SLF JV is a joint venture that invests in the debt or equity interests of collateralized loan obligations, loans, notes and other debt instruments.

Saratoga Investment Advisors

General

Saratoga Investment Advisors was formed in 2010 as a Delaware limited liability company and became our investment adviser in July 2010. Saratoga Investment Advisors is led by four principals, Christian L. Oberbeck, Michael J. Grisius, Thomas V. Inglesby, and Charles G. Phillips, with over 38, 33, 39, and 28 years of experience in leveraged finance, respectively, and the Chief Financial Officer, Chief Compliance Officer, Treasurer, and Secretary, Henri J. Steenkamp, who has 26 years of experience in financial services and leveraged finance. Saratoga Investment Advisors is affiliated with Saratoga Partners, a middle-market private equity investment firm. Saratoga Partners was established in 1984 to be the middle-market private investment arm of Dillon Read & Co. Inc. and has been independent of Dillon Read & Co. Inc., and its successor entity, SBC Warburg Dillon Read, since 1998. Saratoga Partners has a 36-year history of private investments in middle-market companies and focuses on public and private equity, preferred stock, and senior and mezzanine debt investments.

Our Relationship with Saratoga Investment Advisors

We utilize the personnel, infrastructure, relationships and experience of Saratoga Investment Advisors to enhance the growth of our business. We currently have no employees and each of our executive officers is also an officer of Saratoga Investment Advisors.

We have entered into an investment advisory and management agreement (the “Management Agreement”) with Saratoga Investment Advisors. Pursuant to the 1940 Act, the initial term of the Management Agreement was for two years from its effective date of July 30, 2010, and will remain in effect on a year-to-year basis if approved annually at an in-person meeting of the board of directors, a majority of whom must not be independent directors. Most recently, our board of directors approved the renewal of the Management Agreement for an additional one-year term at an in-person meeting held on July 6, 2026. Pursuant to the Management Agreement, Saratoga Investment Advisors implements our business strategy on a day-to-day basis and performs certain services for us under the direction of our board of directors. Saratoga Investment Advisors is responsible for, among other duties, performing all of our day-to-day functions, determining investment criteria, sourcing, analyzing and executing investment transactions, asset sales, financings and performing asset management duties.

Saratoga Investment Advisors has formed an investment committee to advise and consult with its senior management team with respect to our investment policies, investment portfolio holdings, financing and leveraging strategies and investment guidelines. We believe that the collective experience of the investment committee members across a variety of fixed income asset classes will benefit us. The investment committee must unanimously approve all investments in excess of $1.0 million made by us. In addition, all sales of our investments must be approved by all four of our investment committee members. The current members of the investment committee are Messrs. Oberbeck, Grisius, Inglesby, and Phillips.

Risks Relating to our Business

Our business is subject to numerous risks, as described in the section titled “Supplementary Risk Factors” in this prospectus supplement, “Risk Factors” in the accompanying prospectus and in any free writing prospectuses we have authorized for use in connection with this offering, and under similar headings in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, including the section titled “Risk Factors” included in our most recent Annual Report on Form 10-K, in our most recent Quarterly Report on Form 10-Q, as well as in any of our subsequent SEC filings.

SPECIFIC TERMS OF THE NOTES AND THE OFFERING

This summary sets forth certain terms of the Notes that we are offering pursuant to this prospectus supplement and the accompanying prospectus. This section and the “Description of the Notes” section in this prospectus supplement outline the specific legal and financial terms of the Notes. You should read this section of the prospectus supplement together with the section titled “Description of the Notes” beginning on page S-18 of this prospectus supplement and the more general description of the Notes in the section titled “Description of Our Debt Securities” beginning on page 61 of the accompanying prospectus before investing in the Notes. Capitalized terms used in this prospectus supplement and not otherwise defined shall have the meanings ascribed to them in the accompanying prospectus or in the indenture governing the Notes.

Issuer	Saratoga Investment Corp.

Title of the securities	8.00% Notes due 2031

Initial aggregate principal amount being offered	$85,000,000

Option to purchase additional notes	The underwriters also may purchase from us from time to time up to an additional $12,750,000 aggregate principal amount of Notes within 30 days of the date of this prospectus supplement.

Initial public offering price	100% of the aggregate principal amount

Principal payable at maturity	100% of the aggregate principal amount; the principal amount of each Note will be payable on its stated maturity date at the corporate office of the trustee for the Notes or at such other office as we may designate.

Type of note	Fixed rate note

Listing	We intend to list the Notes on the NYSE within 30 days of the original issue date under the trading symbol “SAX.”

Interest rate	8.00% per year

Day count basis	360-day year of twelve 30-day months

Original issue date	August 26, 2026

Stated maturity date	August 31, 2031

Date interest starts accruing	August 26, 2026

Interest payment dates	Every February 28, May 31, August 31 and November 30 of each year, beginning November 30, 2026. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.

Interest periods	The initial interest period will be the period from and including August 26, 2026, to, but excluding, the initial interest payment date, and the subsequent interest periods will be the periods from and including an interest payment date to, but excluding, the next interest payment date or the stated maturity date, as the case may be.

Regular record dates for interest	February 15, May 15, August 15 and November 15 of each year, beginning November 15, 2026.

Specified currency	U.S. Dollars

Place of payment	New York City

Ranking of notes	The Notes will be our direct unsecured obligations and will rank:

●

pari passu with our other outstanding and future unsecured, unsubordinated indebtedness, including, as of August 17, 2026, $75.0 million principal amount outstanding of 4.35% 2027 Notes, $105.5 million principal amount outstanding of 6.00% 2027 Notes (which we intend to redeem in full using the proceeds from this offering and available cash), $15.0 million principal amount outstanding of 6.25% 2027 Notes, $46.0 million principal amount outstanding of 8.00% 2027 Notes, $60.4 million principal amount outstanding of 8.125% 2027 Notes, $57.5 million principal amount outstanding of 8.50% 2028 Notes, $25.0 million principal amount outstanding of 7.25% 2029 Notes, $50.0 million principal amount outstanding of 7.25% 2030 Notes, and $100.0 million principal amount outstanding of 7.50% 2031 Notes;

●	senior to any of our future indebtedness that expressly provides it is subordinated to the Notes;

●	effectively subordinated to all of our existing and future secured indebtedness (including indebtedness that is initially unsecured in respect of which we have granted or subsequently grant security), to the extent of the value of the assets securing such indebtedness; and

●	structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries, including, as of August 17, 2026, $37.5 million outstanding under the Live Oak Credit Facility, $32.5 million outstanding under the Valley Credit Facility, and $213.0 million outstanding in SBA-guaranteed debentures.

Denominations	We will issue the Notes in denominations of $25 and integral multiples of $25 in excess thereof.

Optional redemption	The Notes may be redeemed in whole or in part at any time or from time to time at our option on or after August 26, 2028, upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof, at a redemption price of 100% of the outstanding principal amount of the Notes to be redeemed plus accrued and unpaid interest payments otherwise payable thereon for the then-current quarterly interest period accrued thereon to, but not including, the redemption date.

You may be prevented from exchanging or transferring the Notes when they are subject to redemption. In case any Notes are to be redeemed in part only, the redemption notice will provide that, upon surrender of such Note, you will receive, without a charge, a new Note or Notes of authorized denominations representing the principal amount of your remaining unredeemed Notes.

Any exercise of our option to redeem the Notes will be done in compliance with the 1940 Act.

If we redeem only some of the Notes, the Trustee or DTC, as applicable, will determine the method for selection of the particular Notes to be redeemed, in accordance with the indenture and the 1940 Act, and in accordance with the rules of any national securities exchange or quotation system on which the Notes are listed. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Notes called for redemption.

Sinking fund	The Notes will not be subject to any sinking fund (i.e., no amounts will be set aside by us to ensure repayment of the Notes at maturity). As a result, our ability to repay the Notes at maturity will depend on our financial condition on the date that we are required to repay the Notes.

Repayment at option of holders	Holders will not have the option to have the Notes repaid prior to the stated maturity date.

Defeasance	The Notes are subject to defeasance by us. “Defeasance” means that, by depositing with a trustee an amount of cash and/or government securities sufficient to pay all principal and interest, if any, on the Notes when due and satisfying any additional conditions required under the indenture relating to the Notes, we will be deemed to have been discharged from our obligations under the Notes.

Covenant defeasance	The Notes are subject to covenant defeasance by us. In the event of a “covenant defeasance,” upon depositing such funds and satisfying similar conditions discussed below, we would be released from the restrictive covenants under the indenture relating to the Notes. The consequences to the holders of the Notes are that, while they no longer benefit from the restrictive covenants under the indenture, and while the Notes may not be accelerated for any reason, the holders of Notes nonetheless could look to the Company for repayment of the Notes if there were a shortfall in the funds deposited with the trustee or the trustee is prevented from making the payment.

Form of notes	The Notes will be represented by global securities that will be deposited and registered in the name of DTC or its nominee. This means that, except in limited circumstances, you will not receive certificates for the Notes. Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Notes through either DTC, if they are a participant, or indirectly through organizations that are participants in DTC.

Trustee, paying agent, registrar, and transfer agent	U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association)

Other covenants	In addition to any covenants described elsewhere in this prospectus supplement or the accompanying prospectus, the following covenants shall apply to the Notes:

●	We agree that for the period of time during which the Notes are outstanding, we will not violate Section 18(a)(1)(A) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions, whether or not we continue to be subject to such provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to us by the SEC. Currently, these provisions generally prohibit us from incurring additional borrowings, including through the issuance of additional debt securities, unless our asset coverage, as defined in the 1940 Act, equals at least 150% after such borrowings.

●	We agree that for the period of time during which the Notes are outstanding, we will not violate Section 18(a)(1)(B) as modified by (i) Section 61(a)(2) of the 1940 Act or any successor provisions and after giving effect to any exemptive relief granted to us by the SEC and (ii) the two other exceptions set forth below. These statutory provisions of the 1940 Act are not currently applicable to us and will not be applicable to us as a result of this offering. However, if Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act were currently applicable to us in connection with this offering, these provisions would generally prohibit us from declaring any cash dividend or distribution upon any class of our capital stock, or purchasing any such capital stock if our asset coverage, as defined in the 1940 Act, were below 150% at the time of the declaration of the dividend or distribution or the purchase and after deducting the amount of such dividend, distribution, or purchase. Under the covenant, we will be permitted to declare a cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions, but only up to such amount as is necessary for us to maintain our status as a RIC under subchapter M of the Code. Furthermore, the covenant will not be triggered unless and until such time as our asset coverage has not been in compliance with the minimum asset coverage required by Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions (after giving effect to any exemptive relief granted to us by the SEC) for more than six consecutive months.

●	We agree that, if, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with applicable generally accepted accounting principles in the United States (“U.S. GAAP”).

Credit rating maintenance	We have agreed to use commercially reasonable efforts to maintain a credit rating on the Notes by a rating organization designated from time to time by the SEC as being nationally recognized whose status has been confirmed by the Securities Valuation Office of the National Association of Insurance Commissioners (“NRSRO”).

Events of default	You will have rights if an Event of Default occurs with respect to the Notes.

The term “Event of Default” in respect of the Notes means any of the following:

●	We do not pay the principal (or premium, if any) of any Note when due.

●	We do not pay interest on any Note when due, and such default is not cured within 30 days.

●	We remain in breach of any other covenant with respect to the Notes for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the Trustee or holders of at least 25.0% of the principal amount of the Notes.

●	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and in the case of certain orders or decrees entered against us under any bankruptcy law, such order or decree remains undischarged or unstayed for a period of 60 days.

●	On the last business day of each of twenty-four consecutive calendar months, the Notes have an asset coverage, as defined in the 1940 Act, of less than 100% after giving effect to any exemptive relief granted to us by the SEC.

Further issuances	We have the ability to issue additional debt securities under the indenture with terms different from the Notes and, without the consent of the holders of the Notes, to reopen the Notes and issue additional Notes. If we issue additional debt securities, these additional debt securities could have a lien or other security interest greater than that accorded to the holders of the Notes, which are unsecured.

Global clearance and settlement procedures	Interests in the Notes will trade in DTC’s Same Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. None of the Company, the trustee or the paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Use of proceeds

We estimate that the net proceeds we receive from the sale of the Notes will be approximately $82,043,750 (approximately $94,395,312 if the underwriters exercise their option to purchase additional Notes in full), based on a public offering price of 100% of par, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We expect to use the net proceeds from this offering and available cash to redeem in full the outstanding 6.00% 2027 Notes. See “Use of Proceeds” in this prospectus supplement.

SUPPLEMENTARY RISK FACTORS

Investing in the Notes involves a number of significant risks. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, you should carefully consider the risk factors set forth below, the risk factors incorporated by reference in the accompanying prospectus and as described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as well as subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, before making an investment in the Notes. The risks set forth below and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus, as described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, and any subsequent filings with the SEC are the principal risks with respect to the Company generally and with respect to BDCs, they may not be the only risks we face. This section nonetheless describes the principal risk factors associated with the Notes specifically. If any of the risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, our NAV and the trading price of our securities could decline and you may lose all or part of your investment. Please also read carefully the section titled “Note about Forward-Looking Statements” in this prospectus supplement and the section titled “Special Note Regarding Forward-Looking Statements” in the accompanying prospectus.

Risks Related to the Notes

The Notes will be unsecured and therefore will be effectively subordinated to any existing and future secured indebtedness.

The Notes will not be secured by any of our assets or any of the assets of any of our subsidiaries. As a result, the Notes will be effectively subordinated to any existing and future secured indebtedness we or our subsidiaries have outstanding as of the date of this prospectus supplement that we or our subsidiaries may incur in the future (or any indebtedness that is initially unsecured as to which we have granted or subsequently grant a security interest) to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our secured indebtedness or secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the Notes.

The Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries, including the Live Oak Credit Facility, the Valley Credit Facility, and the SBA-guaranteed debentures.

The Notes will be obligations exclusively of Saratoga Investment Corp., and not of any of our subsidiaries. None of our subsidiaries will be a guarantor of the Notes, and the Notes will not be required to be guaranteed by any subsidiary we may acquire or create in the future. Any assets of our subsidiaries will not be directly available to satisfy the claims of our creditors, including holders of the Notes. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors of our subsidiaries will have priority over our equity interests in such entities (and therefore the claims of our creditors, including holders of the Notes) with respect to the assets of such entities. Even if we are recognized as a creditor of one or more of these entities, our claims would still be effectively subordinated to any security interests in the assets of any such entity and to any indebtedness or other liabilities of any such entity senior to our claims. Consequently, the Notes will be structurally subordinated to all indebtedness and other liabilities of any of our existing or future subsidiaries, including the Live Oak Credit Facility, the Valley Credit Facility, and the SBA-guaranteed debentures. These entities may incur substantial indebtedness in the future, all of which would be structurally senior to the Notes. As of August 17, 2026, we had $37.5 million and $32.5 million in outstanding indebtedness under the Live Oak Credit Facility and the Valley Credit Facility, respectively, and we had the ability to borrow up to $75.0 million and $85.0 million under the Live Oak Credit Facility and the Valley Credit Facility, respectively, subject, in each case, to certain conditions. The Valley Credit Facility is secured by substantially all of the assets of SIF II and the Live Oak Credit Facility is secured by substantially all of the assets of SIF III. As of August 17, 2026, we had $213.0 million in SBA-guaranteed debentures outstanding. The indebtedness under the SBA-guaranteed debentures is structurally senior to the Notes.

The indenture under which the Notes will be issued contains limited protection for holders of the Notes.

The indenture under which the Notes will be issued offers limited protection to holders of the Notes. The terms of the indenture and the Notes do not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have a material adverse impact on your investment in the Notes. In particular, the terms of the indenture and the Notes will not place any restrictions on our or our subsidiaries’ ability to:

●	issue securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to the Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Notes to the extent of the values of the assets securing such debt, (3) indebtedness of ours that is guaranteed by one or more of our subsidiaries and which therefore is structurally senior to the Notes and (4) securities, indebtedness or obligations issued or incurred by our subsidiaries that would be senior to our equity interests in those entities and therefore rank structurally senior to the Notes with respect to the assets of our subsidiaries, in each case other than an incurrence of indebtedness or other obligation that would cause a violation of Section 18(a)(1)(A) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions, whether or not we continue to be subject to such provisions of the 1940 Act, but giving effect, in each case, to any exemptive relief granted to us by the SEC. Currently, these provisions generally prohibit us from incurring additional borrowings, including through the issuance of additional debt securities, unless our asset coverage, as defined in the 1940 Act, equals at least 150% after such borrowings;

●	pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities ranking junior in right of payment to the Notes, including subordinated indebtedness, except that we have agreed that, for the period of time during which the Notes are outstanding, we will not violate Section 18(a)(1)(B) as modified by (i) Section 61(a)(2) of the 1940 Act or any successor provisions and after giving effect to any exemptive relief granted to us by the SEC and (ii) the following two exceptions: (A) we will be permitted to declare a cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions, but only up to such amount as is necessary for us to maintain our status as a RIC under subchapter M of the Code; and (B) this restriction will not be triggered unless and until such time as our asset coverage has not been in compliance with the minimum asset coverage required by Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions (after giving effect to any exemptive relief granted to us by the SEC) for more than six consecutive months. If Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act were currently applicable to us in connection with this offering, these provisions would generally prohibit us from declaring any cash dividend or distribution upon any class of our capital stock, or purchasing any such capital stock if our asset coverage, as defined in the 1940 Act, were below 150% at the time of the declaration of the dividend or distribution or the purchase and after deducting the amount of such dividend, distribution or purchase;

●	sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);

●	enter into transactions with affiliates;

●	create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;

●	make investments; or

●	create restrictions on the payment of dividends or other amounts to us from our subsidiaries.

In addition, the indenture (as defined under the caption “Description of the Notes”) will not require us to offer to purchase the Notes in connection with a change of control or any other event.

Furthermore, the terms of the indenture and the Notes do not protect holders of the Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, if any, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow, or liquidity.

Our ability to recapitalize, incur additional debt (including additional debt that matures prior to the maturity of the Notes), and take a number of other actions that are not limited by the terms of the Notes may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes or negatively affecting the trading value of the Notes.

Other debt we issue or incur in the future could contain more protections for its holders than the indenture and the Notes, including additional covenants and events of default. For example, the indenture under which the Notes are issued will not contain cross-default provisions that are contained in the Live Oak Credit Facility and the Valley Credit Facility. The issuance or incurrence of any such debt with incremental protections could affect the market for, trading levels, and prices of the Notes.

There is no existing trading market for the Notes, and, even if the NYSE approves the listing of the Notes, an active trading market for the Notes may not develop, which could limit your ability to sell the Notes and/or the market price of the Notes.

The Notes will be a new issue of debt securities for which there initially will not be a trading market. We intend to list the Notes on the NYSE within 30 days of the original issue date under the symbol “SAX.” However, there is no assurance that the Notes will be approved for listing on the NYSE.

Moreover, even if the listing of the Notes is approved, we cannot provide any assurances that an active trading market will develop or be maintained for the Notes or that you will be able to sell your Notes. If the Notes are traded after their initial issuance, they may trade at a discount to their initial offering price depending on prevailing interest rates, the market for similar securities, our credit ratings, if any, general economic conditions, our financial condition, performance and prospects and other factors. The underwriters have advised us that they intend to make a market in the Notes, but they are not obligated to do so. Any market-making activity will be subject to limits imposed by law, general economic conditions, or other relevant factors. The underwriters may discontinue any market-making in the Notes at any time at their sole discretion.

Accordingly, we cannot assure you that the Notes will be approved for listing on the NYSE, that a liquid trading market will develop or be maintained for the Notes, that you will be able to sell your Notes at a particular time or that the price you receive when you sell will be favorable. To the extent an active trading market does not develop, the liquidity and trading price for the Notes may be adversely affected. Accordingly, you may be required to bear the financial risk of an investment in the Notes for an indefinite period of time.

We may choose to redeem the Notes when prevailing interest rates are relatively low, which may adversely affect your return on the Notes.

On or after August 26, 2028, we may choose to redeem the Notes from time to time, especially when prevailing interest rates are lower than the rate borne by the Notes. If prevailing rates are lower at the time of redemption, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Notes being redeemed. Our redemption right also may adversely impact your ability to sell the Notes as the optional redemption date or period approaches.

The early redemption feature in our outstanding 7.25% 2029 Notes increases our dependence on certain key individuals and could result in early repayment obligations at a time when we may not have sufficient cash, which could trigger cross defaults under the Notes and our other indebtedness.

Our 7.25% 2029 Notes contain a provision that grants the holders the option to have the 7.25% 2029 Notes repaid prior to their stated maturity date if (i) we are no longer directly managed by Saratoga Investment Advisors or any of its affiliates, or if two or more of Christian L. Oberbeck, Michael J. Grisius, Thomas V. Inglesby, Charles G. Phillips or Henri J. Steenkamp cease to work or be employed on a full-time basis with respect to the business of Saratoga Investment Advisors at least the duties and responsibilities delegated to him as of the date of the indenture governing the 7.25% 2029 Notes and has not been promptly replaced by another person reasonably acceptable to the holders of the 7.25% 2029 Notes, or (ii) we violate Section 18(a)(1)(A) of the 1940 Act, as modified by Section 61(a)(2) of the 1940 Act. This early redemption feature increases our dependence on these key individuals. We may not repay the 7.25% 2029 Notes upon the occurrence of any such event because we may not have sufficient funds. In addition, our failure to purchase the 7.25% 2029 Notes upon the occurrence of any such event would cause an event of default under the indenture governing the 7.25% 2029 Notes and a cross-default under the agreements governing certain of our other indebtedness. Any such cross-default could result in the acceleration of our indebtedness, which would have a material adverse effect on our financial condition, results of operations and our ability to make payments on the Notes.

The amount of our debt outstanding will continue to be substantial following this offering, and if we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Notes.

Any default under the agreements governing our indebtedness, including a default under the Live Oak Credit Facility, the Valley Credit Facility, the indentures governing the 4.35% 2027 Notes, 6.25% 2027 Notes, the 8.00% 2027 Notes, the 8.125% 2027 Notes, the 8.50% 2028 Notes, the 7.25% 2029 Notes, the 7.25% 2030 Notes and the 7.50% 2031 Notes, or other indebtedness to which we may be a party, that is not waived by the required lenders or the holders, and the remedies sought by the lenders or the holders of such indebtedness could make us unable to pay principal, premium, if any, and interest on the Notes and substantially decrease the market value of the Notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, as applicable, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness (including the Live Oak Credit Facility, the Valley Credit Facility, the 4.35% 2027 Notes, the 6.25% 2027 Notes, the 8.00% 2027 Notes, the 8.125% 2027 Notes, the 8.50% 2028 Notes, the 7.25% 2029 Notes, the 7.25% 2030 Notes and the 7.50% 2031 Notes). In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under the Live Oak Credit Facility, the Valley Credit Facility, or other debt we may incur in the future could elect to terminate their commitment, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. In addition, any such default may constitute a default under the Notes, which could further limit our ability to repay our debt, including the Notes.

Our ability to generate sufficient cash flow in the future is, to some extent, subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control. We cannot assure you that our business will generate cash flow from operations, or that future borrowings will be available to us under the Live Oak Credit Facility, the Valley Credit Facility, or otherwise, in an amount sufficient to enable us to meet our payment obligations under the Notes, the 4.35% 2027 Notes, the 6.25% 2027 Notes, the 8.00% 2027 Notes, the 8.125% 2027 Notes, the 8.50% 2028 Notes, the 7.25% 2029 Notes, the 7.25% 2030 Notes, the 7.50% 2031 Notes, the Live Oak Credit Facility, the Valley Credit Facility, and to fund other liquidity needs.

If our operating performance declines and we are not able to generate sufficient cash flow to service our debt obligations, we may, in the future, need to refinance or restructure our debt, including any Notes sold, sell assets, reduce or delay capital investments, seek to raise additional capital or seek to obtain waivers from the required lenders under the Live Oak Credit Facility or the Valley Credit Facility, the holders of the 4.35% 2027 Notes, the 6.25% 2027 Notes, the 8.00% 2027 Notes, the 8.125% 2027 Notes, the 8.50% 2028 Notes, the 7.25% 2029 Notes, the 7.25% 2030 Notes, the 7.50% 2031 Notes, or other debt that we may incur in the future to avoid being in default. If we are unable to implement one or more of these alternatives, we may not be able to meet our payment obligations under the Notes and our other debt. If we breach our covenants under the Live Oak Credit Facility, the Valley Credit Facility, the 4.35% 2027 Notes, the 6.25% 2027 Notes, the 8.00% 2027 Notes, the 8.125% 2027 Notes, the 8.50% 2028 Notes, the 7.25% 2029 Notes, the 7.25% 2030 Notes, the 7.50% 2031 Notes, or our other debt and seek a waiver, we may not be able to obtain a waiver from the required lenders or the holders thereof. If this occurs, we would be in default under the Live Oak Credit Facility, the Valley Credit Facility, the 4.35% 2027 Notes, the 6.25% 2027 Notes, the 8.00% 2027 Notes, the 8.125% 2027 Notes, the 8.50% 2028 Notes, the 7.25% 2029 Notes, the 7.25% 2030 Notes, the 7.50% 2031 Notes, or other debt, the lenders or holders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. If we are unable to repay debt, lenders having secured obligations could proceed against the collateral securing the debt.

A downgrade, suspension or withdrawal of the credit rating assigned by a rating agency to us or the Notes or change in the debt markets could cause the liquidity or market value of the Notes to decline significantly.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor any underwriter undertakes any obligation to maintain our credit ratings or to advise holders of Notes of any changes in our credit ratings. There can be no assurance that our credit ratings will remain for any given period of time or that such credit ratings will not be lowered or withdrawn entirely by the rating agencies if in their judgment future circumstances relating to the basis of the credit ratings, such as adverse changes in the Company, so warrant. The conditions of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Notes.

We employ leverage, which magnifies the potential for gain or loss on amounts invested and may increase the risk of investing in us.

Borrowings, also known as leverage, magnify the potential for gain or loss on amounts invested and, therefore, increase the risks associated with investing in us. We borrow from and issue senior debt securities to banks and other lenders that is secured by a lien on our assets. Holders of these senior securities have fixed dollar claims on our assets that are superior to the claims of the holders of our securities. Leverage is generally considered a speculative investment technique. Any increase in our income in excess of interest payable on our outstanding indebtedness would cause our net income to increase more than it would have had we not incurred leverage, while any decrease in our income would cause net income to decline more sharply than it would have had we not incurred leverage. Such a decline could negatively affect our ability to make common stock distributions or scheduled debt payments, including with respect to the Notes. There can be no assurance that our leveraging strategy will be successful.

Our outstanding indebtedness imposes, and additional debt we may incur in the future will likely impose, financial and operating covenants that restrict our business activities, including limitations that could hinder our ability to finance additional loans and investments or to make the distributions required to maintain our RIC tax treatment. A failure to add new debt facilities or issue additional debt securities or other evidences of indebtedness in lieu of or in addition to existing indebtedness could have a material adverse effect on our business, financial condition or results of operations.

As of August 17, 2026, we had $37.5 million in outstanding borrowings under the Live Oak Credit Facility, $32.5 million in outstanding borrowings under the Valley Credit Facility, $213.0 million in SBA-guaranteed debentures outstanding and $75.0 million, $15.0 million, $46.0 million, $60.375 million, $57.5 million, $25.0 million, $50.0 million and $100.0 million, respectively, in aggregate principal amount outstanding of the 4.35% 2027 Notes, the 6.25% 2027 Notes, the 8.00% 2027 Notes, the 8.125% 2027 Notes, the 8.50% 2028 Notes, the 7.25% 2029 Notes, the 7.25% 2030 Notes, and the 7.50% 2031 Notes. We may incur additional indebtedness in the future, including, but not limited to, borrowings under the Live Oak Credit Facility, the Valley Credit Facility or the issuance of additional debt securities in one or more public or private offerings, although there can be no assurance that we will be successful in doing so. Our ability to service our debt depends largely on our financial performance and is subject to prevailing economic conditions and competitive pressures. The amount of leverage that we employ at any particular time will depend on our management’s and our board of directors’ assessment of market and other factors at the time of any proposed borrowing.

As a BDC, we are generally required to meet a coverage ratio at least equal to 150% of total assets to total borrowings and other senior securities, which include all of our borrowings (other than the SBA-guaranteed debentures issued by the SBIC Subsidiaries under the terms of SEC exemptive relief) and any preferred stock we may issue in the future. If this ratio declines below 150%, we may not be able to incur additional debt and may need to sell a portion of our investments to repay some debt when it is disadvantageous to do so, and we may not be able to make distributions to our stockholders. Additionally, because the SBA-guaranteed debentures are excluded from the calculation of our asset ratio coverage for purpose of compliance with the 1940 Act under the terms of our SEC exemptive relief, we may have a ratio of total assets to borrowings (including the SBA-guaranteed debentures) greater than 150% and our asset coverage ratio may not fully reflect the risks relating to our outstanding debt and capitalization. For example, our asset coverage ratio as of May 31, 2026 was 162.6%. However, including SBA-guaranteed debentures, our total assets to total borrowings would be 146.3% as of May 31, 2026.

NOTE ABOUT FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus relating to this offering of the Notes may contain forward-looking statements, which can be identified by the use of forward-looking terminology such as “may,” “predict,” “will,” “continue,” “likely,” “would,” “could,” “should,” “expect,” “anticipate,” “potential,” “estimate,” “indicate,” “seek,” “believe,” “target,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. The matters described in the section titled “Risk Factors” in the accompanying prospectus and our most recent Annual Report on Form 10-K which is incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as subsequent filings with the SEC, or in any free writing prospectus relating to this offering and certain other factors noted throughout or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus relating to this offering constitute cautionary statements identifying important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. We undertake no obligation to revise or update any forward-looking statements but advise you to consult any additional disclosures that we may make directly to you or through reports that we may file in the future with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements. The forward-looking statements included or incorporated by reference in this prospectus supplement, the accompanying prospectus, and in any free writing prospectus relating to this offering of the Notes may include statements as to:

●	our future operating results;

●	the introduction, withdrawal, success and timing of business initiatives and strategies;

●	changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in the value of our assets;

●	the relative and absolute investment performance and operations of our investment adviser;

●	the impact of increased competition;

●	our ability to turn potential investment opportunities into transactions and thereafter into completed and successful investments;

●	the unfavorable resolution of any future legal proceedings;

●	our business prospects and the operational and financial performance of our portfolio companies, including our ability to achieve our and their respective objectives as a result of the current economic conditions caused by, among other things, elevated levels of inflation, and uncertainty relating to the interest rate environment, and the effects of the disruptions caused thereby on our ability to continue to effectively manage our business;

●	the impact of interest rate volatility, including the uncertainty relating to the interest rate environment, could adversely affect our results, particularly if we elect to use leverage as part of our investment strategy;

●	the impact of investments that we expect to make and future acquisitions and divestitures;

●	our contractual arrangements and relationships with third parties;

●	the dependence of our future success on the general economy and its impact on the industries in which we invest;

●	the ability of our portfolio companies to achieve their objectives;

●	our expected financings and investments;

●	our regulatory structure and tax treatment, including our ability to operate as a BDC, or to operate our SBIC Subsidiaries, and to continue to qualify to be taxed as a RIC;

●	the adequacy of our cash resources and working capital;

●	the timing of cash flows, if any, from the operations of our portfolio companies;

●	the impact of supply chain constraints and labor difficulties on our portfolio companies and the global economy;

●	the elevated level of inflation, and its impact on our portfolio companies and on the industries in which we invest;

●	the uncertainty associated with the imposition of tariffs and trade barriers and changes in trade policy and its impact on our portfolio companies and the global economy;

●	the impact of geopolitical conditions on our portfolio companies and on the industries in which we invest, including the conflict between Ukraine and Russia and turmoil in Europe and the Middle East, and their impact on financial market volatility, global economic markets, and various sectors, industries and markets for commodities globally, such as oil and natural gas;

●	the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to us or our investment adviser;

●	the impact of changes to tax legislation and, generally, our tax position;

●	our ability to access capital and any future financings by us;

●	the ability of our investment adviser to attract and retain highly talented professionals; and

●	the ability of our investment adviser to locate suitable investments for us and to monitor and effectively administer our investments.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. In addition to other information included or incorporated by reference in this prospectus supplement, please read carefully the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and any other documents that we may file with the SEC, as well as the sections entitled “Supplementary Risk Factors” in this prospectus supplement and “Note About Forward-Looking Statements” in the accompanying prospectus, before making any investment in the Notes.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from the sale of the $85,000,000 aggregate principal amount of Notes in this offering will be approximately $82,043,750 (or approximately $94,395,312 if the underwriters fully exercise their over-allotment option), in each case, based on a public offering price of 100% of par, after deducting the underwriting discount of $2,656,250 (or $3,054,688 if the underwriters fully exercise their over-allotment option) payable by us and estimated offering expenses of approximately $300,000 payable by us.

We intend to use the net proceeds from the sale of the Notes and available cash to redeem in full the outstanding 6.00% 2027 Notes.

As of August 17, 2026, the aggregate principal amount outstanding under the 6.00% 2027 Notes was $105.5 million. The 6.00% 2027 Notes bear interest at a rate of 6.00% per year.

CAPITALIZATION

The following table sets forth our capitalization:

(a)	on an actual basis as of May 31, 2026;

(b)

on an as adjusted basis for the sale of $85.0 million aggregate principal amount of the Notes offered hereby (assuming no exercise of the option to purchase additional Notes) based on the purchase price paid by the underwriters of 96.875% of the aggregate principal amount of the Notes, after deducting estimated offering expenses of approximately $0.3 million payable by us, and the application of the proceeds thereof.

This table should be read together with “Use of Proceeds” and “Underwriting” included in this prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the accompanying prospectus and our most recent consolidated financial statements and notes thereto included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of May 31, 2026 (unaudited)
		As Adjusted
	Actual	for this Offering(1)
Cash and cash equivalents(2)	$46,140,915	$22,684,665
Cash and cash equivalents, reserve accounts	$14,667,902	$14,667,902
Total cash and cash equivalents	$60,808,817	$37,352,567
Borrowings:
Live Oak Credit Facility(3)	$37,500,000	$37,500,000
Valley Credit Facility(3)	32,500,000	32,500,000
SBA debentures payable(3)	213,000,000	213,000,000
4.35% 2027 Notes(4)	75,000,000	75,000,000
6.00% 2027 Notes(4)	105,500,000	—
6.25% 2027 Notes(3)	15,000,000	15,000,000
8.00% 2027 Notes(3)	46,000,000	46,000,000
8.125% 2027 Notes(3)	60,375,000	60,375,000
8.50% 2028 Notes(3)	57,500,000	57,500,000
7.25% 2029 Notes(3)	25,000,000	25,000,000
7.25% 2030 Notes(3)	50,000,000	50,000,000
7.50% 2031 Notes(3)	100,000,000	100,000,000
Notes offered hereby(3)	—	85,000,000
Stockholders’ equity:
Common stock, par value $0.001 per share (100,000,000 shares authorized; 16,289,025 shares issued and outstanding)	16,289	16,289
Capital in excess of par value	440,588,956	440,588,956
Total distributable deficit	(62,150,287)	(62,150,287)
Total net assets	$378,454,958	$378,454,958
Total liabilities and net assets	$1,197,424,182	$1,173,967,932
Net asset value per share	$23.23	$23.23

(1)

The above table is not adjusted to give effect to any cash received by us in connection with our investments subsequent to the fiscal quarter ended May 31, 2026. As of August 17, 2026, the cash and cash equivalents and the cash and cash equivalents, reserve accounts held by us totaled approximately $38.4 million. After giving effect to the issuance of the Notes and the application of proceeds therefrom as described under “Use of Proceeds,” we would have had approximately $14.9 million of cash and cash equivalents and cash and cash equivalents, reserve accounts as of August 17, 2026.

(2)	Proceeds from the Notes offered hereby are reflected net of customary fees or underwriting commissions, as applicable, and estimated offering expenses.

(3)	Before deduction of deferred debt financing costs.

(4)	Before discount on debt issuance and deduction of deferred debt financing costs.

DESCRIPTION OF THE NOTES

The Notes will be issued under a base indenture dated May 10, 2013, and an eighteenth supplemental indenture thereto, to be entered into between us and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee. We refer to the indenture and the eighteenth supplemental indenture collectively as the “indenture” and to U.S. Bank Trust Company, National Association as the “trustee.” The Notes are governed by the indenture, as required by federal law for all bonds and notes of companies that are publicly offered. An indenture is a contract between us and the financial institution acting as trustee on your behalf and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “— Events of Default — Remedies if an Event of Default Occurs” below. Second, the trustee performs certain administrative duties for us with respect to the Notes.

This section includes a summary description of the material terms of the Notes and the indenture. Because this section is a summary, however, it does not describe every aspect of the Notes and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the Notes. The base indenture has been attached as an exhibit to the registration statement of which this prospectus supplement is a part and the eighteenth supplemental indenture will be attached as an exhibit to a Current Report on Form 8-K, which will be incorporated by reference into this prospectus supplement, in each case, as filed or as will be filed with the SEC. See “Available Information” in this prospectus supplement for information on how to obtain a copy of the indenture.

General

The Notes will mature on August 31, 2031. The principal payable at maturity will be 100% of the aggregate principal amount. The interest rate of the Notes is 8.00% per year and will be paid every February 28, May 31, August 31, and November 30, beginning November 30, 2026, and the regular record dates for interest payments will be every February 15, May 15, August 15, and November 15, beginning November 15, 2026. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment. The initial interest period will be the period from and including August 26, 2026, to, but excluding, the initial interest payment date, and the subsequent interest periods will be the periods from and including an interest payment date to, but excluding, the next interest payment date or the stated maturity date, as the case may be.

The term “business day” means, with respect to any Note, each Monday, Tuesday, Wednesday, Thursday, and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

We will issue the Notes in denominations of $25 and integral multiples of $25 in excess thereof. The Notes will not be subject to any sinking fund and holders of the Notes will not have the option to have the Notes repaid prior to the stated maturity date.

Except as described under the captions “— Events of Default,” “— Other Covenants,” and “— Merger or Consolidation” in this prospectus, the indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

The indenture does not limit the amount of debt (including secured debt) that may be issued by us or our subsidiaries under the indenture or otherwise, but does contain a covenant regarding our asset coverage that would have to be satisfied at the time of our incurrence of additional indebtedness. See “— Other Covenants” and “— Events of Default.” Other than the foregoing and as described under “— Other Covenants” and “— Events of Default” below, the indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our other securities. The indenture does not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction involving us or if our credit rating declines as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect your investment in the Notes.

We may, without the consent of the holders of the Notes, issue additional notes under the indenture with the same terms (except for the issue date, public offering price, and if applicable, the initial interest payment date) and with the same CUSIP numbers as the Notes offered hereby in an unlimited aggregate principal amount; provided that such additional notes must be treated as part of the same issue as the Notes offered hereby for U.S. federal income tax purposes. In addition, we have the ability to issue indenture securities with terms different from the Notes.

Optional Redemption

The Notes may be redeemed in whole or in part at any time or from time to time at our option on or after August 26, 2028, upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof, at a redemption price of 100% of the outstanding principal amount of the Notes to be redeemed plus accrued and unpaid interest payments otherwise payable thereon for the then-current quarterly interest period accrued thereon to, but not including, the redemption date.

You may be prevented from exchanging or transferring the Notes when they are subject to redemption. In case any Notes are to be redeemed in part only, the redemption notice will provide that, upon surrender of such Note, you will receive, without a charge, a new Note or Notes of authorized denominations representing the principal amount of your remaining unredeemed Notes. Any exercise of our option to redeem the Notes will be done in compliance with the indenture, the terms of the Live Oak Credit Facility, the Valley Credit Facility and the 1940 Act, to the extent applicable.

If we redeem only some of the Notes, the trustee or, with respect to global securities, DTC will determine the method for selection of the particular Notes to be redeemed, in accordance with the indenture and the 1940 Act, to the extent applicable, and in accordance with the rules of any national securities exchange or quotation system on which the Notes are listed. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Notes called for redemption.

Global Securities

Each Note will be issued in book-entry form and represented by a global security that we deposit with and register in the name of The Depository Trust Company, New York, New York, known as DTC, or its nominee. A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all the Notes represented by a global security, and investors will be permitted to own only beneficial interests in a global security. For more information about these arrangements, see “— Book-Entry Procedures” below.

Termination of a Global Security

If a global security is terminated for any reason, interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated Notes directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders.

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records as the owner of the Notes at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the Note on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling the Notes must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the Notes to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Payments on Global Securities

We will make payments on the Notes so long as they are represented by a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “— Book-Entry Procedures” below.

Payments on Certificated Securities

In the event the Notes become represented by certificated securities, we will make payments on the Notes as follows. We will pay interest that is due on an interest payment date to the holder of the Notes as shown on the trustee’s records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, New York and/or at other offices that may be specified in the indenture or a notice to holders against surrender of the Note.

Alternatively, at our option, we may pay any cash interest that becomes due on the Notes by mailing a check to the holder at his, her or its address shown on the trustee’s records as of the close of business on the regular record date or by transfer to an account at a bank in the United States, in either case, on the due date.

Payment When Offices Are Closed

If any payment is due on the Notes on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date. Such payment will not result in a default under the Notes or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on the Notes.

Events of Default

You will have rights if an Event of Default occurs in respect of the Notes and the Event of Default is not cured, as described later in this subsection.

The term “Event of Default” in respect of the Notes means any of the following:

●	we do not pay the principal (or premium, if any) of any Note when due;

●	we do not pay interest on any Note when due, and such default is not cured within 30 days;

●	we remain in breach of any other covenant in respect of the Notes for 60 days after we receive a written notice of default stating we are in breach (the notice must be sent by either the trustee or holders of at least 25% of the principal amount of the outstanding Notes);

●	we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and in the case of certain orders or decrees entered against us under bankruptcy law, such order or decree remains undischarged or unstayed for a period of 60 days; or

●	on the last business day of each of twenty-four consecutive calendar months, the Notes have the asset coverage, as defined in the 1940 Act, of less than 100% after giving effect to any exemptive relief granted to us by the SEC.

An Event of Default for the Notes may, but does not necessarily, constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of the Notes of any default, except in the payment of principal or interest, if it in good faith considers the withholding of notice to be in the best interests of the holders.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of the Notes may declare the entire principal amount of all the Notes to be due and immediately payable. This is called a declaration of acceleration of maturity. In certain circumstances, a declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the Notes if (1) we have deposited with the trustee all amounts due and owing with respect to the Notes (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (2) any other Events of Default have been cured or waived.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the Notes, the following must occur:

●	you must give the trustee written notice that an Event of Default has occurred and remains uncured;

●	the holders of at least 25% in principal amount of all the Notes must make a written request that the trustee take action because of the default and must offer reasonable indemnity and/or security to the trustee against the cost and other liabilities of taking that action;

●	the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity and/or security; and

●	the holders of a majority in principal amount of the Notes must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your Notes on or after the due date.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

Each year, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the Notes, or else specifying any default.

Waiver of Default

The holders of a majority in principal amount of the Notes may waive any past defaults other than:

●	the payment of principal or interest; or

●	in respect of a covenant that cannot be modified or amended without the consent of each holder.

Merger or Consolidation

Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

●	where we merge out of existence or convey or transfer our assets substantially as an entirety, the resulting entity must agree to be legally responsible for our obligations under the Notes;

●	the merger or sale of assets must not cause a default on the Notes and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “Events of Default” above. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded; and

●	we must deliver certain certificates and documents to the trustee.

Modification or Waiver

There are three types of changes we can make to the indenture and the Notes issued thereunder.

Changes Requiring Your Approval

First, there are changes that we cannot make to your Notes without your specific approval. The following is a list of those types of changes:

●	change the stated maturity of the principal of or interest on the Notes;

●	reduce any amounts due on the Notes;

●	reduce the amount of principal payable upon acceleration of the maturity of a Note following a default;

●	impair your right to sue for payment;

●	reduce the percentage of holders of Notes whose consent is needed to modify or amend the indenture; and

●	reduce the percentage of holders of Notes whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the Notes. This type is limited to clarifications and certain other changes that would not adversely affect holders of the Notes in any material respect.

Changes Requiring Majority Approval

Any other change to the indenture and the Notes would require the following approval:

●	if the change affects only the Notes, it must be approved by the holders of a majority in principal amount of the Notes; and

●	if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “— Changes Requiring Your Approval.”

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal to attribute to the Notes:

The Notes will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. The Notes will also not be eligible to vote if they have been fully defeased as described later under “— Defeasance — Full Defeasance” below.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of the Notes that are entitled to vote or take other action under the indenture. However, the record date may not be more than 30 days before the date of the first solicitation of holders to vote on or take such action. If we set a record date for a vote or other action to be taken by holders of the Notes, that vote or action may be taken only by persons who are holders of the Notes on the record date and must be taken within eleven months following the record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the Notes or request a waiver.

Defeasance

The following defeasance provisions will be applicable to the Notes. “Defeasance” means that, by depositing with a trustee an amount of cash and/or government securities sufficient to pay all principal and interest, if any, on the Notes when due and satisfying any additional conditions noted below, we will be deemed to have been discharged from our obligations under the Notes. In the event of a “covenant defeasance,” upon depositing such funds and satisfying similar conditions discussed below we would be released from certain covenants under the indenture relating to the Notes.

Covenant Defeasance

Under current U.S. federal income tax law and the indenture, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the Notes were issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your Notes. If we achieve covenant defeasance and your Notes were subordinated as described under “Indenture Provisions — Ranking” below, such subordination would not prevent the trustee under the indenture from applying the funds available to it from the deposit described in the first bullet to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debtholders. In order to achieve covenant defeasance, we must do the following:

●	because the Notes are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of the Notes a combination of cash and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Notes on their various due dates;

●	we must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the Notes any differently than if we did not make the deposit;

●	we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with;

●	defeasance must not result in a breach or violation of, or result in a default under, the indenture or any of our other material agreements or instruments; and

●	no default or event of default with respect to the Notes shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

If we accomplish covenant defeasance, you can still look to us for repayment of the Notes if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the Notes became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance

If there is a change in U.S. federal income tax law, as described below, we can legally release ourselves from all payment and other obligations on the Notes (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

●	since the Notes are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of the Notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Notes on their various due dates;

●	we must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an Internal Revenue Service (“IRS”) ruling that allows us to make the above deposit without causing you to be taxed on the Notes any differently than if we did not make the deposit. Under current U.S. federal tax law the deposit and our legal release from the Notes would be treated as though we paid you your shares of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your Notes and you would recognize gain or loss on the Notes at the time of the deposit;

●	we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with;

●	defeasance must not result in a breach or violation of, or constitute a default under, the indenture or any of our other material agreements or instruments; and

●	no default or event of default with respect to the Notes shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the Notes. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If your Notes were subordinated as described later under “— Indenture Provisions — Ranking,” such subordination would not prevent the trustee under the Indenture from applying the funds available to it from the deposit referred to in the first bullet of the preceding paragraph to the payment of amounts due in respect of such Notes for the benefit of the subordinated debtholders.

Other Covenants

In addition to any other covenants described in this prospectus supplement and the accompanying prospectus, as well as standard covenants relating to payment of principal and interest, maintaining an office where payments may be made or securities can be surrendered for payment, payment of taxes by the Company and related matters, the following covenants will apply to the Notes:

●	We agree that for the period of time during which the Notes are outstanding, we will not violate Section 18(a)(1)(A) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions, whether or not we continue to be subject to such provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to us by the SEC. Currently, these provisions generally prohibit us from incurring additional borrowings, including through the issuance of additional debt securities, unless our asset coverage, as defined in the 1940 Act, equals at least 150% after such borrowings.

●	We agree that for the period of time during which the Notes are outstanding, we will not violate Section 18(a)(1)(B) as modified by (i) Section 61(a)(2) of the 1940 Act or any successor provisions and after giving effect to any exemptive relief granted to us by the SEC and (ii) the two other exceptions set forth below. These statutory provisions of the 1940 Act are not currently applicable to us and will not be applicable to us as a result of this offering. However, if Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act were currently applicable to us in connection with this offering, these provisions would generally prohibit us from declaring any cash dividend or distribution upon any class of our capital stock or purchasing any such capital stock if our asset coverage, as defined in the 1940 Act, was below 150% at the time of the declaration of the dividend or distribution or the purchase and after deducting the amount of such dividend, distribution, or purchase. Under the covenant, we will be permitted to declare a cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions, but only up to such amount as is necessary for us to maintain our status as a RIC under subchapter M of the Code. Furthermore, the covenant will not be triggered unless and until such time as our asset coverage has not been in compliance with the minimum asset coverage required by Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions (after giving effect to any exemptive relief granted to us by the SEC) for more than six consecutive months.

●	If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with applicable U.S. GAAP.

Credit Rating Maintenance

Under the underwriting agreement, the Company has agreed to use commercially reasonable efforts to maintain a credit rating on the Notes by an NRSRO. Lucid Capital Markets, on behalf of the underwriters, at its sole discretion, may waive the requirement to maintain a rating at any time.

Form, Exchange and Transfer of Certificated Registered Securities

If registered Notes cease to be issued in book-entry form, they will be issued:

●	only in fully registered certificated form;

●	without interest coupons; and

●	unless we indicate otherwise, in denominations of $25 and amounts that are multiples of $25.

Holders may exchange their certificated securities for Notes of smaller denominations or combined into fewer Notes of larger denominations, as long as the total principal amount is not changed and as long as the denomination is equal to or greater than $25.

Holders may exchange or transfer their certificated securities at the office of the trustee. We have appointed the trustee to act as our agent for registering Notes in the names of holders transferring Notes. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We also may approve a change in the office through which any transfer agent acts.

If any certificated securities of a particular series are redeemable and we redeem less than all the Notes, we may block the transfer or exchange of those Notes selected for redemption during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We also may refuse to register transfers or exchanges of any certificated Notes selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any Note that will be partially redeemed.

If registered Notes are issued in book-entry form, only the depositary will be entitled to transfer and exchange the Notes as described in this subsection, since it will be the sole holder of the Notes.

Resignation of Trustee

The trustee may resign or be removed with respect to the Notes provided that a successor trustee is appointed to act with respect to the Notes. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Indenture Provisions — Ranking

The Notes will be our direct unsecured obligations and will rank:

●

pari passu with our other outstanding and future unsecured, unsubordinated indebtedness, including, as of August 17, 2026, $75.0 million principal amount outstanding of 4.35% 2027 Notes, $105.5 million principal amount outstanding of 6.00% 2027 Notes (which intend to redeem in full using the proceeds from this offering and available cash), $15.0 million principal amount outstanding of 6.25% 2027 Notes, $46.0 million principal amount outstanding of 8.00% 2027 Notes, $60.375 million principal amount outstanding of 8.125% 2027 Notes, $57.5 million principal amount outstanding of 8.50% 2028 Notes, $25.0 million principal amount outstanding of 7.25% 2029 Notes, $50.0 million principal amount outstanding of 7.25% 2030 Notes, and $100.0 million principal amount outstanding of 7.50% 2031 Notes;

●	senior to any of our future indebtedness that expressly provides it is subordinated to the Notes. We currently do not have outstanding debt that is subordinated to the Notes and do not currently intend to issue indebtedness that expressly provides that it is subordinated to the Notes. Therefore, the Notes will not be senior to any indebtedness or obligations;

●	effectively subordinated to all of our existing and future secured indebtedness (including indebtedness that is initially unsecured to which we have granted or subsequently grant security), to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the Notes, and any assets of our subsidiaries will not be directly available to satisfy the claims of our creditors, including holders of the Notes; and

●	structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries because the Notes are obligations exclusively of Saratoga Investment Corp. and not of any of our subsidiaries. Structural subordination means that creditors of a parent entity are subordinate to creditors of a subsidiary entity with respect to the subsidiary’s assets. Upon issuance of the Notes, the Notes will be structurally subordinated to the borrowings under the Live Oak Credit Facility and the Valley Credit Facility, of which $37.5 million and $32.5 million, respectively, is outstanding thereunder as of August 17, 2026, and the $213.0 million in SBA-guaranteed debentures of the SBIC Subsidiaries outstanding as of August 17, 2026;

Book-Entry Procedures

The Notes will be represented by global securities that will be deposited and registered in the name of DTC or its nominee. This means that, except in limited circumstances, you will not receive certificates for the Notes.

Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Notes through either DTC, if they are a participant, or indirectly through organizations that are participants in DTC.

The Notes will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered certificate will be issued for each issuance of the Notes, in the aggregate principal amount thereof, and will be deposited with DTC. Interests in the Notes will trade in DTC’s Same Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. None of the Company, the trustee or the Paying Agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).

DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has a Standard & Poor’s rating of AA+. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of the Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each actual purchaser of each security, or the “Beneficial Owner,” is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Notes, except in the event that use of the book-entry system for the Notes is discontinued.

To facilitate subsequent transfers, all Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts the Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the Notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Redemption proceeds, distributions, and interest payments on the Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC nor its nominee, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, but disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to us or to the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor any of the underwriters take any responsibility for the accuracy thereof.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary describes certain U.S. federal income tax consequences applicable to an investment in the Notes. This summary does not purport to be a complete description of the U.S. federal income tax considerations applicable to such an investment. The summary is based upon the Code, U.S. Treasury regulations, and administrative and judicial interpretations, each as of the date of this prospectus supplement and all of which are subject to change at any time, potentially with retroactive effect, or to different interpretations, which could affect the continuing validity of this discussion and be applied in a manner that could adversely affect a holder of the Notes. We cannot assure you that the IRS will not challenge one or more of the tax consequences described in this summary, and we have not obtained, nor do we intend to obtain, any ruling from the IRS or opinion of counsel with respect to the tax consequences of an investment in the Notes. Investors should consult their own tax advisors with respect to tax considerations that pertain to their investment in the Notes.

This summary discusses only Notes held as capital assets within the meaning of the Code (generally, property held for investment purposes) and does not purport to address persons in special tax situations, such as banks and other financial institutions, insurance companies, controlled foreign corporations, passive foreign investment companies, real estate investment trusts and RICs (and shareholders of such corporations), dealers in securities or currencies, traders in securities, certain former citizens or long-term residents of the United States, persons holding the Notes as a position in a “straddle,” “hedge,” “constructive sale transaction,” “conversion transaction,” “wash sale” or other integrated transaction for U.S. federal income tax purposes, entities that are tax-exempt for U.S. federal income tax purposes, retirement plans, individual retirement accounts, tax-deferred accounts, persons subject to the alternative minimum tax, pass-through entities (including partnerships and entities and arrangements classified as partnerships for U.S. federal income tax purposes) and beneficial owners of pass-through entities, or U.S. holders (as defined below) whose functional currency (as defined in the Code) is not the U.S. dollar. It also does not address beneficial owners of the Notes other than original purchasers of the Notes who acquire the Notes in this offering for cash at a price equal to their issue price (i.e., the first price at which a substantial amount of the Notes is sold for money to investors (other than to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placements agents or wholesalers)). This discussion also does not address the U.S. federal income tax consequences to beneficial owners of the Notes subject to the special tax accounting rules under Section 451(b) of the Code. In addition, this summary only addresses U.S. federal income tax consequences, and does not address other U.S. federal tax consequences, including, for example, estate or gift tax consequences. This summary also does not address any U.S. state or local or non-U.S. tax consequences. Investors considering purchasing the Notes should consult their own tax advisors concerning the application of the U.S. federal income tax laws to their individual circumstances, as well as any consequences to such investors relating to purchasing, owning and disposing of the Notes under the laws of any state, local, foreign or other taxing jurisdiction.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more “United States persons” (within the meaning of the Code) that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a “United States person” (within the meaning of the Code); or

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source.

A “Non-U.S. holder” is a beneficial owner of a Note who is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds any Notes, the U.S. federal income tax treatment of a partner of the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships holding Notes, and persons holding interests in such partnerships, should each consult their own tax advisors as to the consequences of investing in the Notes in their individual circumstances.

Taxation of U.S. Holders

The following is a summary of certain U.S. federal income tax consequences that will apply to you if you are a “U.S. holder” of a Note.

Payments of Interest

The following discussion assumes that the Notes will be issued with no original issue discount or a de minimis amount of original issue discount for U.S. federal income tax purposes. Payments or accruals of interest on a Note generally will be taxable to a U.S. holder as ordinary interest income at the time they are received (actually or constructively) or accrued, in accordance with the U.S. holder’s regular method of tax accounting.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of a Note

Upon the sale, exchange, redemption, retirement or other taxable disposition of a Note, a U.S. holder generally will recognize capital gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, redemption, retirement or other taxable disposition (excluding amounts representing accrued and unpaid interest, which are treated as ordinary interest income to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in the Note. A U.S. holder’s adjusted tax basis in a Note generally will equal the U.S. holder’s initial investment in the Note less any principal payments received by the U.S. holder. Any gain or loss generally will be long-term capital gain or loss if the Note was held for more than one year at the time of disposition. Otherwise, such gain or loss will be a short-term gain or loss. Long-term capital gains recognized by individuals and certain other non-corporate U.S. holders generally are eligible for reduced rates of tax. The deductibility of capital losses may be subject to limitations under the Code.

Additional Tax on Net Investment Income

An additional surtax of 3.8% is imposed on certain “net investment income” (or “undistributed net investment income,” in the case of certain U.S. holders that are estates and trusts) received by individuals with modified adjusted gross incomes in excess of $200,000 ($250,000 in the case of married individuals filing jointly and $125,000 in the case of married individuals filing a separate return) and certain estates and trusts. “Net investment income” generally includes interest payments on, and gain recognized from the sale, exchange, redemption, retirement or other taxable disposition of, the Notes, less certain deductions. U.S. holders should consult their own tax advisors regarding the effect, if any, of this surtax on their ownership and disposition of the Notes.

Backup Withholding and Information Reporting

A U.S. holder may be subject to information reporting and backup withholding when such U.S. holder receives interest payments on the Notes held by such U.S. holders or upon the proceeds received upon the sale or other disposition of such Notes (including a redemption or retirement of the Notes). Certain U.S. holders, such as corporations, generally are not subject to information reporting or backup withholding. A U.S. holder will be subject to backup withholding if such U.S. holder is not otherwise exempt and:

●	such U.S. holder fails to furnish the U.S. holder’s taxpayer identification number (“TIN”), which, for an individual, generally is his or her social security number;

●	the IRS notifies the payor that such U.S. holder furnished an incorrect TIN;

●	we are notified by the IRS that the U.S. holder has failed properly to report payments of interest or dividends; or

●	such U.S. holder fails to certify, under penalties of perjury, on an IRS Form W-9 (Request for Taxpayer Identification Number and Certification) or a suitable substitute form (or other applicable certificate), that the U.S. holder has furnished a correct TIN and that the IRS has not notified the U.S. holder that the U.S. holder is subject to backup withholding.

U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax, and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund if they timely provide certain information to the IRS.

Taxation of Non-U.S. Holders

The following is a summary of certain U.S. federal income tax consequences that will apply to you if you are a “Non-U.S. holder” of a Note. Non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them including any reporting requirements.

Interest on the Notes

Subject to the discussions below, concerning backup withholding and FATCA (as defined below), generally, stated interest paid or accrued to a Non-U.S. holder that is not effectively connected with the Non-U.S. holder’s conduct of a trade or business in the United States (a “U.S. trade or business”) is subject to withholding tax imposed at a rate of 30% (or, if applicable, a reduced rate pursuant to an applicable income tax treaty). Nevertheless, interest paid or accrued on a Note to a Non-U.S. holder that is not effectively connected with the Non-U.S. holder’s conduct of a U.S. trade or business generally will not be subject to U.S. federal withholding tax provided that:

●	such Non-U.S. holder does not directly, indirectly or constructively own 10% or more of the total combined voting power of all classes of our voting stock;

●	such Non-U.S. holder is neither a controlled foreign corporation that is related to us through direct, indirect or constructive stock ownership nor a bank that received such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

●	one of the following applies: (1) such Non-U.S. holder certifies, prior to the payment of interest, in a statement (generally, a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or a suitable substitute) provided to us or the paying agent, under penalties of perjury, that it is the beneficial owner of the Notes and not a “United States person” within the meaning of the Code and provides its name and address, (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the Note on behalf of such Non-U.S. holder certifies to us or the paying agent, prior to the payment of interest, under penalties of perjury that it, or the financial institution between it and the Non-U.S. holder, has received from the Non-U.S. holder a statement, under penalties of perjury, that such Non-U.S. holder is the beneficial owner of the Notes and is not a United States person and provides us or the paying agent with a copy of such statement or (3) such Non-U.S. holder holds its Note through a “qualified intermediary” and certain conditions are satisfied.

Even if the above conditions are not met, a Non-U.S. holder generally will be entitled to a reduction in or an exemption from U.S. federal withholding tax on interest if the Non-U.S. holder provides us or our paying agent, prior to the payment of interest, with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or a suitable substitute form claiming an exemption from or reduction of the U.S. federal withholding tax under the benefit of an income tax treaty between the United States and the Non-U.S. holder’s country of residence. A Non-U.S. holder is required to inform the recipient of any change in the information on such statement within 30 days of such change. Special certification rules apply if a Non-U.S. holder holds its Note through a pass-through entity or who hold a Note through an agent or intermediary.

If any interest on the Notes is effectively connected with a Non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, such Non-U.S. holder maintains a permanent establishment in the United States to which such interest is attributable), then the interest income generally will be subject to U.S. federal income tax at regular income tax rates in the same manner as if such Non-U.S. holder were a U.S. holder (but without regard to the additional tax on net investment income described above). Effectively connected interest income will not be subject to U.S. federal withholding tax if the Non-U.S. holder satisfies certain certification requirements by providing to the applicable withholding agent a properly executed IRS Form W-8ECI (or successor form). In addition, if a Non-U.S. holder is a corporation, the portion of such Non-U.S. holder’s earnings and profits that are effectively connected with such Non-U.S. holder’s conduct of a U.S. trade or business may also be subject to a “branch profits tax” at a 30% rate, unless an applicable income tax treaty provides for a lower rate.

Disposition of the Notes

Subject to the discussions of backup withholding and FATCA (as defined below), a Non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale, redemption, exchange, retirement, or other taxable disposition of a Note unless:

●	the gain is effectively connected with the conduct by such Non-U.S. holder of a U.S. trade or business (and, if required by an applicable income tax treaty, such Non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable), in which case, the Non-U.S. holder will be required to pay U.S. federal income tax on the net gain derived from the sale or other taxable disposition generally in the same manner as if such Non-U.S. holder were a U.S. holder, and if such Non-U.S. holder is a foreign corporation, it may also be required to pay an additional branch profits tax at a 30% rate (or a lower rate if so specified by an applicable income tax treaty);

●	such Non-U.S. holder is a non-resident alien individual who has been present in the United States for 183 days or more in the taxable year of disposition, certain other requirements are met, and the Non-U.S. holder is not eligible for relief under an applicable income tax treaty, in which case, the Non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% (or, if applicable, a reduced rate pursuant to an applicable income tax treaty) on the gain derived from the sale or other taxable disposition, which may be offset by certain U.S. source capital losses; or

●	a portion of the gain is attributable to accrued but unpaid interest, in which case such amounts would be subject to tax as described above in “— Interest on the Notes.”

Certain other exceptions may be applicable, and Non-U.S. holders should consult their own tax advisors with regard to whether taxes will be imposed on a sale or other taxable disposition of a Note in their individual circumstances.

Backup Withholding and Information Reporting

The amount of interest that we pay to any documented Non-U.S. holder on the Notes will be reported to the Non-U.S. holder and to the IRS annually on an IRS Form 1042-S, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific income tax treaty or agreement to the tax authorities of the country in which the Non-U.S. holder resides. However, a Non-U.S. holder generally will not be subject to backup withholding and certain other information reporting with respect to payments that we make to the Non-U.S. holder, provided that we do not have actual knowledge or reason to know that such Non-U.S. holder is a “United States person,” within the meaning of the Code, and the Non-U.S. holder has given us the statement described above under “— Interest on the Notes.”

If a Non-U.S. holder sells or exchanges a Note through a United States broker or the United States office of a foreign broker or such sale is deemed to occur through a United States office of a foreign broker, the proceeds from such sale or exchange will be subject to information reporting and backup withholding unless the Non-U.S. holder provides a withholding certificate or other appropriate documentary evidence establishing that such holder is not a U.S. holder to the broker and such broker does not have actual knowledge or reason to know that such holder is a U.S. holder, or the Non-U.S. holder is an exempt recipient (as that term is defined in Treas. Reg. § 1.6049-4(c)(1)(ii)) eligible for an exemption from information reporting and backup withholding. If a Non-U.S. holder sells or exchanges a Note through the foreign office of a broker who is a United States person or has certain enumerated connections with the United States, the proceeds from such sale or exchange will be subject to information reporting unless the Non-U.S. holder provides to such broker a withholding certificate or other documentary evidence establishing that such holder is not a U.S. holder and such broker does not have actual knowledge or reason to know that such evidence is false, or the Non-U.S. holder is an exempt recipient (as that term is defined in Treas. Reg. § 1.6049-4(c)(1)(ii)) eligible for an exemption from information reporting. In circumstances where information reporting by the foreign office of such a broker is required, backup withholding will be required only if the broker has actual knowledge that the holder is a U.S. holder.

A Non-U.S. holder generally will be entitled to credit any amounts withheld under the backup withholding rules against the Non-U.S. holder’s U.S. federal income tax liability or may claim a refund provided that the required information is furnished to the IRS in a timely manner.

Non-U.S. holders are urged to consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.

FATCA

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by certain specified U.S. persons (or held by foreign entities that have certain specified U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest (including interest on a Note) and dividends. While the Code would also require withholding on payments of the gross proceeds from the sale of any property that could produce U.S. source interest or dividends, such as the Notes, the U.S. Treasury Department has indicated its intent to eliminate this requirement in proposed regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a specified U.S. person and certain financial information associated with the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on certain payments to certain foreign entities that are not FFIs unless the foreign entity certifies that it does not have a greater than 10% owner that is a specified U.S. person or provides the withholding agent with identifying information on each greater than 10% owner that is a specified U.S. person. Depending on the status of a beneficial owner and the status of the intermediary through which it holds the Notes, a beneficial owner could be subject to this 30% withholding tax with respect to interest paid on the Notes. Under certain circumstances, a beneficial owner might be eligible for a refund or credit of such taxes. We will not pay any additional amounts to holders of the Notes in respect of any amounts withheld.

Holders and beneficial owners should consult their own tax advisors regarding FATCA and whether it may be relevant to their acquisition, ownership and disposition of the Notes.

You should consult your own tax advisor with respect to the particular tax consequences to you of an investment in the Notes, including the possible effect of any pending legislation or proposed regulations.

UNDERWRITING

Lucid Capital Markets is acting as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated August 18, 2026, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the aggregate principal amount of Notes set forth opposite the underwriter’s name.

Underwriters	Principal Amount of Notes

Lucid Capital Markets, LLC	$32,795,000
Oppenheimer & Co. Inc.	25,200,000
B. Riley Securities, Inc.	5,070,000
Clear Street LLC	7,085,000
Compass Point Research & Trading, LLC	1,030,000
Ladenburg Thalmann & Co. Inc.	1,042,500
Maxim Group LLC	642,500
InspereX LLC	10,362,500
William Blair & Company, L.L.C.	1,772,500
Total	$85,000,000

The underwriting agreement provides that the obligations of the several underwriters to purchase the Notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the Notes (other than those covered by the overallotment option described below) if they purchase any of the Notes.

The underwriters propose to offer some of the Notes directly to the public at the public offering price set forth on the cover page of this prospectus and some of the Notes to dealers at the public offering price less a concession not to exceed 2.000% of the aggregate principal amount of the Notes. The underwriting discount of $0.78125 per Note is equal to 3.125% of the aggregate principal amount of the Notes. If all of the Notes are not sold at the offering price, the representative may change the public offering price and other selling terms. Investors must pay for any Notes purchased on or before August 26, 2026. The representative has advised us that the underwriters do not intend to confirm any sales to any accounts over which they exercise discretionary authority.

The underwriters propose to offer the Notes for sale, from time to time, in one or more negotiated transactions, at prices that may be different than par. These sales may occur at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices negotiated by the joint book-running managers or with approval from the joint book-running managers.

The underwriters hold an option, exercisable for 30 days from the date of this prospectus, to purchase up to an additional $12,750,000 aggregate principal amount of the Notes at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering overallotments, if any, in connection with this offering. To the extent such option is exercised, each underwriter must purchase a number of additional Notes approximately proportionate to that underwriter’s initial purchase commitment.

We have agreed that, for a period of 90 days from the date of this prospectus supplement, such party will not, without the prior written consent of Lucid Capital Markets, on behalf of the underwriters, offer, pledge, sell, contract to sell or otherwise dispose of or agree to sell or otherwise dispose of, directly or indirectly or hedge any debt securities issued or guaranteed by us or any securities convertible into or exercisable or exchangeable for debt securities issued or guaranteed by us or file any registration statement under the Securities Act, with respect to any of the foregoing. Lucid Capital Markets in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice. The limitation contained in this paragraph shall not apply to (i) the sale of the Notes; (ii) borrowings under the Live Oak Credit Facility and the Valley Credit Facility; (iii) the issuance of SBA-guaranteed debentures by each of the SBIC Subsidiaries; or (iv) the filing by the Company of a universal shelf registration statement covering various securities, including debt securities, including any amendments thereto.

The 90-day period in the preceding paragraph will be extended if (i) during the last 17 days of the 90-day period we issue an earnings release or material news or a material event relating to us occurs or (ii) prior to the expiration of the 90-day period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day period, in which case the restrictions described in the preceding sentence will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event.

We intend to list the Notes on the NYSE. We expect trading in the Notes on the NYSE to begin within 30 days after the original issue date under the trading symbol “SAX.” We offer no assurances that an active trading market for the Notes will develop and continue after the offering.

The following table shows the public offering price, the underwriting discounts and commissions to be paid to the underwriters and the proceeds, before expenses, to us in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional Notes.

	Per Note	Without Option	With Option
Public offering price	100.000%	$85,000,000	$97,750,000
Underwriting discount (sales load) paid by us(1)	3.125%	$2,656,250	$3,054,688
Estimated proceeds to us, before expenses	96.875%	$82,343,750	$94,695,312

(1)	The expenses associated with the offering, including the underwriting discount, are paid by us and are ultimately borne by our shareholders.

We have agreed to reimburse the underwriters for the reasonable fees and disbursements of counsel in connection with the qualification of the Notes under Blue Sky and state securities laws and in connection with the review and qualification of this offering with FINRA up to a maximum of $25,000.

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $300,000.

We and our investment adviser have each agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Certain underwriters may make a market in the Notes. No underwriter is, however, obligated to conduct market-making activities and any such activities may be discontinued at any time without notice, at the sole discretion of the underwriter. No assurance can be given as to the liquidity of, or the trading market for, the Notes as a result of any market-making activities undertaken by any underwriter. This prospectus supplement, and the accompanying prospectus, is to be used by any underwriter in connection with the offering and, during the period in which a prospectus must be delivered, with offers and sales of the Notes in market-making transactions in the over-the-counter market at negotiated prices related to prevailing market prices at the time of the sale.

In connection with the offering, Lucid Capital Markets, on behalf of the underwriters, may purchase and sell Notes in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of Notes in excess of the number of Notes to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of Notes made in an amount up to the number of Notes represented by the underwriters’ overallotment option. In determining the source of Notes to close out the covered syndicate short position, the underwriters will consider, among other things, the price of Notes available for purchase in the open market as compared to the price at which they may purchase Notes through the overallotment option. Transactions to close out the covered syndicate short position involve either purchases of Notes in the open market after the distribution has been completed or the exercise of the overallotment option. The underwriters also may make “naked” short sales of Notes in excess of the overallotment option. The underwriters must close out any naked short position by purchasing Notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of Notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of Notes in the open market while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Lucid Capital Markets repurchases Notes originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of Notes. They also may cause the price of Notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, or in the over-the-counter market, or otherwise. Trading is expected to commence on the NYSE within 30 days after the date of initial delivery of the Notes. If the underwriters commence any of these transactions, they may discontinue them at any time.

This prospectus supplement, and accompanying prospectus, in electronic format may be made available on the websites maintained by one or more of the underwriters. The representative may agree to allocate a number of Notes to underwriters for sale to their online brokerage account holders. The representative will allocate Notes to underwriters that may make Internet distributions on the same basis as other allocations. In addition, Notes may be sold by the underwriters to securities dealers who resell Notes to online brokerage account holders.

We anticipate that, from time to time, certain underwriters may act as brokers or dealers in connection with the execution of Saratoga’s portfolio transactions after they have ceased to be underwriters and, subject to certain restrictions, may act as brokers while they are underwriters.

Certain underwriters may have performed investment banking and advisory services for us, our investment adviser and our affiliates from time to time, for which they have received customary fees and expenses. Certain underwriters may, from time to time, engage in transactions with or perform services for us, our investment adviser and our affiliates in the ordinary course of business.

The principal business address of the joint book-running managers are: Lucid Capital Markets, LLC, 570 Lexington Avenue, 40th Floor, New York, NY 10022; and Oppenheimer & Co. Inc., 85 Broad Street, New York, NY 10004.

Alternative Settlement Cycle

We expect that delivery of the Notes will be made against payment therefor on or about August 26, 2026, which will be the fifth business day following the date of pricing of the Notes (such settlement cycle being herein referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any date prior to the first business day before delivery thereof will be required, by virtue of the fact that the Notes initially will settle T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their own advisors.

Other Jurisdictions

The Notes offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such Notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restriction relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy the Notes offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Potential Conflicts of Interest

Lucid Capital Markets, the other underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking, financial advisory, brokerage and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees and expense reimbursement.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the issuer, for which they received or will receive customary fees and expenses, including acting as underwriters for our securities offerings. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our company. The underwriters and their respective affiliates also may make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

Certain legal matters regarding the securities offered by this prospectus supplement will be passed upon for us by Eversheds Sutherland (US) LLP, Washington, D.C. Certain legal matters in connection with this offering will be passed upon for the underwriters by Blank Rome LLP, New York, New York.

AVAILABLE INFORMATION

This prospectus supplement and the accompanying prospectus constitute part of a universal shelf registration statement on Form N-2 that we have filed with the SEC, together with any and all amendments and related exhibits, under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement and the documents incorporated by reference herein and therein as permitted by the rules and regulations of the SEC. For further information with respect to us and the Notes we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or other document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

As a public company, we file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. This information is also available free of charge on our website at www.saratogainvestmentcorp.com. Except for the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, information contained on our website is not incorporated into this prospectus supplement or the accompanying prospectus and you should not consider such information to be part of this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE

We incorporate by reference in this prospectus supplement the documents listed below and any reports and other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering (such reports and other documents deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such reports and other documents); provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K, or other information “furnished” to the SEC pursuant to the Exchange Act will not be incorporated by reference into this prospectus supplement:

●	our Annual Report on Form 10-K for the fiscal year ended February 28, 2026 filed with the SEC on May 5, 2026;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2026 filed with the SEC on July 7, 2026; and

●	our Current Reports on Form 8-K filed with the SEC on March 13, 2026, April 14, 2026, and August 6, 2026.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, in the accompanying prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement, excluding exhibits to a document unless an exhibit has been specifically incorporated by reference in that document. To obtain copies of these filings, see “Available Information” in this prospectus supplement.

PROSPECTUS

$750,000,000

Common Stock

Preferred Stock

Subscription Rights

Debt Securities

Warrants

We are a specialty finance company that invests primarily in senior and unitranche leveraged loans and mezzanine debt issued by private U.S. middle-market companies, both through direct lending and through participation in loan syndicates, and, to a lesser extent, equity issued by private U.S. middle-market companies. Our investment objective is to create attractive risk-adjusted returns by generating current income and, to a lesser extent, capital appreciation from our investments.

We are externally managed and advised by Saratoga Investment Advisors, LLC, a New York-based investment firm affiliated with Saratoga Partners, a middle-market private equity investment firm.

We may offer, from time to time, in one or more offerings or series, up to $750,000,000 of our common stock, preferred stock, subscription rights to purchase shares of our common stock, debt securities, and warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, which we refer to, collectively, as our “securities.” The preferred stock, subscription rights, warrants and debt securities offered hereby may be convertible or exchangeable into shares of our common stock. The securities may be offered at prices and on terms to be described in one or more supplements to this prospectus.

Absent approval by the majority of our common stockholders, the offering price per share of our common stock less any underwriting commissions or discounts will not be less than the net asset value (“NAV”) per share of our common stock at the time we make the offering unless we issue shares in connection with a rights offering to our existing stockholders or under such other circumstances as the Securities and Exchange Commission (the “SEC”) may permit. We do not currently have stockholder approval for issuances below NAV. In addition, we cannot issue shares of our common stock below NAV unless our board of directors determines that it would be in our and our stockholders’ best interests to do so. Sales of common stock at prices below NAV per share dilute the interests of existing stockholders, have the effect of reducing our NAV per share and may reduce our market price per share. In addition, sales of common stock below NAV may have a negative impact on total returns and could have a negative impact on the market price of our shares of common stock. See “Sales of Common Stock Below Net Asset Value.”

Our securities may be offered directly to one or more purchasers, or through agents designated from time to time by us, or to or through underwriters or dealers. The prospectus supplement relating to an offering will identify any agents or underwriters involved in the sale of our securities, and will disclose any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution.” We may not sell any of our securities through agents, underwriters or dealers without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of such securities.

We generally invest in securities that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “high yield” or “junk,” have speculative characteristics with respect to our capacity to pay interest and repay principal. See “Risk Factors” in Part I, Item 1A in our most recent Annual Report on Form 10-K and in Part II, Item 1A of our most recent Quarterly Report on Form 10-Q for more information.

Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “SAR.” On January 14, 2026, the last reported sales price on the NYSE for our common stock was $23.43 per share. We are required to determine the NAV per share of our common stock on a quarterly basis. Our NAV per share of our common stock as of November 30, 2025 was $25.59.

This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, and any related free writing prospectus, and the documents incorporated by reference, before buying any of the securities being offered. We file annual, quarterly and current reports, proxy statements and other information with the SEC, which is available free of charge upon written or oral request by contacting us by mail at 535 Madison Avenue, New York, New York 10022, by accessing our website at www.saratogainvestmentcorp.com or by calling us collect at (212) 906-7800. The SEC also maintains a website at www.sec.gov that contains such information, including the documents incorporated by reference into this prospectus. Information contained on our website is not incorporated by reference into this prospectus or any supplements to this prospectus, and you should not consider that information to be part of this prospectus or any supplements to this prospectus. The contact information provided above may be used by you to make investor inquiries. This prospectus should be retained for future reference.

An investment in our securities is very risky and highly speculative. Shares of closed-end investment companies, including business development companies (“BDCs”), frequently trade at a discount to their NAV. In addition, the companies in which we invest are subject to special risks. You should review carefully the risks and uncertainties, including the risk of leverage and dilution, described in the section titled “Risk Factors” included in this prospectus, or incorporated by reference into, the applicable prospectus supplement and in any free writing prospectuses we may authorize for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus, to read about factors you should consider, including the risk of leverage, before investing in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

The date of this prospectus is March 11, 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC, using the “shelf” registration process. Under this shelf registration statement, we may offer, from time to time, in one or more offerings, up to $750,000,000 of our common stock, preferred stock, subscription rights to purchase shares of our common stock, debt securities or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, on terms to be determined at the time of the offering. Our securities may be offered at prices and on terms described in one or more supplements to this prospectus. This prospectus provides you with a general description of our securities and the offerings thereof that we may make pursuant to this prospectus. Each time we use this prospectus to offer our securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to such offerings. In a prospectus supplement or free writing prospectus, we may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. Before buying any of the securities being offered, you should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with any exhibits and the additional information described in the sections titled “Available Information,” “Incorporation of Certain Information by Reference,” “Prospectus Summary” and “Risk Factors” in this prospectus.

This prospectus may contain estimates and information concerning our industry, including market size and growth rates of the markets in which we participate, that are based on industry publications and reports. This information involves many assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” in this prospectus, in Part I, Item 1A our most recent Annual Report on Form 10-K and in Part II, Item 1A of our most recent Quarterly Report on Form 10-Q, that could cause results to differ materially from those expressed in these publications and reports.

This prospectus includes summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section titled “Available Information” in this prospectus.

You should rely only on the information included or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized any dealer, salesperson or other person to provide you with different information or to make representations as to matters not stated in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any applicable prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you do not constitute an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction where it is unlawful for that person to make such an offer or solicitation or to any person in any jurisdiction to whom it is unlawful to make such an offer or solicitation. You should not assume that the information included or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

ii

PROSPECTUS SUMMARY

This summary highlights some of the information included elsewhere in this prospectus or incorporated by reference. It may not contain all the information that is important to you. For a more complete understanding of offerings pursuant to this prospectus, we encourage you to read this entire prospectus and the documents to which we have referred in this prospectus, together with any accompanying prospectus supplements or free writing prospectuses, including the risks set forth under the caption “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K, in Part II, Item 1A of our most recent Quarterly Report on Form 10-Q, in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in any other documents that are incorporated by reference into this prospectus and the applicable prospectus supplement, and the information set forth under the caption “Available Information” in this prospectus.

Unless otherwise noted, the terms “we,” “us,” “our,” the “Company” and “Saratoga” refer to Saratoga Investment Corp. and its wholly owned subsidiaries, Saratoga Investment Funding II LLC, Saratoga Investment Funding III LLC, Saratoga Investment Corp. SBIC II LP (“SBIC II LP”), and Saratoga Investment Corp. SBIC III LP (“SBIC III LP”, and together with SBIC II LP, the “SBIC Subsidiaries”), and does not refer to Saratoga Investment Corp. CLO 2013-1 Ltd. In addition, the terms “Saratoga Investment Advisors” and “investment adviser” refer to Saratoga Investment Advisors, LLC, our external investment adviser.

Overview

We are a specialty finance company that provides customized financing solutions to U.S. middle-market businesses. We primarily invest in senior and unitranche leveraged loans and mezzanine debt and, to a lesser extent, equity issued by private U.S. middle-market companies, which we define as companies having annual earnings before interest, taxes, depreciation and amortization (“EBITDA”) of between $2 million and $50 million, both through direct lending and through participation in loan syndicates. Our investment objective is to create attractive risk-adjusted returns by generating current income and long-term capital appreciation from our investments. Our investments generally provide financing for change of ownership transactions, strategic acquisitions, recapitalizations and growth initiatives in partnership with business owners, management teams and financial sponsors. Our investment activities are externally managed and advised by Saratoga Investment Advisors, a New York-based investment firm affiliated with Saratoga Partners, a middle market private equity investment firm.

Our portfolio is comprised primarily of investments in leveraged loans issued by middle market companies. Leveraged loans are generally senior debt instruments that rank ahead of subordinated debt with below investment grade or “junk” ratings or, if not rated, would be rated below investment grade or “junk” and, as a result, carry a higher risk of default. Leveraged loans also have the benefit of security interests on the assets of the portfolio company, which may rank ahead of, or be junior to, other security interests. Term loans are loans that do not allow the borrowers to repay all or a portion of the loans prior to maturity and then re-borrow such repaid amounts under the loan again. We also invest in mezzanine debt and make equity investments in middle market companies. Mezzanine debt is typically unsecured and subordinated to senior debt of the portfolio company.

While our primary focus is to generate current income and capital appreciation from our debt and equity investments in middle market companies, we may invest up to 30.0% of our portfolio in opportunistic investments in order to seek to enhance returns to stockholders. Such investments may include investments in distressed debt, including securities of companies in bankruptcy, foreign debt, private equity, securities of public companies that are not thinly traded and structured finance vehicles such as collateralized loan obligation funds.

Although we have no current intention to do so, we may invest in private equity funds in the future. Private equity funds are not limited in how they invest their assets, and the underlying investments held by private equity funds may impact our strategies, risks, and costs. Shareholders may have limited information about the underlying investments of the private equity funds in which we invest, including with respect to such funds’ holdings, liquidity, and valuation.

We are an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a BDC under the Investment Company Act of 1940, as amended (the “1940 Act”). As a BDC, we are required to comply with various regulatory requirements, including limitations on our use of debt. We finance our investments through borrowings. However, as a BDC, we are only generally allowed to borrow amounts such that our asset coverage, as defined in the 1940 Act, equals at least 200% after such borrowing, or, if we obtain the required approvals from our independent directors and/or stockholders, 150%. On April 16, 2018, as permitted by the Small Business Credit Availability Act, which was signed into law on March 23, 2018, our board of directors, including a majority of our directors who are not “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) of the Company (“independent directors”), approved of our becoming subject to a minimum asset coverage ratio of 150% under Sections 18(a)(1) and 18(a)(2) of the 1940 Act. The 150% asset coverage ratio became effective on April 16, 2019.

We have elected to be treated, and intend to qualify annually, as a regulated investment company (“RIC”), under subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). As a RIC, we generally will not be subject to U.S. federal income tax on any net ordinary income or capital gains that we timely distribute to our stockholders if we meet certain source-of-income, annual distribution and asset-diversification requirements.

In addition, our wholly owned subsidiaries, SBIC II LP and SBIC III LP, received licenses to operate as small business investment companies (“SBIC”) from the Small Business Administration (the “SBA”) on August 14, 2019 and September 29, 2022, respectively. Each of the SBIC Subsidiaries provides up to $175.0 million in long-term capital in the form of debentures guaranteed by the SBA. The SBIC Subsidiaries are regulated by the SBA. Under current SBIC regulations, for two or more SBICs under common control, the maximum amount of outstanding SBA debentures cannot exceed $350.0 million with at least $175.0 million in combined regulatory capital. The SBIC Subsidiaries are able to borrow funds from the SBA against the SBIC’s regulatory capital (which generally approximates equity capital in the respective SBIC) and is subject to customary regulatory requirements, including, but not limited to, periodic examination by the SBA.

We received exemptive relief from the SEC to permit us to exclude the senior securities issued by the SBIC Subsidiaries from the definition of senior securities in the asset coverage requirement under the 1940 Act. This allows the Company increased flexibility under the asset coverage requirement by permitting it to borrow up to $350.0 million more than it would otherwise be able to absent the receipt of this exemptive relief.

The Company has established wholly owned subsidiaries, SIA-AAP, Inc., SIA-SAIS, Inc., SIA-ARC, Inc., SIA-Avionte, Inc., SIA-AX, Inc., SIA-G4, Inc., SIA-GH, Inc., SIA-MDP, Inc., SIA-PP Inc., SIA-SIQ, Inc., SIA-SZ, Inc., SIA-TG, Inc., SIA-TT, Inc. and SIA-Vector, Inc., which are structured as Delaware entities that are treated as corporations for U.S. federal income tax purposes and are intended to facilitate our compliance with the requirements to be treated as a RIC under the Code by holding equity or equity-like investments in portfolio companies organized as limited liability companies, or LLCs (or other forms of pass through entities). These entities are consolidated for accounting purposes but are not consolidated for U.S. federal income tax purposes and may incur U.S. federal income tax expense as a result of their ownership of portfolio companies.

On October 26, 2021, the Company and TJHA JV I LLC entered into a Limited Liability Company Operating Agreement to co-manage Saratoga Senior Loan Fund I JV LLC (“SLF JV”). SLF JV is a joint venture that invests in the debt or equity interests of collateralized loan obligations, loans, notes and other debt instruments.

Saratoga Investment Advisors

General

Saratoga Investment Advisors was formed in 2010 as a Delaware limited liability company and became our investment adviser in July 2010. Saratoga Investment Advisors is led by four principals, Christian L. Oberbeck, Michael J. Grisius, Thomas V. Inglesby, and Charles G. Phillips, with over 38, 33, 39, and 28 years of experience in leveraged finance, respectively, and the Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary, Henri J. Steenkamp, who has 26 years of experience in financial services and leveraged finance. Our Investment Adviser is affiliated with Saratoga Partners, a middle-market private equity investment firm. Saratoga Partners was established in 1984 to be the middle-market private investment arm of Dillon Read & Co. Inc. and has been independent of Dillon Read & Co. Inc., and its successor entity, SBC Warburg Dillon Read, since 1998. Saratoga Partners has a 36-year history of private investments in middle-market companies and focuses on public and private equity, preferred stock, and senior and mezzanine debt investments.

Our Relationship with Saratoga Investment Advisors

We utilize the personnel, infrastructure, relationships and experience of Saratoga Investment Advisors to enhance the growth of our business. We currently have no employees and each of our executive officers is also an officer of Saratoga Investment Advisors.

We have entered into an investment advisory and management agreement (the “Management Agreement”) with Saratoga Investment Advisors. Pursuant to the 1940 Act, the initial term of the Management Agreement was for two years from its effective date of July 30, 2010, and will remain in effect on a year-to-year basis if approved annually at an in-person meeting of the board of directors, a majority of whom must not be independent directors. Most recently, our board of directors approved the renewal of the Management Agreement for an additional one-year term at an in-person meeting held on July 7, 2025. Pursuant to the Management Agreement, Saratoga Investment Advisors implements our business strategy on a day-to-day basis and performs certain services for us under the direction of our board of directors. Saratoga Investment Advisors is responsible for, among other duties, performing all of our day-to-day functions, determining investment criteria, sourcing, analyzing and executing investment transactions, asset sales, financings and performing asset management duties.

Saratoga Investment Advisors has formed an investment committee to advise and consult with its senior management team with respect to our investment policies, investment portfolio holdings, financing and leveraging strategies and investment guidelines. We believe that the collective experience of the investment committee members across a variety of fixed income asset classes will benefit us. The investment committee must unanimously approve all investments in excess of $1.0 million made by us. In addition, all sales of our investments must be approved by all four of our investment committee members. The current members of the investment committee are Messrs. Oberbeck, Grisius, Inglesby, and Phillips.

See “Business” in Part I, Item 1 in our most recent Annual Report on Form 10-K for additional information about us.

Risk Associated with Our Business

Our business is subject to numerous risks, as described in the section titled “Risk Factors” in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus, including the section titled “Risk Factors” included in our most recent Annual Report on Form 10-K, in our most recent Quarterly Report on Form 10-Q, as well as in any of our subsequent SEC filings.

Legal Proceedings

Neither we nor our wholly owned subsidiaries or Saratoga Investment Advisors are currently subject to any material legal proceedings other than ordinary routine litigation incidental to the business. From time to time, we, our consolidated subsidiaries and/or Saratoga Investment Advisors may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. Our business also is subject to extensive regulation, which may result in regulatory proceedings against us.

THE OFFERING

We may offer, from time to time, up to $750,000,000 of our securities, on terms to be determined at the time of the offering. Our securities may be offered at prices and on terms to be disclosed in one or more prospectus supplements.

Our securities may be offered directly to one or more purchasers by us or through agents designated from time to time by us, or to or through underwriters or dealers. The prospectus supplement relating to the offering will disclose the terms of the offering, including the name or names of any agents or underwriters involved in the sale of our securities by us, the purchase price, and any fee, commission or discount arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution.” We may not sell any of our securities directly or through agents, underwriters or dealers without delivery of a prospectus supplement describing the method and terms of the offering of our securities.

Set forth below is additional information regarding the offering of our securities:

The New York Stock Exchange ticker symbol of common stock	“SAR”

Use of Proceeds	Unless otherwise specified in a prospectus supplement, we intend to use substantially all of the net proceeds from the sale of our securities to make investments in middle-market companies in accordance with our investment objective and strategies described in this prospectus, and for general corporate purposes. We may also use a portion of the net proceeds to reduce any of our outstanding borrowings (which will be subject to re-borrowing). Pending such use, we will invest the net proceeds primarily in high quality, short-term debt securities consistent with our BDC election and our election to be treated as a RIC. See “Use of Proceeds.”

Dividends and Distributions

We pay quarterly distributions to our stockholders out of assets legally available for distribution. Our distributions, if any, will be determined by our board of directors. Our ability to declare distributions depends on our earnings, our overall financial condition (including our liquidity position), qualification for or maintenance of our RIC tax treatment and such other factors as our board of directors may deem relevant from time to time.

When we make distributions, we will be required to determine the extent to which such distributions are paid out of current or accumulated earnings, recognized capital gains or capital. To the extent there is a return of capital, investors will be required to reduce their adjusted tax basis in our stock for U.S. federal income tax purposes. In the future, our distributions may include a return of capital. See “Price Range of Common Stock and Distributions.”

Dividend Reinvestment Plan	We maintain an “opt out” dividend reinvestment plan for our common stockholders. As a result, if we declare a dividend, then stockholders’ cash dividends will be automatically reinvested in additional shares of our common stock, unless they specifically “opt out” of the dividend reinvestment plan so as to receive cash dividends. Stockholders who receive distributions in the form of our common stock will be subject to the same U.S. federal, state and local tax consequences as stockholders who elect to receive their distributions in cash, and will need to pay any such taxes from other sources in light of the fact that their distributions will be reinvested in additional shares of the Company’s common stock. See “Dividend Reinvestment Plan” for a description of the plan and information on how to “opt out” of the plan.

Taxation	We have elected to be treated, and intend to qualify annually, as a RIC under subchapter M of the Code. Accordingly, we generally will not be subject to U.S. federal income tax on any net ordinary income or realized net capital gains that we timely distribute to our stockholders as dividends. We will be subject to U.S. federal income tax imposed at corporate rates on any net ordinary income or realized net capital gains that we do not distribute to stockholders. To maintain our RIC tax treatment, we must, among other things, meet specified source-of-income and asset diversification requirements and distribute annually to our stockholders at least 90% of our net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. Depending on the level of taxable income earned in a tax year, we may choose to carry forward taxable income in excess of current year distributions into the next tax year and pay U.S. federal income tax, and possibly a non-deductible 4% U.S. federal excise tax on such income. See “Certain U.S. Federal Income Tax Considerations.”

Effective Trading at a Discount	Shares of closed-end investment companies, including BDCs, frequently trade at a discount to their NAV. The risk that our shares may trade at a discount to our NAV is separate and distinct from the risk that our NAV per share may decline. We cannot predict whether our shares will trade above, at or below NAV. See “Risk Factors.”

Sales of Common Stock Below NAV

The offering price per share of our common stock, less any underwriting commissions or discounts, will not be less than the NAV per share of our common stock at the time of the offering, except (i) with the requisite approval of our common stockholders or (ii) under such other circumstances as the SEC may permit. In addition, we cannot issue shares of our common stock below NAV unless our board of directors determines that it would be in our stockholders’ best interests to do so. We did not seek stockholder authorization to issue common stock at a price below NAV per share at our 2025 annual meeting of stockholders.

Sales by us of our common stock at a discount from our NAV pose potential risks for our existing stockholders whether or not they participate in the offering, as well as for new investors who participate in the offering. See “Sales of Common Stock Below Net Asset Value.”

Leverage

We borrow funds to make additional investments. We use this practice, which is known as “leverage,” to attempt to increase returns to our stockholders, but it involves significant risks. See “Risk Factors,” “Senior Securities,” and “Regulation” below. We are currently allowed to borrow amounts such that our asset coverage, as calculated pursuant to the 1940 Act, equals at least 150% after such borrowing (i.e., we are able to borrow up to two dollars for every dollar we have in assets less all liabilities and indebtedness not represented by senior securities issued by us). See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of our most recent Annual Report on Form 10-K and Part I, Item 2 of our most recent Quarterly Report on Form 10-Q.

The amount of leverage that we employ at any particular time will depend on the assessment of market and other factors at the time of any proposed borrowing by the investment adviser’s investment committee and our board of directors. In addition, the SBA regulations currently limit the amount that is available to be borrowed by any SBIC and guaranteed by the SBA to 300.0% of an SBIC’s regulatory capital or $175.0 million, whichever is less. For two or more SBICs under common control, the maximum amount of outstanding SBA debentures cannot exceed $350.0 million.

For more information, see “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K and “Business” in Part I, Item 1 in our most recent Annual Report on Form 10-K.

Available Information

We have filed with the SEC a registration statement on Form N-2, of which this prospectus is a part, under the Securities Act. This registration statement contains additional information about us and the securities being offered by this prospectus. We are also required to file annual, quarterly and current reports, proxy statements and other information with the SEC. This information is available on the SEC’s website at www.sec.gov.

We maintain a website at www.saratogainvestmentcorp.com and make all of our annual, quarterly and current reports, proxy statements and other information available, free of charge, on or through our website. Information contained on our website is not incorporated by reference into this prospectus or any supplements to this prospectus, and you should not consider that information to be part of this prospectus or any supplements to this prospectus. You may also obtain such information free of charge by contacting us by mail at 535 Madison Avenue, New York, New York 10022 or by telephone at (212) 906-7800.

Incorporation of Certain Information by Reference	This prospectus is part of a registration statement that we have filed with the SEC. We may “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that information. Any reports filed by us with the SEC subsequent to the date of this prospectus until we have sold all of the securities offered by this prospectus or the offering is otherwise terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference” in this prospectus.

FEES AND EXPENSES

The following table is intended to assist you in understanding the costs and expenses that an investor in this offering will bear directly or indirectly. We caution you that some of the percentages indicated in the table below are estimates and may vary. Moreover, the information set forth below does not include any transaction costs and expenses that investors will incur in connection with each offering of our securities pursuant to this prospectus. As a result, investors are urged to read the “Fees and Expenses” table contained in any corresponding prospectus supplement to fully understanding the actual transaction costs and expenses they will incur in connection with each such offering. Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “you,” “us” or “Saratoga Investment Corp.,” or that “we” will pay fees or expenses, stockholders will indirectly bear such fees or expenses as investors in Saratoga Investment Corp.

Stockholder transaction expenses (as a percentage of offering price):
Sales load	—	%(1)
Offering expenses borne by us	—	%(2)
Dividend reinvestment plan expenses	None	(3)

Total stockholder transaction expenses	—%
Annual estimated expenses (as a percentage of average net assets attributable to common stock):
Management fees	4.35	%(4)
Incentive fees payable under the Management Agreement	2.40	%(5)
Interest payments on borrowed funds	12.15	%(6)
Other expenses	2.87	%(7)

Total annual expenses	21.76	%(8)

(1)	In the event that the shares of common stock to which this prospectus relates are sold to or through underwriters, a corresponding prospectus supplement will disclose the applicable sales load.
(2)	The prospectus supplement corresponding to each offering will disclose the applicable offering expenses and total stockholder transaction expenses.
(3)	The expenses associated with the administration of our dividend reinvestment plan are included in “Other expenses.” The participants in the dividend reinvestment plan will pay a pro rata share of brokerage commissions incurred with respect to open market purchases, if any, made by the administrator under the plan. For more details about the plan, see “Dividend Reinvestment Plan.”
(4)	Our base management fee under the Management Agreement with Saratoga Investment Advisors is based on our gross assets, which is defined as our total assets, including those acquired using borrowings for investment purposes, but excluding cash and cash equivalents. See “Investment Advisory and Management Agreement” in Part I, Item 1 of our most recent Annual Report on Form 10-K. The fact that our base management fee is payable based upon our gross assets, rather than our net assets (i.e., total assets after deduction of any liabilities, including borrowings) means that our base management fee as a percentage of net assets attributable to common stock will increase when we utilize leverage.

(5)

The incentive fee consists of two parts. The first part is calculated and payable quarterly in arrears and equals 20% of our “pre-incentive fee net investment income” for the immediately preceding quarter, subject to a preferred return, or “hurdle,” and a “catch up” feature. For this purpose, “pre-incentive fee net investment income” means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence, managerial and consulting fees or other fees that we receive from portfolio companies) accrued by us during the fiscal quarter, minus our operating expenses for the quarter (including the base management fee, expenses payable under the administration agreement described below, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee).

The second part of the incentive fee is determined and payable in arrears as of the end of each fiscal year (or upon termination of the Management Agreement) and equals 20% of our “incentive fee capital gains,” which equals our realized capital gains on a cumulative basis from May 31, 2010 through the end of the year, if any, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fee. Under the Management Agreement, the capital gains portion of the incentive fee is based on realized gains and realized and unrealized losses from May 31, 2010. Therefore, realized and unrealized losses incurred prior to such time will not be taken into account when calculating the capital gains portion of the incentive fee, and Saratoga Investment Advisors will be entitled to 20% of incentive fee capital gains that arise after May 31, 2010. In addition, the cost basis for computing realized gains and losses on investments held by us as of May 31, 2010 will equal the fair value of such investments as of such date. See “Investment Advisory and Management Agreement” in in Part I, Item 1 of our most recent Annual Report on Form 10-K. We estimate this as zero for purposes of this table as these fees are difficult to predict, as they are based on capital gains and losses.

(6)	We may borrow funds from time to time to make investments to the extent we determine that the economic situation is conducive to doing so. The 12.15% figure in the table includes all expected borrowing costs that we expect to incur over the next twelve months in connection with the special purpose vehicle financing credit facility with Live Oak Banking Company (the “Live Oak Credit Facility”) and the special purpose vehicle financing credit facility with Valley National Bank (the “Valley Credit Facility”). The costs associated with our outstanding borrowings are indirectly borne by our stockholders. We do not expect to issue any preferred stock during the next twelve months and, therefore, have not included the cost of issuing and servicing preferred stock in the table. In addition, all of the commitment fees, interest expense, amortized financing costs of the Valley Credit Facility, the Live Oak Credit Facility, the SBA debentures, the 4.375% notes due 2026 (the “4.375% 2026 Notes”), the 4.35% notes due 2027 (the “4.35% 2027 Notes”), the 6.00% notes due 2027 (the “6.00% 2027 Notes”), the 6.25% notes due 2027 (the “6.25% 2027 Notes), the 8.00% notes due 2027 (the “8.00% 2027 Notes”), the 8.125% 2027 Notes (the “8.125% 2027 Notes”), the 8.50% notes due 2028 (the “8.50% 2028 Notes”, and together with the 4.375% 2026 Notes, the 4.35% 2027 Notes, the 6.00% 2027 Notes, the 6.25% 2027 Notes, the 8.00% 2027 Notes, and the 8.125% 2027 Notes, the “Notes”), and the fees and expenses of issuing and servicing any other borrowings or leverage that we expect to incur during the next twelve months are included in the table and expense example presentation below. On April 16, 2018, our board of directors, including a majority of independent directors, approved the Company becoming subject to a minimum asset coverage ratio of 150%. The 150% asset coverage ratio became effective on April 16, 2019. See “Business” in Part I, Item 1 and “Risk Factors—Risks Related to Our Business and Structure— Effective April 16, 2019, our asset coverage requirement was reduced from 200% to 150%, which could increase the risk of investing in the Company” in Part I, Item 1A of our most recent Annual Report on Form 10-K.
(7)	“Other expenses” are based on estimated amounts for the quarter ended November 30, 2025 and include our overhead expenses, including payments under our administration agreement based on our allocable portion of overhead and other expenses incurred by Saratoga Investment Advisors in performing its obligations under the administration agreement. See “Administration Agreement.”
(8)	This figure includes all of the fees and expenses of our wholly owned subsidiaries, SBIC II LP, SBIC III LP, Saratoga Investment Funding II LLC, Saratoga Investment Funding III LLC, except SLF JV. As SLF JV is structured as private joint venture, with control and management shared equally between us and TJHA, no management fees are paid by SLF JV. Furthermore, this table reflects all of the fees and expenses borne by us with respect to our investment in Saratoga CLO.

Example

The following example demonstrates the projected dollar amount of total cumulative expenses over various periods with respect to a hypothetical $1,000 investment in our common stock, assuming an asset coverage ratio of 168.4% (the Company’s actual asset coverage as of November 30, 2025) and total annual expenses of 21.76% of net assets attributable to common stock as set forth in the fees and expenses table above, and (x) a 5.0% annual return resulting entirely from net realized capital gains (none of which is subject to the incentive fee) and (y) a 5.0% annual return resulting entirely from net realized capital gains (all of which is subject to the incentive fee based on capital gains). Transaction expenses are included in the following example. This example and the expenses in the table above should not be considered a representation of our future expenses, and actual expenses (including cost of debt, if any, and other expenses) may be greater or less than those shown.

You would pay the following expenses on a $1,000 investment in our common stock:	1 Year	3 Years	5 Years	10 Years
assuming a 5% annual return resulting entirely from net realized capital gains (none of which is subject to the capital gains incentive fee)(1)	$223	$703	$1,232	$2,805
assuming a 5% annual return resulting entirely from net realized capital gains (all of which is subject to the incentive fee based on capital gains)(2)	$233	$735	$1,288	$2,931

(1)	Assumes that we will not realize any capital gains computed net of all realized capital losses and unrealized capital depreciation.
(2)	Assumes no unrealized capital depreciation and a 5% annual return resulting entirely from net realized capital gains and therefore subject to the incentive fee based on capital gains. Because our investment strategy involves investments that generate primarily current income, we believe that a 5% annual return resulting entirely from net realized capital gains is unlikely.

This example and the expenses in the table above should not be considered a representation of our future expenses, and actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown.

The foregoing table is to assist you in understanding the various costs and expenses that an investor in our common stock will bear directly or indirectly. While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. Both examples assume that the 5% annual return will be generated entirely through net realized capital gains and, as a result, will trigger the payment of the capital gains portion of the incentive fee under the investment advisory agreement. Any potential income portion of the incentive fee under the investment advisory agreement is not included in the example. If we achieve sufficient returns on our investments, including through net realized capital gains, to trigger an incentive fee of a material amount, our expenses, and returns to our investors, would be higher. In addition, while the example assumes reinvestment of all dividends and distributions at NAV, under certain circumstances, reinvestment of dividends and other distributions under our dividend reinvestment plan may occur at a price per share that differs from NAV.

FINANCIAL HIGHLIGHTS

The information in Part II, Item 5 of our most recent Annual Report on Form 10-K and the information in Note 14 to our unaudited consolidated financial statements appearing in our most recent Quarterly Report on Form 10-Q is incorporated by reference herein.

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus and any accompanying prospectus supplement, you should consider carefully the following information before making an investment in our securities. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described in the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and discussed in the section titled “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K and any subsequent filings we have made with the SEC that are incorporated by reference into this prospectus, together with other information in this prospectus, the documents incorporated by reference in this prospectus or any prospectus supplement, and any free writing prospectus that we may authorize for use in connection with this offering. The risks and uncertainties described in these documents could materially adversely affect our business, financial condition and results of operations. The risks described in these documents are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, reputation, financial condition, results of operations, revenue, and future prospects could be seriously harmed. This could cause our NAV and the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section titled “Special Note Regarding Forward-Looking Statements” in this prospectus.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, we intend to use substantially all of the net proceeds from the sale of our securities to make investments in middle-market companies in accordance with our investment objective and strategies described in this prospectus, and for general corporate purposes. We may also use a portion of the net proceeds to reduce any of our outstanding borrowings (which will be subject to re-borrowing).

We anticipate that substantially all of the net proceeds from any offering of our securities will be used as described above within six to twelve months. Pending such use, we will invest the net proceeds primarily in high quality, short-term debt securities consistent with our BDC election and our election to be treated as a RIC. See “Regulation—Business Development Company Regulations” In Part I, Item 1 of our most recent Annual Report on Form 10-K. Our ability to achieve our investment objective may be limited to the extent that the net proceeds from an offering, pending full investment, are held in interest-bearing deposits or other short-term instruments. The supplement to this prospectus relating to an offering will more fully identify the use of proceeds from such an offering.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference therein, may contain forward-looking statements, including statements regarding our future financial condition, business strategy, and plans and objectives of management for future operations. All statements other than statements of historical facts, including statements regarding our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. Any such forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements.  These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “should,” “targets,” “projects” and variations of these words and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on assumptions that may be incorrect, and we cannot assure you that the projections included in these forward-looking statements will come to pass. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements. The forward-looking statements contained or incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus involve risks and uncertainties, including statements as to:

●	our future operating results;

●	the introduction, withdrawal, success and timing of business initiatives and strategies;

●	changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in the value of our assets;

●	the relative and absolute investment performance and operations of our investment adviser;

●	the impact of increased competition;

●	our ability to turn potential investment opportunities into transactions and thereafter into completed and successful investments;

●	the unfavorable resolution of any future legal proceedings;

●

our business prospects and the operational and financial performance of our portfolio companies, including their ability to achieve our respective objectives as a result of the current economic conditions caused by, among other things, elevated levels of inflation, and uncertainty relating to the interest rate environment, and the effects of the disruptions caused thereby on our ability to continue to effectively manage our business;

●	Interest rate volatility, including the uncertainty relating to the interest rate environment, could adversely affect our results, particularly if we elect to use leverage as part of our investment strategy;

●	the impact of investments that we expect to make and future acquisitions and divestitures;

●	our contractual arrangements and relationships with third parties;

●	the dependence of our future success on the general economy and its impact on the industries in which we invest;

●	the ability of our portfolio companies to achieve their objectives;

●	our expected financings and investments;

●	our regulatory structure and tax treatment, including our ability to operate as a BDC, or to operate our SBIC Subsidiaries, and to continue to qualify to be taxed as a RIC;

●	the adequacy of our cash resources and working capital;

●	the timing of cash flows, if any, from the operations of our portfolio companies;

●	the impact of supply chain constraints and labor difficulties on our portfolio companies and the global economy;

●	the elevated level of inflation, and its impact on our portfolio companies and on the industries in which we invest;

●	the uncertainty associated with the imposition of tariffs and trade barriers and changes in trade policy and its impact on our portfolio companies and the global economy;

●	the impact of geopolitical conditions on our portfolio companies and on the industries in which we invest;

●	the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to us or our investment adviser;

●	the impact of changes to tax legislation and, generally, our tax position;

●	our ability to access capital and any future financings by us;

●	the ability of our investment adviser to attract and retain highly talented professionals; and

●	the ability of our investment adviser to locate suitable investments for us and to monitor and effectively administer our investments.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. Important assumptions include our ability to originate new debt investments, certain margins and levels of profitability and the availability of additional capital. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K, in Part II, Item 1A of our most recent Quarterly Report on Form 10-Q, and elsewhere in this prospectus, any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference. You should not place undue reliance on these forward-looking statements, which are based on information available to us as of the applicable date of this prospectus, any applicable prospectus supplement or free writing prospectus, including any documents incorporated by reference, and while we believe such information forms, or will form, a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely on these statements.

PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS

Our common stock is traded on the NYSE under the symbol “SAR”. The following table lists the high and low closing sale price for our common stock, and the closing sale price as a percentage of NAV for each fiscal quarter during the last two most recently completed fiscal years and any subsequent interim periods.

Period	NAV (1)	High Closing Sales Price	Low Closing Sales Price	Premium / (Discount) of High Sales Price to NAV (2)	Premium / (Discount) of Low Sales Price to NAV (2)
Year ending February 28, 2026
First Quarter	$25.52	$25.79	$21.46	1.06%	(15.91)%
Second Quarter	25.61	25.54	24.08	(0.27)	(5.97)
Third Quarter	25.59	25.55	21.56	(0.16)	(15.75)
Fourth Quarter (through January 14, 2026)	*	23.55	22.44	*	*
Year ended February 28, 2025
First Quarter	$26.85	$24.09	$22.52	(10.28)%	(16.13)%
Second Quarter	27.07	24.42	21.91	(9.79)	(19.06)
Third Quarter	26.95	26.07	22.95	(3.27)	(14.84)
Fourth Quarter	25.86	26.00	23.52	0.54	(9.05)
Year ended February 29, 2024
First Quarter	$28.48	$28.10	$22.82	(1.33)%	(19.87)
Second Quarter	28.44	28.64	25.70	0.70	(9.63)
Third Quarter	27.42	26.60	23.05	(2.99)	(15.94)
Fourth Quarter	27.12	26.73	22.77	(1.44)	(16.04)

*	NAV has not yet been determined.

(1)	NAV per share is determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low sales prices. The NAVs shown are based on outstanding shares at the end of each period.
(2)	Calculated as the respective high or low closing sales price divided by the quarter end NAV and subtracting 1.

On January 14, 2026, the last reported sales price of our common stock was $23.43 per share. As of January 15, 2026, we had approximately 11 stockholders of record.

Shares of BDCs may trade at a market price that is less than the NAV of those shares. The possibilities that our shares of common stock will trade at a discount from NAV or at premiums that are unsustainable over the long term are separate and distinct from the risk that our NAV will decrease. It is not possible to predict whether any common stock offered pursuant to this prospectus supplement will trade at, above, or below NAV. As of January 14, 2026, our shares of common stock traded at a discount equal to approximately (8.44)% of the net assets attributable to those shares based upon our NAV per share of $25.59 as of November 30, 2025. It is not possible to predict whether the shares offered hereby will trade at, above, or below NAV.

DIVIDEND REINVESTMENT PLAN

We have adopted a dividend reinvestment plan (the “Plan”) that provides that, unless you elect to receive your dividends or other distributions in cash, they will be automatically reinvested by the Plan Administrator, Broadridge Financial Solutions, Inc., in additional shares of our common stock. If you elect to receive your dividends or other distributions in cash, you will receive them in cash paid by check mailed directly to you by the Plan Administrator. The reinvestment of our distributions does not relieve stockholders of any tax that may be payable on such distributions. For U.S. federal income tax purposes, stockholders generally will be treated as receiving income in an amount equal to the value of the shares distributed by us, which generally will be equal to the amount of the cash distribution the stockholder would have received if the stockholder had elected to receive cash.

No action is required on the part of a registered stockholder to have their cash dividend reinvested in shares of our common stock. When the share price of our common stock is trading above NAV, we intend to primarily use newly issued shares to implement the plan. However, we reserve the right to purchase shares in the open market in connection with our implementation of the plan even if the share price of our common stock is trading below NAV. Unless you or your brokerage firm decides to opt out of the Plan, the number of shares of common stock you will receive will be determined as follows:

(1) If we use newly issued shares under the Plan, we will issue the new shares at a price equal to 95% of the average of the market prices of our common stock at the close of trading on the ten trading days immediately preceding and ending on the date fixed by our board of directors for the payment of the dividend.

(2) If we use shares purchased in the open market under the Plan, the Plan Administrator will receive the dividend or distribution in cash and will purchase common stock in the open market, on the NYSE or elsewhere, for the participants’ accounts. Shares purchased in the open market will be allocated to a participant based on the average purchase price, excluding any brokerage charges or other charges, of all shares purchased with respect to the dividend.

You may withdraw from the Plan at any time by giving written notice to the Plan Administrator, or by telephone in accordance with such reasonable requirements as we and the Plan Administrator may agree upon. If you withdraw or the Plan is terminated, you will receive a certificate for each whole share in your account under the Plan and you will receive a cash payment for any fraction of a share in your account. If you wish, the Plan Administrator will sell your shares and send you the proceeds, minus brokerage commissions.

The Plan Administrator maintains all common stockholders’ accounts in the Plan and gives written confirmation of all transactions in the accounts, including information you may need for tax records. Common stock in your account will be held by the Plan Administrator in non-certificated form. The Plan Administrator will forward to each participant any proxy solicitation material and will vote any shares so held only in accordance with proxies returned to us. Any proxy you receive will include all common stock you have received under the Plan.

There is no brokerage charge for reinvestment of your dividends or distributions in common stock.

Automatically reinvesting dividends and distributions does not mean that you do not have to pay U.S. federal income taxes due upon the reinvestment of such dividends and distributions. See “Certain U.S. Federal Income Tax Considerations”.

If you hold your common stock with a brokerage firm that does not participate in the Plan, you will not be able to participate in the Plan and any dividend reinvestment may be effected on different terms than those described above. Consult your financial advisory for more information.

Neither us nor the Plan Administrator nor its nominee or nominees shall be liable for any act done in good faith, or for any good faith omission to act, including without limitation, any claims of liability arising out of failure to terminate a participant’s account upon the participant’s death prior to receipt of notice in writing of such death, and with respect to the price at which shares are purchased or sold for the participant’s account.

The Plan Administrator’s fees under the Plan will be borne by us. There is no direct service charge to participants in the Plan; however, we reserve the right to amend or terminate the Plan, including amending the Plan to include a service charge payable by the participants, if in the judgment of the board of directors the change is warranted. Any amendment to the Plan, except amendments necessary or appropriate to comply with applicable law or the rules and policies of the SEC or any other regulatory authority, require us to provide at least 30 days’ written notice to each participant. Additional information about the Plan may be obtained from Broadridge Financial Solutions, Inc., 1717 Arch St., Suite 1300, Philadelphia, PA 19103.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The information included under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of our most recent Annual Report on Form 10-K and Part I, Item 2 of our most recent Quarterly Report on Form 10-Q is incorporated herein by reference.

SENIOR SECURITIES

Information about our senior securities as of the fiscal years ended February 28, 2025 to February 28, 2011 is located in Note 8 to our audited consolidated financial statements in our most recent Annual Report on Form 10-K, and is incorporated by reference into the registration statement of which this prospectus is a part. Information about our senior securities as of November 30, 2025 is located in Note 8 to our unaudited consolidated financial statements in our most recent Quarterly Report on Form 10-Q, and is incorporated by reference into the registration statement of which this prospectus is a part. The report of our independent registered public accounting firm on the audited consolidated financial statements as of February 28, 2025 and February 29, 2024 and for each of the three years ended February 28, 2025, February 29, 2024 and February 28, 2023 is included in our most recent Annual Report on Form 10-K, filed on May 7, 2025, and is incorporated by reference into the registration statement of which this prospectus is a part.

THE COMPANY

The information in the sections entitled “Business” in Part I, Item 1 and “Properties” in Part I, Item 2 in our most recent Annual Report on Form 10-K is incorporated herein by reference.

PORTFOLIO COMPANIES

The following table sets forth certain information as of November 30, 2025 for each portfolio company in which we had a debt or equity investment. Other than these investments, our only relationships with our portfolio companies are the managerial assistance we may separately provide to our portfolio companies, which services would be ancillary to our investments, and the board observer or participation rights we may receive.

Company(1)	Industry	Investment Interest Rate/ Maturity	Original Acquisition Date	Principal/ Number of Shares	Cost	Fair Value (c)	% of Net Assets	Company Address
Non-control/Non-affiliate investments - 222.8% (b)
Altvia MidCo, LLC	Alternative Investment Management Software	First Lien Term Loan (6M USD TERM SOFR+8.08%), 12.25% Cash, 7/18/2027	7/18/2022	$11,284,579	$11,221,771	$11,193,174	2.7%	590 Burbank St. Suite 220 Broomfield, CO 80020
Altvia MidCo, LLC (h)	Alternative Investment Management Software	Series A-1 Preferred Shares	7/18/2022	2,083,939	2,083,939	2,767,026	0.7%
		Total Alternative Investment Management Software			13,305,710	13,960,200	3.4%
BQE Software, Inc. (d)	Architecture & Engineering Software	First Lien Term Loan (3M USD TERM SOFR+5.50%), 9.67% Cash, 4/13/2028	4/13/2023	$24,500,000	24,357,939	24,727,850	6.0%	“8605 Santa Monica Blvd, PMB 25876 West Hollywood, CA 90069”
		Total Architecture & Engineering Software			24,357,939	24,727,850	6.0%
Golden TopCo LP (h)	Association Management Software	Class A-2 Common Units	5/10/2023	1,072,394	1,072,394	1,787,432	0.4%	23973 Hazelwood Drive South, Suite 100, Nisswa, MN 56468
		Total Association Management Software			1,072,394	1,787,432	0.4%
Artemis Wax Corp. (d)	Consumer Services	Delayed Draw Term Loan (1M USD TERM SOFR+6.75%), 11.02% Cash, 5/20/2026	5/20/2021	$57,500,000	57,438,537	57,005,500	13.8%	115 E. 92nd St, Apt 4F, New York, NY 10128
Artemis Wax Corp. (h)	Consumer Services	Series B-1 Preferred Stock	5/20/2021	934,463	1,500,000	-	0.0%
Artemis Wax Corp. (h)	Consumer Services	Series D Preferred Stock	12/22/2022	331,640	1,711,866	1,994,847	0.5%
		Total Consumer Services			60,650,403	59,000,347	14.3%
Schoox, Inc. (h)(i)	Corporate Education Software	Series 1 Membership Interest	12/8/2020	1,050	548,298	4,334,902	1.0%	3112 Windsor Rd., #A108, Austin, TX 78703
		Total Corporate Education Software			548,298	4,334,902	1.0%
Innergy, Inc. (d)	Custom Millwork Software	First Lien Term Loan (3M USD TERM SOFR+5.50%), 9.67% Cash, 2/20/2030	2/20/2025	$32,000,000	31,756,195	32,073,600	7.8%	500 West 5th Street, Suite 1100 Austin, TX 78701
Innergy, Inc. (j)	Custom Millwork Software	Delayed Draw Term Loan (3M USD TERM SOFR+5.50%), 9.67% Cash, 2/20/2030	2/20/2025	$2,000,000	1,982,786	2,004,600	0.5%
		Total Custom Millwork Software			33,738,981	34,078,200	8.3%
GreyHeller LLC (h)	Cyber Security	Common Stock	11/10/2021	7,857,689	1,906,275	3,922,837	0.9%	8111 Lyndon B Johnson Fwy #147, Dallas, TX 75251
		Total Cyber Security			1,906,275	3,922,837	0.9%

Company(1)	Industry	Investment Interest Rate/ Maturity	Original Acquisition Date	Principal/ Number of Shares	Cost	Fair Value (c)	% of Net Assets	Company Address
Gen4 Dental Partners Holdings, LLC (d)	Dental Practice Management	First Lien Term Loan (1M USD TERM SOFR+5.75%), 10.02% Cash, 5/13/2030	5/13/2024	$7,053,571	6,997,470	7,124,107	1.7%	230 West Monroe Street, Suite 1920, Chicago, IL 60606
Gen4 Dental Partners Holdings, LLC (j)	Dental Practice Management	Delayed Draw Term Loan (1M USD TERM SOFR+5.75%), 10.02% Cash, 5/13/2030	5/13/2024	$-	-	-	0.0%
Gen4 Dental Partners Holdings, LLC (j)	Dental Practice Management	Revolving Credit Facility (1M USD TERM SOFR+5.75%), 10.02% Cash, 5/13/2030	5/13/2024	$-	-	-	0.0%
Gen4 Dental Partners Holdings, LLC (h)(i)	Dental Practice Management	Series A Preferred Units	2/8/2023	493,999	1,027,519	1,165,838	0.3%
Modis Dental Partners OpCo, LLC	Dental Practice Management	First Lien Term Loan (1M USD TERM SOFR+9.37%), 13.69% Cash, 4/18/2028	4/18/2023	$7,000,000	6,938,986	7,089,600	1.8%	230 West Monroe Street, Suite 1920, Chicago, IL 60606
Modis Dental Partners OpCo, LLC	Dental Practice Management	Delayed Draw Term Loan (1M USD TERM SOFR+9.37%), 13.69% Cash, 4/18/2028	4/18/2023	$13,000,000	12,862,412	13,166,400	3.2%
Modis Dental Partners OpCo, LLC (h)	Dental Practice Management	Class A Preferred Units	4/18/2023	3,200,000	3,200,000	3,829,312	0.9%
		Total Dental Practice Management			31,026,387	32,375,257	7.9%
Exigo, LLC (d)	Direct Selling Software	First Lien Term Loan (1M USD TERM SOFR+6.25%), 10.62% Cash, 3/16/2027	3/16/2022	$23,877,538	23,805,482	22,927,212	5.5%	1600 Viceroy Drive, Suite 125 , Dallas, TX 75235
Exigo, LLC (j)	Direct Selling Software	Revolving Credit Facility (1M USD TERM SOFR+6.25%), 10.62% Cash, 3/16/2027	3/16/2022	$-	-	(24,875)	0.0%
Exigo, LLC (h), (i)	Direct Selling Software	Common Units	3/16/2022	1,041,667	1,041,667	634,167	0.2%
		Total Direct Selling Software			24,847,149	23,536,504	5.7%
C2 Educational Systems, Inc. (d)	Education Services	First Lien Term Loan (3M USD TERM SOFR+8.50%), 12.67% Cash, 11/30/2026	5/31/2017	$23,000,000	22,999,951	22,967,800	5.6%	6465 East Johns Crossing, Suite 100, Duluth, GA 30097
C2 Educational Systems, Inc. (h)	Education Services	Series A-1 Preferred Stock	5/18/2021	3,127	499,904	628,543	0.2%
Ready Education (d)	Education Software	First Lien Term Loan (3M USD TERM SOFR+7.00%), 11.17% Cash, 8/5/2027	8/5/2022	$32,000,000	31,851,856	31,955,200	7.7%	100 Summit Drive Burlington, MA 01803
		Total Education Software			55,351,711	55,551,543	13.5%
TG Pressure Washing Holdings, LLC (h)	Facilities Maintenance	Preferred Equity	8/12/2019	488,148	488,148	-	0.0%	500 West 67th Street, Loveland, CO 80538
		Total Facilities Maintenance			488,148	-	0.0%

Company(1)	Industry	Investment Interest Rate/ Maturity	Original Acquisition Date	Principal/ Number of Shares	Cost	Fair Value (c)	% of Net Assets	Company Address
GDS Software Holdings, LLC	Financial Services	First Lien Term Loan (3M USD TERM SOFR+7.00%), 11.17% Cash, 12/30/2026	12/30/2021	$22,713,926	22,674,422	22,713,926	5.6%	5307 East Mockingbird Lane Suite 1001, Dallas, TX
GDS Software Holdings, LLC (d)	Financial Services	Delayed Draw Term Loan (3M USD TERM SOFR+7.00%), 11.17% Cash, 12/30/2026	12/30/2021	$3,286,074	3,270,530	3,286,074	0.8%
GDS Software Holdings, LLC (h)	Financial Services	Common Stock Class A Units	8/23/2018	250,000	250,000	291,852	0.1%
		Total Financial Services			26,194,952	26,291,852	6.5%
Inspect Point Holdings, LLC	Fire Inspection Business Software	First Lien Term Loan (1M USD TERM SOFR+5.50%), 9.77% Cash, 07/19/2029	7/19/2023	$20,000,000	19,855,001	20,050,000	4.9%	24 4th St, Troy, NY 12180
Inspect Point Holdings, LLC (j)	Fire Inspection Business Software	Delayed Draw Term Loan (1M USD TERM SOFR+5.50%), 9.77% Cash, 07/19/2029	7/19/2023	$-	-	-	0.0%
		Total Fire Inspection Business Software			19,855,001	20,050,000	4.9%
Stretch Zone Franchising, LLC (d)	Health/Fitness Franchisor	First Lien Term Loan (3M USD TERM SOFR+7.00%), 11.17% Cash, 3/31/2028	3/31/2023	$16,228,726	16,140,088	15,553,611	3.8%	6700 North Andrews Ave. #210 Fort Lauderdale, FL 33309
Stretch Zone Franchising, LLC	Health/Fitness Franchisor	First Lien Term Loan (3M USD TERM SOFR+7.00%), 11.17% Cash, 3/31/2028	3/31/2023	$8,738,545	8,688,413	8,375,021	2.0%
Stretch Zone Franchising, LLC (h)	Health/Fitness Franchisor	Class A Units	3/31/2023	20,000	2,000,000	877,862	0.2%
		Total Health/Fitness Franchisor			26,828,501	24,806,494	6.0%
Alpha Aesthetics Partners OpCo, LLC	Healthcare Services	First Lien Term Loan (1M USD TERM SOFR+9.85%), 14.18% Cash, 3/20/2028	3/20/2023	$3,900,000	3,866,095	3,952,260	1.0%	2211 Francisco Dr., El Dorado Hills, CA 95762
Alpha Aesthetics Partners OpCo, LLC	Healthcare Services	Delayed Draw Term Loan (1M USD TERM SOFR+9.85%), 14.18% Cash, 3/20/2028	3/20/2023	$15,100,000	14,951,954	15,302,340	3.7%
Alpha Aesthetics Partners OpCo, LLC (h)	Healthcare Services	Class A Preferred Units	3/20/2023	3,675,000	3,675,000	3,520,466	0.9%
ComForCare Health Care (d)	Healthcare Services	First Lien Term Loan (3M USD TERM SOFR+6.25%), 10.42% Cash, 12/31/2028	1/31/2017	$70,000,000	69,698,689	70,140,000	17.0%	2520 S Telegraph Rd #201, Bloomfield Hills, MI 48302
		Total Healthcare Services			92,191,738	92,915,066	22.6%
Procurement Partners, LLC	Healthcare Software	First Lien Term Loan (3M USD TERM SOFR+6.50%), 10.67% Cash, 5/12/2026	11/12/2020	$35,125,000	35,078,415	35,125,000	8.5%	17035 W. Wisconsin Ave, Suite 100, Brookfield, WI 53005
Procurement Partners, LLC	Healthcare Software	Delayed Draw Term Loan (3M USD TERM SOFR+6.50%), 10.67% Cash, 5/12/2026	11/12/2020	$10,300,000	10,307,554	10,300,000	2.5%

Company(1)	Industry	Investment Interest Rate/ Maturity	Original Acquisition Date	Principal/ Number of Shares	Cost	Fair Value (c)	% of Net Assets	Company Address
Procurement Partners Holdings LLC (h)	Healthcare Software	Class A Units	11/12/2020	571,219	571,219	284,555	0.1%
Procurement Partners Holdings LLC (h)	Healthcare Software	Class AA Units	11/12/2020	220,385	30,994	73,700	0.0%
		Total Healthcare Software			45,988,182	45,783,255	11.1%
Roscoe Medical, Inc. (h)	Healthcare Supply	Common Stock	3/26/2014	5,081	508,077	-	0.0%	6753 Engle Road, Middleburg Heights, OH 44130
		Total Healthcare Supply			508,077	-	0.0%
Granite Comfort, LP (d)	HVAC Services and Sales	First Lien Term Loan (3M USD TERM SOFR+7.40%), 11.57% Cash, 5/16/2027	11/16/2020	$43,000,000	42,884,162	42,458,199	10.3%	717 Fifth Ave, Fl. 12A, New York, NY 10022
Granite Comfort, LP (j)(d)	HVAC Services and Sales	Delayed Draw Term Loan (3M USD TERM SOFR+7.40%), 11.57% Cash, 5/16/2027	11/16/2020	$9,992,940	9,946,886	9,867,029	2.4%
		Total HVAC Services and Sales			52,831,048	52,325,228	12.7%
Vector Controls Holding Co., LLC (h)	Industrial Products	Warrants to Purchase Limited Liability Company Interests, Expires 11/30/2027	5/31/2015	329	-	8,543,641	2.1%	2200 10th St. #300, Plano, TX 75074
		Total Industrial Products			-	8,543,641	2.1%
AgencyBloc, LLC (d)	Insurance Software	First Lien Term Loan (1M USD TERM SOFR+7.76%), 12.03% Cash, 10/1/2026	10/1/2021	$15,436,023	15,400,534	15,436,023	3.7%	201 Washington Street, Cedar Falls, IA 50613
Panther ParentCo LLC (h)	Insurance Software	Class A Units	10/1/2021	2,500,000	2,500,000	5,748,991	1.4%	201 Washington Street, Cedar Falls, IA 50613
		Total Insurance Software			17,900,534	21,185,014	5.1%
Avantra	IT Services	First Lien Term Loan (3M USD TERM SOFR+7.97%), 12.14% Cash, 9/20/2029	9/19/2024	$17,000,000	16,846,422	16,971,100	4.1%	Parkshot House, 5 Kew Road, Richmond TW9 2PR, Richmond TW9 2PR
Maple Holdings Midco Limited (h)	IT Services	Class A Common Units	9/19/2024	2,000,000	2,000,000	2,294,258	0.6%	Parkshot House, 5 Kew Road, Richmond TW9 2PR, Richmond TW9 2PR
		Total IT Services			18,846,422	19,265,358	4.7%
ActiveProspect, Inc. (d)	Lead Management Software	First Lien Term Loan (3M USD TERM SOFR+6.00%), 10.37% Cash, 8/8/2027	8/8/2022	$11,525,624	11,483,483	11,525,624	2.8%	4009 Marathon Blvd, Austin, TX 78756
ActiveProspect, Inc. (j)	Lead Management Software	Delayed Draw Term Loan (3M USD TERM SOFR+6.00%), 10.37% Cash, 8/8/2027	8/8/2022	$-	-	-	0.0%
		Total Lead Management Software			11,483,483	11,525,624	2.8%
Madison Logic, Inc. (d)(m)	Marketing Orchestration Software	First Lien Term Loan (1M USD TERM SOFR+7.00%), 11.37% Cash, 12/30/2028	12/30/2022	$19,029,758	18,863,585	17,870,846	4.3%	126 East 56th Street, 32nd Floor, New York, NY 10022
		Total Marketing Orchestration Software			18,863,585	17,870,846	4.3%
ARC Health OpCo LLC (h)	Mental Healthcare Services	Class A Preferred Units	8/5/2022	3,818,400	4,169,599	296,698	0.1%	230 West Monroe Street, Suite 1920, Chicago, IL 60606
		Total Mental Healthcare Services			4,169,599	296,698	0.1%

Company(1)	Industry	Investment Interest Rate/ Maturity	Original Acquisition Date	Principal/ Number of Shares	Cost	Fair Value (c)	% of Net Assets	Company Address
Chronus LLC	Mentoring Software	First Lien Term Loan (3M USD TERM SOFR+5.25%), 9.19% Cash, 8/26/2026	8/26/2021	$15,000,000	14,969,927	14,683,500	3.6%	15395 SE 30th Place, Suite 140, Bellevue, WA 98007
Chronus LLC (d)	Mentoring Software	First Lien Term Loan (3M USD TERM SOFR+6.00%), 9.94% Cash, 8/26/2026	8/26/2021	$5,000,000	4,985,148	4,894,500	1.2%
Chronus LLC (h)	Mentoring Software	Series A Preferred Stock	8/26/2021	3,000	3,000,000	1,159,470	0.3%
		Total Mentoring Software			22,955,075	20,737,470	5.1%
Cloudpermit	Municipal Government Software	First Lien Term Loan (3M USD TERM SOFR+5.75%), 9.92% Cash, 9/5/2029	9/5/2024	$28,000,000	27,779,421	27,988,800	6.8%	11911 Freedom Drive, Suite 720, Reston, VA 20190
Cloudpermit (j)	Municipal Government Software	Delayed Draw Term Loan (3M USD TERM SOFR+5.75%), 9.92% Cash, 9/5/2029	9/5/2024	$-	-	-	0.0%
Cloudpermit (h)	Municipal Government Software	Limited Partner Interests	9/5/2024	2,000	2,000,000	2,339,779	0.6%
		Total Municipal Government Software			29,779,421	30,328,579	7.4%
Emily Street Enterprises, L.L.C. (d)	Office Supplies	Senior Secured Note (3M USD TERM SOFR+6.75%), 11.00% Cash, 12/31/2028	12/28/2012	$5,300,000	5,286,772	5,339,220	1.3%	15878 Gaither Drive, Gaithersburg, MD 20877
		Total Office Supplies			5,286,772	5,339,220	1.3%
Source 44 LLC	Product Compliance Software	First Lien Term Loan (3M USD TERM SOFR+5.25%), 6.75% Cash, 10/17/2030	10/17/2025	$3,000,000	2,973,750	2,973,750	0.7%	4660 La Jolla Village Drive, Suite 100, San Diego, CA 92122
Source 44 LLC (j)	Product Compliance Software	Delayed Draw Term Loan (3M USD TERM SOFR+5.25%), 6.75% Cash, 10/17/2030	10/17/2025	-	-	-	0.0%
Source 44 LLC (j)	Product Compliance Software	Revolving Credit Facility (3M USD TERM SOFR+5.25%), 6.75% Cash, 10/17/2030	10/17/2025	-	(10,000)	-	0.0%
PG Source Investments, LLC	Product Compliance Software	Series A Preferred Stock	10/17/2025	705	1,500,000	1,500,000	0.4%	4660 La Jolla Village Drive, Suite 100, San Diego, CA 92122
		Total Product Compliance Software			4,463,750	4,473,750	1.1%
Buildout, Inc.	Real Estate Services	First Lien Term Loan (3M USD TERM SOFR+7.00%), 11.27% Cash, 12/31/2025	7/9/2020	$14,000,000	14,000,000	13,706,000	3.3%	222 S. Riverside Plaza #810, Chicago, IL 60606
Buildout, Inc.	Real Estate Services	Delayed Draw Term Loan (3M USD TERM SOFR+7.00%), 11.27% Cash, 12/31/2025	2/12/2021	$38,500,000	38,500,000	37,691,500	9.1%
Buildout, Inc. (h)(i)	Real Estate Services	Limited Partner Interests	7/9/2020	1,250	1,372,557	781,252	0.2%
		Total Real Estate Services			53,872,557	52,178,752	12.6%
Wellspring Worldwide Inc. (d)	Research Software	First Lien Term Loan (3M USD TERM SOFR+8.42%), 12.59% Cash, 2/28/2029	6/27/2022	$9,372,000	9,318,787	9,372,000	2.3%	954 W. Washington Boulevard, Suite 750, Chicago, IL 60607
Wellspring Worldwide Inc.	Research Software	Delayed DrawTerm Loan (3M USD TERM SOFR+8.42%), 12.59% Cash, 2/28/2029	6/27/2022	$25,310,000	25,075,626	25,310,000	6.2%
Archimedes Parent LLC (h)	Research Software	Class A Common Units	6/27/2022	2,475,160	2,475,160	2,110,574	0.5%	954 W. Washington Boulevard, Suite 750, Chicago, IL 60607
		Total Research Software			36,869,573	36,792,574	9.0%

Company(1)	Industry	Investment Interest Rate/ Maturity	Original Acquisition Date	Principal/ Number of Shares	Cost	Fair Value (c)	% of Net Assets	Company Address
Angry Chickz, Inc.	Restaurant	First Lien Term Loan (1M USD TERM SOFR+4.75%), 8.61% Cash, 10/9/2030	10/9/2025	$7,900,000	7,860,500	7,860,500	1.9%	15301 Ventura Blvd. Building B, Suite 250, Sherman Oaks, CA 91403
Angry Chickz, Inc. (j)	Restaurant	Delayed Draw Term Loan (1M USD TERM SOFR+4.75%), 8.61% Cash, 10/9/2030	10/9/2025	$-	-	-	0.0%
LFR Chicken LLC (d)	Restaurant	First Lien Term Loan (1M USD TERM SOFR+4.50%), 8.36% Cash, 11/26/2030	11/19/2021	$22,000,000	21,878,463	21,909,799	5.4%	1270 N Elgin Pwky, Suite C-14, Shalimar, FL 32579
LFR Chicken LLC (d)(j)	Restaurant	Delayed Draw Term Loan (1M USD TERM SOFR+4.50%), 8.36% Cash, 11/26/2030	11/19/2021	$18,000,000	17,947,066	17,926,200	4.3%
LFR Chicken LLC (h)	Restaurant	Series B Preferred Units	11/19/2021	497,183	1,000,000	1,857,808	0.4%
		Total Restaurant			48,686,029	49,554,307	12.0%
SAI Systems Health, LLC	Revenue Cycle Management & Related Services	First Lien Term Loan (3M USD TERM SOFR+5.00%), 11.57% Cash, 11/24/2030	11/24/2025	$28,000,000	27,825,000	27,825,000	6.7%	5 Research Dive, 2nd Floor, Shelton, Ct, 06484
SAI Systems Health, LLC (j)	Revenue Cycle Management & Related Services	Delayed Draw Term Loan (3M USD TERM SOFR+5.00%), 11.57% Cash, 11/24/2030	11/24/2025	$-	-	-	0.0%
SAI Systems Health Topco, LLC	Revenue Cycle Management & Related Services	Class A Units	11/24/2025	350,000	350,000	350,000	0.1%
		Total Revenue Cycle Management & Related Services			28,175,000	28,175,000	6.8%
Avionte Holdings, LLC (h)	Staffing Services	Class A Units	1/8/2014	100,000	100,000	2,391,803	0.6%	4300 MarketPointe Dr., Suite 250, Bloomington, MN 55435
		Total Staffing Services			100,000	2,391,803	0.6%
AIMCO 2025-24A E (a)	Structured Finance Securities	First Lien Term Loan (3M USD TERM SOFR+6.10%), 10.27% Cash, 4/19/2038	4/30/2025	$1,500,000	1,500,000	1,533,900	0.4%
APID 2023-45A ER (a)(d)	Structured Finance Securities	First Lien Term Loan (3M USD TERM SOFR+5.15%), 9.32% Cash, 7/26/2038	6/5/2025	$2,800,000	2,800,000	2,833,569	0.7%
APID 2017-28A DR (a)(d)	Structured Finance Securities	First Lien Term Loan (3M USD TERM SOFR+5.00%), 9.17% Cash, 10/20/2038	7/25/2025	$2,500,000	2,500,000	2,517,983	0.6%
BGCLO 2025-13A D2 (a)(d)	Structured Finance Securities	First Lien Term Loan (3M USD TERM SOFR+4.05%), 8.22% Cash, 10/23/2038	8/7/2025	$2,000,000	2,000,000	2,005,320	0.5%
BSP 2016-10A C2R3 (a)	Structured Finance Securities	First Lien Term Loan (3M USD TERM SOFR+4.10%), 8.27% Cash, 7/20/2038	7/10/2025	$2,000,000	2,000,000	2,012,118	0.5%
BSP 2020-21A ER2 (a)	Structured Finance Securities	First Lien Term Loan (3M USD TERM SOFR+4.95%), 8.74% Cash, 1/15/2039	11/4/2025	$1,500,000	1,500,000	1,505,337	0.4%
BSP 2025-40A E (a)(d)	Structured Finance Securities	First Lien Term Loan (3M USD TERM SOFR+5.25%), 9.42% Cash, 7/25/2038	5/22/2025	$3,000,000	3,000,000	3,012,943	0.7%
HLM 2025-26A D2 (a)(d)	Structured Finance Securities	First Lien Term Loan (3M USD TERM SOFR+4.10%), 8.27% Cash, 7/20/2038	7/18/2025	$2,000,000	2,000,000	2,007,944	0.5%

Company(1)	Industry	Investment Interest Rate/ Maturity	Original Acquisition Date	Principal/ Number of Shares	Cost	Fair Value (c)	% of Net Assets	Company Address
NMC CLO-4A ER (a)	Structured Finance Securities	First Lien Term Loan (3M USD TERM SOFR+6.91%), 11.08% Cash, 3/20/2038	4/17/2025	$1,000,000	980,000	1,021,200	0.2%
NMC CLO-7A E (a)	Structured Finance Securities	First Lien Term Loan (3M USD TERM SOFR+5.00%), 9.17% Cash, 3/31/2038	3/13/2025	$1,000,000	1,000,000	1,000,283	0.2%
NMC CLO-5A ER (a)(d)	Structured Finance Securities	First Lien Term Loan (3M USD TERM SOFR+5.85%), 10.02% Cash, 7/20/2036	6/30/2025	$3,000,000	3,000,000	3,009,600	0.7%
NMC CLO-3A D2R (a)(d)	Structured Finance Securities	First Lien Term Loan (3M USD TERM SOFR+4.10%), 8.27% Cash, 10/20/2038	8/4/2025	$2,250,000	2,250,000	2,270,036	0.5%
OAKC 2016-13A ER2 (a)	Structured Finance Securities	First Lien Term Loan (3M USD TERM SOFR+5.75%), 9.92% Cash, 10/21/2037	4/10/2025	$1,000,000	976,250	1,008,200	0.2%
OAKC 2025-22A E (a)	Structured Finance Securities	First Lien Term Loan (3M USD TERM SOFR+5.55%), 9.72% Cash, 7/20/2038	5/9/2025	$1,250,000	1,250,000	1,265,430	0.3%
OAKC 2020-7A D2R2 (a)(d)	Structured Finance Securities	First Lien Term Loan (3M USD TERM SOFR+4.05%), 8.22% Cash, 7/19/2038	6/18/2025	$3,250,000	3,250,000	3,264,225	0.9%
OCP 2025-43A E (a)	Structured Finance Securities	First Lien Term Loan (3M USD TERM SOFR+6.50%), 10.67% Cash, 7/20/2038	4/23/2025	$1,000,000	1,000,000	1,022,005	0.2%
OCP 2023-28A (a)(d)	Structured Finance Securities	First Lien Term Loan (3M USD TERM SOFR+5.25%), 9.42% Cash, 7/16/2038	6/18/2025	$3,000,000	3,000,000	3,026,577	0.7%
OCP 2016-11A D2R3 (a)	Structured Finance Securities	First Lien Term Loan (3M USD TERM SOFR+4.10%), 8.27% Cash, 7/26/2038	6/26/2025	$1,500,000	1,500,000	1,507,953	0.4%
POST 2023-1A D2R (a)	Structured Finance Securities	First Lien Term Loan (3M USD TERM SOFR+3.95%), 7.74% Cash, 10/20/2038	10/17/2025	$1,000,000	1,000,000	1,001,929	0.2%
REGT6 2016-1A ER3 (a)	Structured Finance Securities	First Lien Term Loan (3M USD TERM SOFR+5.45%), 9.24% Cash, 10/20/2038	9/12/2025	$1,500,000	1,500,000	1,509,149	0.4%
REGT23 2021-1A D2R (a)	Structured Finance Securities	First Lien Term Loan (3M USD TERM SOFR+4.00%), 7.79% Cash, 10/15/2038	10/30/2025	$2,000,000	2,000,000	2,003,834	0.5%
TREST 2017-1A ERR (a)	Structured Finance Securities	First Lien Term Loan (3M USD TERM SOFR+5.95%), 10.12% Cash, 7/25/2037	3/7/2025	$1,250,000	1,257,125	1,268,026	0.3%
WBOX 2023-4A ER (a)	Structured Finance Securities	First Lien Term Loan (3M USD TERM SOFR+6.48%), 10.65% Cash, 4/20/2036	4/10/2025	$2,000,000	1,970,000	2,022,000	0.5%
WBOX 2025-5A D2 (a)(d)	Structured Finance Securities	First Lien Term Loan (3M USD TERM SOFR+4.10%), 8.27% Cash, 7/20/2038	6/24/2025	$2,000,000	2,000,000	2,003,200	0.5%
		Total Structured Finance Securities			45,233,375	45,632,761	11.0%

Company(1)	Industry	Investment Interest Rate/ Maturity	Original Acquisition Date	Principal/ Number of Shares	Cost	Fair Value (c)	% of Net Assets	Company Address
StockIQ Technologies, LLC	Supply Chain Planning Software	First Lien Term Loan (3M USD TERM SOFR+5.25%), 9.42% Cash,3/26/2030	3/25/2025	$10,000,000	9,919,662	9,977,000	2.4%	280 E. 1st Avenue, Suite 1838, Broomfield, CO 80020
StockIQ Technologies, LLC (j)	Supply Chain Planning Software	Delayed Draw Term Loan (3M USD TERM SOFR+5.25%), 9.42% Cash, 3/26/2030	3/25/2025	$500,000	495,798	498,850	0.1%
StockIQ Technologies, LLC (h)	Supply Chain Planning Software	Class A Units	3/25/2025	200,000	200,000	217,811	0.1%
		Total Supply Chain Planning Software			10,615,460	10,693,661	2.6%
JDXpert	Talent Acquisition Software	First Lien Term Loan (3M USD TERM SOFR+8.50%), 12.93% Cash, 5/2/2027	5/2/2022	$6,000,000	5,976,444	6,000,000	1.6%	801 Corporate Center Drive, Suite 130, Raleigh, NC 27607
JDXpert (d)	Talent Acquisition Software	Delayed Draw Term Loan (3M USD TERM SOFR+8.50%), 12.93% Cash, 5/2/2027	5/2/2022	$1,000,000	995,372	1,000,000	0.2%
JDXpert (j)	Talent Acquisition Software	Delayed Draw Term Loan (3M USD TERM SOFR+8.50%), 12.93% Cash, 5/2/2027	5/2/2022	$500,000	497,293	500,000	0.1%
Jobvite, Inc.	Talent Acquisition Software	First Lien Term Loan (3M USD TERM SOFR+7.50%), 11.67% Cash, 8/5/2028	8/5/2022	$20,000,000	19,918,404	19,830,000	4.8%	20N. Meridian St., Suite #300, Indianapolis, IN 46204
		Total Talent Acquisition Software			27,387,513	27,330,000	6.7%
VetnCare MSO, LLC	Veterinary Services	Delayed Draw Term Loan (3M USD TERM SOFR+5.75%), 9.92% Cash, 5/12/2028	5/12/2023	$13,290,655	13,231,743	13,361,095	3.2%	160 Franklin St #300, Oakland, CA 94607
		Total Veterinary Services			13,231,743	13,361,095	3.2%
Sub Total Non-control/Non-affiliate investments					909,610,785	921,123,120	223.7%
Affiliate investments - 12.8% (b)
ETU Holdings, Inc. (f)	Corporate Education Software	First Lien Term Loan (3M USD TERM SOFR+9.00%), 13.32% Cash, 8/18/2027	8/18/2022	$7,100,000	7,069,574	7,100,000	1.7%	5th Floor, The Tower, Trinity Technology & Enterprise Campus, Pearse Street, Dublin D02 K1W7
ETU Holdings, Inc. (f)	Corporate Education Software	Second Lien Term Loan 15.00% PIK, 2/18/2028	8/18/2022	$7,967,627	7,942,170	7,637,768	1.8%
ETU Holdings, Inc. (f)(h)	Corporate Education Software	Series B Preferred Units	11/21/2025	854,300	3,000,000	-	0.0%
ETU Holdings, Inc. (f)(h)	Corporate Education Software	Series C Preferred Units	11/21/2025	730,280	730,280	730,280	0.2%
		Total Corporate Education Software			18,742,024	15,468,048	3.7%
Axero Holdings, LLC (f)	Employee Collaboration Software	First Lien Term Loan 4.50% Cash, (3M USD TERM SOFR + 2.50%) PIK, 12/31/2027	6/30/2021	$16,781,389	16,766,466	16,840,124	4.2%	401 Park Avenue South, 10th Floor, New York, NY 10016
Axero Holdings, LLC (f)	Employee Collaboration Software	Delayed Draw Term Loan 4.50% Cash, (3M USD TERM SOFR + 2.50%) PIK, 12/31/2027	6/30/2021	$1,190,937	1,187,366	1,195,105	0.3%
Axero Holdings, LLC (f)(j)	Employee Collaboration Software	Revolving Credit Facility 4.50% Cash, (3M USD TERM SOFR + 2.50%) PIK, 12/31/2027	2/3/2022	$-	-	-	0.0%

Company(1)	Industry	Investment Interest Rate/ Maturity	Original Acquisition Date	Principal/ Number of Shares	Cost	Fair Value (c)	% of Net Assets	Company Address
Axero Holdings, LLC (f)(h)	Employee Collaboration Software	Series A Preferred Units	6/30/2021	2,055,609	2,055,609	3,987,881	1.0%
Axero Holdings, LLC (f)(h)	Employee Collaboration Software	Series B Preferred Units	6/30/2021	2,055,609	2,055,609	6,318,879	1.5%
		Total Employee Collaboration Software			22,065,050	28,341,989	7.0%
SmartAC.com, LLC (f)	HVAC Monitoring Devices	First Lien Term Loan (3M USD TERM SOFR+7.50%), 11.67% Cash, 4/7/2030	4/7/2025	$5,397,087	5,358,979	5,378,737	1.3%	5302 Egbert Street, Houston, TX 77007
SmartAC.com, LLC (f)(j)	HVAC Monitoring Devices	Delayed Draw Term Loan (3M USD TERM SOFR+7.50%), 11.67% Cash, 4/7/2030	4/7/2025	$-	-	-	0.0%
SmartAC.com, LLC (f)(j)	HVAC Monitoring Devices	Series A Preferred Units	4/7/2025	1,262,201	2,999,999	3,110,015	0.8%
		Total HVAC Monitoring Devices			8,358,978	8,488,752	2.1%
Sub Total Affiliate investments					49,166,052	52,298,789	12.8%
Control investments - 10.3% (b)
Zollege PBC (g)	Education Services	First Lien Term Loan 4.84% PIK, 8/9/2027	5/11/2021	$1,558,038	1,558,037	1,216,827	0.3%	1335 E. Whitestone Blvd., Cedar Park, TX 78613
Zollege PBC (h)(g)	Education Services	Common Stock	5/11/2021	7,731,294	558,799	7,672,251	1.9%
		Total Education Services			2,116,836	8,889,078	2.2%
Pepper Palace, Inc. (k)(g)	Specialty Food Retailer	First Lien Term Loan 4.42% PIK, 12/31/2028	6/30/2021	$2,400,000	2,400,000	1,278,720	0.3%	3275 Newport Highway, Suite 5, Sevierville, TN 37876
Pepper Palace, Inc. (j)(k)(g)	Specialty Food Retailer	Delayed Draw Term Loan 4.42% PIK, 12/31/2028	6/30/2021	$400,000	400,000	213,120	0.1%
Pepper Palace, Inc. (j)(k)(g)	Specialty Food Retailer	Revolving Credit Facility 4.42% PIK, 12/31/2028	6/30/2021	$1,000,000	1,000,000	532,800	0.1%
Pepper Palace, Inc. (h)(g)	Specialty Food Retailer	Class A Units	6/30/2021	100,000	138,561	-	0.0%
		Total Specialty Food Retailer			3,938,561	2,024,640	0.5%
Saratoga Investment Corp. CLO 2013-1, Ltd. (a)(e)(g)	Structured Finance Securities	Other/Structured Finance Securities 0.00%, 4/20/2033	1/22/2008	$111,000,000	14,410,095	-	0.0%	535 Madison Avenue, New York, NY, 10022
Saratoga Investment Corp. CLO 2013-1, Ltd. Class F-2-R-3 Note (a)(g)	Structured Finance Securities	Other/Structured Finance Securities (3M USD TERM SOFR+10.00%), 14.05%, 4/20/2033	8/9/2021	$9,375,000	9,375,000	120,938	0.0%	535 Madison Avenue, New York, NY, 10022
Saratoga Investment Corp. Senior Loan Fund 2022-1, Ltd. Class E-R Note (a)(g)	Structured Finance Securities	Other/Structured Finance Securities (3M USD TERM SOFR+7.35%), 11.14%, 10/20/2037	9/24/2025	$8,750,000	8,443,750	8,728,701	2.1%	535 Madison Avenue, New York, NY, 10022
		Total Structured Finance Securities			32,228,845	8,849,639	2.1%
Saratoga Senior Loan Fund I JV, LLC (a)(g)(j)	Investment Fund	Unsecured Loan 10.00%, 10/20/2033	12/17/2021	$17,618,954	17,618,954	16,183,009	3.9%	535 Madison Avenue, New York, NY, 10022
Saratoga Senior Loan Fund I JV, LLC (a)(g)(n)	Investment Fund	Membership Interest	12/17/2021	19,197,861	19,197,861	6,582,069	1.6%	535 Madison Avenue, New York, NY, 10022
		Total Investment Fund			36,816,815	22,765,078	5.5%
Sub Total Control investments					75,101,057	42,528,435	10.3%
TOTAL INVESTMENTS - 245.9% (b)					$1,033,877,894	$1,015,950,344	245.9%

	Number of Shares	Cost	Fair Value	% of Net Assets
Cash and cash equivalents and cash and cash equivalents, reserve accounts - 41.0% (b)
U.S. Bank Money Market (l)	167,058,210	$167,058,210	$167,058,210	40.4%
Valley National Bank Money Market (1)	2,500,000	2,500,000	2,500,000	0.6
Total cash and cash equivalents and cash and cash equivalents, reserve accounts	169,558,210	$169,558,210	$169,558,210	41.0%

(1)	Securities are exempt from registration under Rule 144A of the Securities Act and are restricted securities. Money market funds are valued at net asset value and are considered level 1 investments within the fair value hierarchy.
(a)	Represents an investment that is not a “qualifying asset” under Section 55(a) of the 1940 Act. As of November 30, 2025, non-qualifying assets represent 8.2% of the Company’s portfolio at fair value. As a BDC, the Company generally has to invest at least 70% of its total assets in qualifying assets.
(b)	Percentages are based on net assets of $413,206,912 as of November 30, 2025.
(c)	Because there is no “readily available market quotations” (as defined in the 1940 Act) for these investments, the fair values of these investments were determined using significant unobservable inputs and approved in good faith by our board of directors. These investments have been included as Level 3 in the Fair Value Hierarchy, except for the CLO BB and BBB debt which are level 2 investments (see Note 3 to the consolidated financial statements in the Quarterly Report on Form 10-Q for the quarter ended November 30, 2025).
(d)	These securities are either fully or partially pledged as collateral under the Company’s senior secured revolving credit facility (see Note 8 to the consolidated financial statements in the Quarterly Report on Form 10-Q for the quarter ended November 30, 2025).
(e)	This investment does not have a stated interest rate that is payable thereon. As a result, the 0.00% interest rate in the table above represents the effective interest rate currently earned on the investment cost and is based on the current cash interest and other income generated by the investment.
(f)	As defined in the 1940 Act, this portfolio company is an “affiliate” as we own between 5.0% and 25.0% of the outstanding voting securities. Transactions during the nine months ended November 30, 2025 in which the issuer was an affiliate are as follows:

Company	Fair Value at the Beginning of Year	Purchases/ Add-ons	Sales/ Paydowns	Total Interest from Investments	Management Fee Income	Net Realized Gain (Loss) from Investments	Net Change in Unrealized Appreciation (Depreciation)	Fair Value at End of Period
Axero Holdings, LLC	$27,179,347	$-	$-	$1,521,172	$-	$-	$248,579	$28,341,989
ETU Holdings, Inc.	13,368,085	730,280	-	1,601,122	-	-	410,764	15,468,048
SmartAC.com,LLC	-	10,939,999	(2,602,913)	639,362	-	-	129,773	8,488,752
Total	$40,547,432	$11,670,279	$(2,602,913)	$3,761,656	$-	$-	$789,116	$52,298,789

(g)	As defined in the 1940 Act, we “control” this portfolio company because we own more than 25% of the portfolio company’s outstanding voting securities. Transactions during the nine months ended November 30, 2025 in which the issuer was both an affiliate and a portfolio company that we control are as follows:

Company	Fair Value at the Beginning of Year	Purchases/ Add-ons	Sales/ Paydowns	Total Interest from Investments	Total Dividends from Investments	Management Fee Income	Net Realized Gain (Loss) from Investments	Net Change in Unrealized Appreciation (Depreciation)	Fair Value at End of Period
Netreo Holdings, LLC	$-	$-	$(638,355)	$-	$-	$-	$638,355	$-	$-
Pepper Palace, Inc.	1,547,000	1,000,000	-	-	-	-	-	(522,360)	2,024,640
Zollege PBC	3,937,150	-	-	96,997	-	-	-	4,855,141	8,889,078
Saratoga Investment Corp. CLO 2013-1, Ltd.	240,578	-	-	-	-	628,774	-	238,365	-
Saratoga Investment Corp. Senior Loan Fund 2022-1, Ltd. Class E Note	12,250,000	-	(12,250,000)	1,762,122	-	-	-	(857,500)	-
Saratoga Investment Corp. CLO 2013-1, Ltd. Class F-2-R-3 Note	2,280,938	-	-	1,038,068	-	-	-	(2,160,000)	120,938
Saratoga Senior Loan Fund I JV, LLC	16,533,626	-	-	1,321,422	-	-	-	(350,617)	16,183,009
Saratoga Investment Corp. Senior Loan Fund 2022-1, Ltd. Class E-R Note	-	8,443,750	-	187,645	-	-	-	284,951	8,728,701
Saratoga Senior Loan Fund I JV, LLC	3,080,916	1,614,375	-	-	2,404,864	-	-	1,886,777	6,582,069
Total	$39,870,208	$11,058,125	$(12,888,355)	$4,406,254	$2,404,864	$628,774	$638,355	$3,375,207	$42,528,435

(h)	Non-income producing at November 30, 2025.
(i)	Includes securities issued by an affiliate of the company.
(j)	All or a portion of this investment has an unfunded commitment as of November 30, 2025. (See Note 9 to the consolidated financial statements in the Quarterly Report on Form 10-Q for the quarter ended November 30, 2025).

(k)	As of November 30, 2025, the investment was on non-accrual status. The fair value of these investments was approximately $2.0 million, which represented 0.2% of the Company’s portfolio (see Note 2 to the consolidated financial statements in the Quarterly Report on Form 10-Q for the quarter ended November 30, 2025).
(l)	Included within cash and cash equivalents and cash and cash equivalents, reserve accounts in the Company’s consolidated statements of assets and liabilities as of November 30, 2025.
(m)	This investment elected to PIK 20% of accrued interest, with 80% of accrued interest payable in cash.
(n)	On September 24, 2025, the Company completed the first refinancing of SLF 2022. This refinancing, among other things, extended the SLF 2022’s investment period to October 2028. As part of this refinancing, the Company purchased $8.8 million of the SLF 2022-1 Class E-R Notes tranche at par. Concurrently, the existing $12.3 million of the SLF 2022-1 Class E Notes were repaid. The Company also paid $1.6 million of additional equity investment related to the refinancing to SLF JV. (See Note 5 to the consolidated financial statements in the Quarterly Report on Form 10-Q for the quarter ended November 30, 2025).

SOFR - Secured Overnight Financing Rate

1M USD TERM SOFR - The 1 month USD TERM SOFR rate as of November 30, 2025 was 3.86%.

3M USD TERM SOFR - The 3 month USD TERM SOFR rate as of November 30, 2025 was 3.79%.

6M USD TERM SOFR – The 6 month USD TERM SOFR rate as of November 30, 2025 was 3.70%.

For a brief description of the portfolio company in which the fair value of our investment represents greater than 5% of our total assets as of November 30, 2025, excluding Saratoga CLO, SLF JV and SLF 2022, see Note 3 to our unaudited consolidated financial statements in our most recent Quarterly Report on Form 10-Q, which is incorporated by reference herein.

MANAGEMENT

The information in the section entitled “Directors, Executive Officers and Corporate Governance” in Part III, Item 10 of our most recent Annual Report on Form 10-K is incorporated herein by reference.

MANAGEMENT AND OTHER AGREEMENTS

The information in the sections entitled “Investment Advisory and Management Agreement,” “Administration Agreement” and “License Agreement” in the “Business” section of Part I, Item 1 of our most recent Annual Report on Form 10-K, in the notes to our audited consolidated financial statements under the caption “Note 7. Agreements and Related Party Transactions” in our most recent Annual Report on Form 10-K, and in the notes to our unaudited consolidated financial statements under the caption “Note 7. Agreements and Related Party Transactions” in our most recent Quarterly Report on Form 10-Q is incorporated herein by reference.

PORTFOLIO MANAGEMENT

The information in the section entitled “Portfolio Management” in our most recent Definitive Proxy Statement on Schedule 14A is incorporated herein by reference.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The information in the section entitled “Certain Relationships and Related Transactions, and Director Independence” in Part III, Item 13 of our most recent Annual Report on Form 10-K is incorporated herein by reference.

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS

The information in the section entitled “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” in Part III, Item 12 of our most recent Annual Report on Form 10-K is incorporated herein by reference.

REGULATION

The information in the sections entitled “Business Development Company Regulations” and “Small Business Investment Company Regulations” in the “Business” section of Part I, Item 1 of our most recent Annual Report on Form 10-K is incorporated herein by reference.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary of certain U.S. federal income tax considerations applicable to us and to an investment in shares of our common stock which is based on the provisions of the Code and the Treasury regulations in effect as they directly govern our U.S. federal income tax treatment and the U.S. federal income taxation of our stockholders. These provisions are subject to differing interpretations and change by legislative or administrative action, and any change may be retroactive, which could affect the continuing validity of this discussion. The discussion does not purport to deal with all of the U.S. federal income tax consequences applicable to us, or which may be important to particular stockholders in light of their individual investment circumstances or to some types of stockholders subject to special tax rules, such as financial institutions, broker-dealers, insurance companies, tax-exempt organizations, partnerships or other pass-through entities, persons holding our common shares in connection with a hedging, straddle, conversion or other integrated transaction, persons engaged in a trade or business in the United States certain former citizens and long-term residents of the United States, persons subject to the alternative minimum tax, pension plans and trusts, persons whose functional currency is not the U.S. dollar, regulated investment companies, real estate investment trusts, personal holding companies, persons who acquire an interest in the fund in connection with the performance of services, persons required to accelerate the recognition of any item of gross income as a result of such income being taken into account on an applicable financial statement. Such persons should consult with their own tax advisors as to the U.S. federal income tax consequences of an investment in our common stock, which may differ substantially from those described herein.

This discussion assumes that the stockholders hold their common shares as capital assets for U.S. federal income tax purposes (generally, assets held for investment). No attempt is made to present a detailed explanation of all U.S. federal income tax aspects affecting us and our stockholders, and the discussion set forth herein does not constitute tax advice. This summary also does not discuss any aspects of U.S. estate or gift tax or non-U.S. state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets. No ruling has been or will be sought from the Internal Revenue Service, which we refer to as the IRS, regarding any matter discussed herein. Prospective investors should be aware that, although we intend to adopt positions we believe are in accord with current interpretations of the U.S. federal income tax laws, the IRS may not agree with the tax positions taken by us and that, if challenged by the IRS, our tax positions might not be sustained by the courts. Tax counsel has not rendered any legal opinion regarding any tax consequences relating to us or our stockholders. Stockholders are urged to consult their own tax advisors to determine the U.S. federal, state, local and foreign tax consequences to them of investing in our shares.

This summary does not discuss the consequences of an investment in shares of our preferred stock, debt securities or warrants representing rights to purchase shares of our common stock, preferred stock, debt or securities. The tax consequences of such an investment will be discussed in a relevant prospectus supplement.

For purposes of this discussion, a “U.S. stockholder” is a holder or a beneficial holder of shares of our common stock which is for U.S. federal income tax purposes (1) a citizen or individual resident of the United States (2) a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate whose income is subject to U.S. federal income tax regardless of its source, or (4) a trust if (a) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (b) the trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes. A “non-U.S. stockholder” is a holder that is neither a U.S. stockholder nor a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes). If a partnership or other entity classified as a partnership for U.S. federal income tax purposes holds the shares, the tax treatment of the partnership and each partner generally will depend on the activities of the partnership and the activities of the partner. Partnerships acquiring shares, and partners in such partnerships, should consult their own tax advisors. Prospective investors that are not U.S. stockholders should refer to “Non-U.S. Stockholders” below.

Tax matters are complicated and prospective investors in our shares are urged to consult their own tax advisors with respect to the U.S. federal income tax and state, local and non-U.S. tax consequences of an investment in our shares, including the potential application of U.S. withholding taxes.

Taxation of the Company

Election to Be Taxed as a RIC

We have elected and qualified to be treated as a RIC under subchapter M of the Code, and we intend to continue to qualify each year as a RIC. However, no assurance can be given that we will be able to maintain our RIC tax treatment. As a RIC, we generally will not be subject to U.S. federal income tax on any net ordinary income or capital gain net income that we timely distribute to our stockholders as dividends. To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, we generally must timely distribute to our stockholders, for each taxable year, at least 90% of our “investment company taxable income,” which is generally our net ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses (the “Annual Distribution Requirement”). Our SBIC subsidiary may be limited by the Small Business Investment Act of 1958, and SBA regulations governing SBICs, from making certain distributions to us that may be necessary to enable us to maintain our status as a RIC. We may have to request a waiver of the SBA’s restrictions for our SBIC subsidiary to make certain distributions to maintain our RIC status. We cannot assure you that the SBA will grant such a waiver.

Taxation as a RIC

As a RIC, we will not be subject to U.S. federal income tax on the portion of our investment company taxable income (“ICTI”) and net capital gain, defined as net long-term capital gains in excess of net short-term capital losses, that we distribute (or are deemed to distribute) to stockholders. We will be subject to U.S. federal income tax imposed at corporate rates on any net income or net capital gain not distributed (or deemed distributed) to our stockholders.

We will be subject to a nondeductible U.S. federal excise tax of 4% on certain undistributed income if we do not distribute in a timely manner an amount at least equal to the sum of (a) 98% of our net ordinary income for each calendar year, (b) 98.2% of our capital gain net income for the one-year period ending on October 31 of such calendar year, and (c) any net ordinary income and capital gain net income that we recognized in preceding years, but were not distributed during such years, and on which we did not pay U.S. federal income tax. Depending on the level of ICTI earned in a tax year and the amount of net capital gains recognized in such tax year, the Company may choose to carry forward ICTI and net capital gains in excess of current year dividend distributions into the next tax year. In order to eliminate our liability for U.S. federal income tax, and to the extent necessary to maintain our qualification as a RIC, any such carryover ICTI and net capital gains generally must be distributed before the end of that next tax year through a dividend declared prior to the 15th day of the 9th month after the close of the taxable year in which such ICTI was generated.

In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:

●	qualify to be treated as a BDC under the 1940 Act at all times during each taxable year;

●	derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale of stock or other securities or foreign currencies, or other income derived with respect to our business of investing in such stock or securities or foreign currencies , and net income derived from interests in “qualified publicly traded partnerships” (partnerships that are traded on an established securities market or tradable on a secondary market, other than partnerships that derive 90% of their income from interest, dividends and other permitted RIC income) (the “90% Income Test”); and

●	diversify our holdings so that at the end of each quarter of the taxable year:

●	at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer; and

●	no more than 25% of the value of our assets is invested in (i) the securities, other than U.S. government securities or securities of other RICs, of one issuer, (ii) the securities, other than securities of other RICs, of two or more issuers that are controlled, as determined under applicable tax rules, by us and that are engaged in the same or similar or related trades or businesses, or (iii) the securities of one or more qualified publicly traded partnerships (the “Diversification Tests”).

We may be required to recognize taxable income in circumstances in which we do not receive cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with PIK interest or, in certain cases, with increasing interest rates or issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any original issue discount accrued will be included in our ICTI for the year of accrual, we may be required to make a distribution to our stockholders in order to satisfy the Annual Distribution Requirement, even though we will not have received any corresponding cash amount.

Although we do not presently expect to do so, we are authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the 1940 Act, we are not permitted to make distributions to our stockholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. See “Regulation — Senior Securities.” If we are prohibited from making distributions, we may fail to qualify for tax treatment as a RIC and become subject to U.S. federal income tax. Moreover, our ability to dispose of assets to meet our distribution requirements may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our qualification as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or the U.S. federal excise tax requirement, we may make such dispositions at times that, from an investment standpoint, are not advantageous.

Failure to Qualify as a RIC

If we were unable to continue to qualify for treatment as a RIC, and certain cure provisions are not applicable, we would be subject to U.S. federal income tax on all of our taxable income (including our net capital gains) imposed at corporate rates. We would not be able to deduct distributions to stockholders, nor would they be required to be made. Distributions, including distributions of net long-term capital gain, would generally be taxable to our stockholders as ordinary dividend income to the extent of our current and accumulated earnings and profits. Subject to certain holding period and other limitations under the Code, corporate distributees would be eligible for the dividends received deduction, and non-corporate distributes would generally be able to treat such dividends as “qualified dividend income,” which is subject to reduced rates of U.S. federal income tax. To the extent the amount of a distribution exceeded our current and accumulated earnings and profits, such excess would be treated as a return of capital to the extent of the stockholder’s adjusted tax basis, and to the extent the amount of a distribution exceeded both our current and accumulated earnings and profits and the stockholder’s adjusted tax basis, any excess would be treated as a capital gain. To requalify as a RIC in a subsequent taxable year, we would be required to satisfy the RIC qualification requirements for that year and distribute all of our previously undistributed earnings and profits from any year in which we failed to qualify as a RIC by the end of the first year that we intend to requalify as a RIC. Subject to a limited exception applicable to RICs that qualified as such for at least one year prior to disqualification and that requalify as a RIC no later than the second year following the non-qualifying year, we could be subject to U.S. federal income tax imposed at corporate rates on any unrealized net built-in appreciation on the assets held by us during the period in which we failed to qualify as a RIC that are recognized within the subsequent five years, unless we made a special election to pay U.S. federal income tax at corporate rates on such built-in gain at the time of our requalification as a RIC.

Company Investments

Certain of our investment practices are subject to special and complex U.S. federal income tax provisions that may, among other things, (1) disallow, suspend or otherwise limit the allowance of certain losses or deductions, including the dividends received deduction, (2) convert lower taxed long-term capital gains and qualified dividend income into higher taxed short-term capital gains or ordinary income, (3) convert ordinary loss or a deduction into capital loss (the deductibility of which is more limited), (4) cause us to recognize income or gain without a corresponding receipt of cash, (5) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (6) adversely alter the characterization of certain complex financial transactions and (7) produce income that will not qualify as good income for purposes of the 90% annual gross income requirement described above. We will monitor our transactions and may make certain tax elections and may be required to borrow money or dispose of securities to mitigate the effect of these rules and prevent disqualification as a RIC.

Gain or loss realized by us from warrants acquired by us as well as any loss attributable to the lapse of such warrants generally will be treated as capital gain or loss. Such gain or loss generally will be long term or short term, depending on how long we held a particular warrant.

In the event we invest in foreign securities, we may be subject to withholding and other foreign taxes with respect to those securities withheld at the source. In this regard, withholding tax rates in countries with which the United States does not have a tax treaty may be 35% or more. The United States has entered into tax treaties with many foreign countries that may entitle us to a reduced rate of tax or exemption from tax on this related income and gains. The effective rate of foreign tax cannot be determined at this time since the amount of our assets to be invested within various countries is not now known. In that case, our yield on those securities would be decreased. We do not expect to satisfy the requirements necessary to pass through to our stockholders their share of the foreign taxes paid by us.

If we purchase shares in a “passive foreign investment company” (a “PFIC”), we may be subject to U.S. federal income tax on any “excess distribution” received on, or any gain from the disposition of such shares. Additional charges in the nature of interest generally will be imposed on us in respect of deferred taxes arising from any such excess distributions or gain. This additional tax and interest may apply even if we make a distribution as a taxable dividend by us to our stockholders in an amount equal to (1) any excess distribution, or (2) the gain from the dispositions of such shares. If we invest in a PFIC and elect to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), in lieu of the foregoing requirements, we will be required to include in income each year our proportionate share of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed by the QEF. Alternatively, we may be able to elect to mark-to-market at the end of each taxable year our shares in a PFIC; in this case, we will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent that any such decrease does not exceed prior increases included in our income. Under either election, we may be required to recognize income in excess of distributions from PFICs and our proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of the 4% U.S. federal excise tax.

If we are a U.S. Shareholder (as defined below) of a foreign corporation that is treated as a controlled foreign corporation (“CFC”), we may be treated as receiving a deemed distribution (taxable as ordinary income) each year from such foreign corporation in an amount equal to our pro rata share of the corporation’s income for the tax year (including both ordinary earnings and capital gains), whether or not the corporation makes an actual distribution during such year. In general, a foreign corporation will be classified as a CFC if more than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by U.S. Shareholders. A “U.S. Shareholder,” for this purpose, is any U.S. person that possesses (actually or constructively) 10% or more of the combined voting power of all classes of shares of a corporation or 10% or more of the total value of shares of all classes of shares of such corporation. If we are treated as receiving a deemed distribution from a CFC, we will be required to include such distribution in our ICTI regardless of whether we receive any actual distributions from such CFC, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of the 4% U.S. federal excise tax.

Income inclusions from a QEF or CFC will be “good income” for purposes of the 90% Income Test provided that they are derived in connection with our business of investing in stocks and securities or the QEF or CFC distributes such income to us in the same taxable year to which the income is included in our income.

The remainder of this discussion assumes that we qualify as a RIC and have satisfied the Annual Distribution Requirement.

Taxation of U.S. Stockholders

Distributions by us generally are taxable to U.S. Shareholders as ordinary income or capital gains. Distributions we pay to you from our net ordinary income or from an excess of realized net short-term capital gains over realized net long-term capital losses (together referred to hereinafter as “ordinary income dividends”) are generally taxable to you as ordinary income to the extent of our earnings and profits, whether paid in cash or reinvested in additional shares of our common stock. Due to our expected investments, in general, distributions will not be eligible for the dividends received deduction allowed to corporate stockholders and will not qualify for the reduced rates of tax for qualified dividend income allowed to individuals. Distributions made to you from an excess of realized net long-term capital gains over realized net short-term capital losses (“capital gain dividends”), including capital gain dividends credited to you but retained by us, are taxable to you as long-term capital gains if they have been properly designated by us, regardless of the length of time you have owned our shares. Distributions in excess of our earnings and profits will first reduce the adjusted tax basis of your shares and, after the adjusted tax basis is reduced to zero, will constitute capital gains to you (assuming the shares are held as a capital asset). For non-corporate taxpayers, ordinary income dividends will currently be taxed at a maximum rate of 37%, while capital gain dividends generally will be currently taxed at a maximum U.S. federal income tax rate of 20 percent. For corporate taxpayers, both ordinary income dividends and capital gain dividends are currently taxed at a maximum U.S. federal income tax rate of 21 percent.

In addition, individuals with income in excess of $200,000 ($250,000 in the case of married individuals filing jointly and $125,000 in the case of married individuals filing separately) and certain estates and trusts are subject to an additional 3.8% surtax on their “net investment income,” which generally includes gross income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses).

In the event that we retain any net capital gains, we may designate the retained amounts as undistributed capital gains in a notice to our stockholders. If a designation is made, stockholders would include in income, as long-term capital gains, their proportionate share of the undistributed amounts, but would be allowed a credit or refund, as the case may be, for their proportionate share of the corporate tax paid by us. In addition, the tax basis of shares owned by a stockholder would be increased by an amount equal to the difference between (i) the amount included in the stockholder’s income as long-term capital gains and (ii) the stockholder’s proportionate share of the corporate tax paid by us. In order to utilize the deemed distribution approach, we must provide written notice to our stockholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our ICTI as a deemed distribution.

We may distribute taxable dividends that are payable in cash or shares of our common stock at the election of each stockholder. Under certain applicable provisions of the Code and the Treasury regulations, distributions payable in cash or in shares of stock at the election of stockholders are treated as taxable dividends. The IRS has issued a revenue procedure indicating that this rule will apply where the total amount of cash to be distributed is limited to not less than 20% of the total distribution. Under this revenue procedure, if too many stockholders elect to receive their distributions in cash, each such stockholder would receive a pro rata share of the total cash to be distributed and would receive the remainder of their distribution in shares of stock. If we decide to make any distributions consistent with this revenue procedure that are payable in part in our stock, taxable stockholders receiving such dividends will be required to include the full amount of the dividend (whether received in cash, our stock, or a combination thereof) as ordinary income (or as long-term capital gain to the extent such distribution is properly reported as a capital gain dividend) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. stockholder may be required to pay tax with respect to such dividends in excess of any cash received. If a U.S. stockholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. If a significant number of our stockholders determine to sell shares of our stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our stock.

With respect to the reinvestment of dividends, if a U.S. Shareholder owns shares of our common stock registered in its own name, the U.S. Shareholder will have all cash distributions automatically reinvested in additional shares of our common stock unless the U.S. Shareholder opts out of the reinvestment of dividends. Any distributions reinvested will nevertheless remain taxable to the U.S. Shareholder. The U.S. Shareholder will have an adjusted tax basis in the additional shares of our common stock purchased through the reinvestment equal to the amount of the reinvested distribution. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the U.S. Shareholder’s account.

If an investor purchases shares of our common stock after a dividend has been declared and shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though economically it may represent a return of his, her or its investment.

We (or the applicable withholding agent) will send to each of our U.S. stockholders after the end of each calendar year, as promptly as possible after the end of each calendar year, a notice reporting the amounts includible in such U.S. stockholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the U.S. federal tax status of each year’s distributions generally will be reported to the IRS (including the amount of dividends, if any, eligible for the 20% maximum rate). Dividends paid by us generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to Qualifying Dividends because our income generally will not consist of dividends.

For purposes of determining (i) whether the Annual Distribution Requirement is satisfied for any year and (ii) the amount of capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. Shareholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. If we pay you a dividend in January which was declared in the previous October, November or December to stockholders of record on a specified date in one of these months, then the dividend will be treated for tax purposes as being paid by us and received by you on December 31 of the year in which the dividend was declared.

A stockholder will generally recognize gain or loss on the sale or exchange of our common shares in an amount equal to the difference between the stockholder’s adjusted tax basis in the shares sold or exchanged and the amount realized on their disposition. Generally, gain recognized by a stockholder on the sale or other disposition of our common shares will result in capital gain or loss, and will be a long-term capital gain or loss if the shares have been held for more than one year at the time of sale. Any loss upon the sale or exchange of our shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends received (including amounts credited as an undistributed capital gain dividend). A loss realized on a sale or exchange of our shares will be disallowed if other substantially identical shares are acquired (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date that the shares are disposed of. In this case, the basis of the shares acquired will be adjusted to reflect the disallowed loss. Non-corporate stockholders with net capital losses for a year (i.e., net capital losses in excess of net capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate stockholder in excess of $3,000 generally may be carried forward and used in subsequent years, subject to certain limitations, as provided in the Code. Corporate stockholders generally may not deduct any net capital losses for a year, but may carryback such losses for three years or carry forward such losses for five years.

Stockholders should consult their own tax advisors with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in our shares.

Backup Withholding. We are required in certain circumstances to backup withhold on taxable dividends or distributions and certain other payments paid to non-corporate stockholders who do not furnish us with their correct taxpayer identification number (generally, in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

Reportable Transactions Reporting. If a U.S. stockholder recognizes a loss with respect to shares of our common stock of $2 million or more for an individual stockholder or $10 million or more for a corporate stockholder, the stockholder must file with the IRS a disclosure statement on Form 8886. Direct stockholders of portfolio securities are in many cases exempted from this reporting requirement, but under current guidance, stockholders of a RIC are not exempted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. U.S. stockholders should consult their tax advisors to determine the applicability of these regulations in light of their specific circumstances.

Taxation of Non-U.S. Stockholders

The following discussion only applies to non-U.S. stockholders. Whether an investment in our common stock is appropriate for a non-U.S. stockholder will depend upon that person’s particular circumstances. An investment in our common stock by a non-U.S. stockholder may have adverse tax consequences. Non-U.S. stockholders should consult their tax advisors before investing in our shares.

Subject to the discussions below concerning backup withholding and FATCA (defined below), distributions of our ICTI to non-U.S. stockholders will be subject to withholding of U.S. federal tax imposed at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits unless an applicable exception applies. However, no withholding will be required with respect to such distributions if (i) the distributions are properly reported to our shareholders as “interest-related dividends” or “short-term capital gain dividends,” (ii) the distributions are derived from sources specified in the Code for such dividends and (iii) certain other requirements are satisfied. If the distributions are effectively connected with the conduct of a trade or business in the United States (a “U.S. trade or business”) by the non-U.S. shareholder (and, if an income tax treaty applies, such distributions are attributable to a permanent establishment maintained by the non-U.S. shareholder within the United States), we will not be required to withhold U.S. federal tax if the non-U.S. shareholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. Special certification requirements apply to a Non-U.S. shareholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax adviser.

Actual or deemed distributions of our net capital gains to a non-U.S. stockholder, and gains recognized by a non-U.S. stockholder upon the sale or other disposition of our common stock, generally will not be subject to U.S. federal withholding tax and generally will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the non-U.S. stockholder (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. shareholder in the United States) or, in the case of an individual, such individual is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

If we distribute our net capital gains in the form of deemed rather than actual distributions (which we may do in the future), a non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the non-U.S. stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the non-U.S. stockholder is not otherwise required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

If any actual or deemed distributions of our net capital gains, or any gains realized upon the sale, exchange or other taxable disposition of our common stock, are effectively connected with a U.S. trade or business of the non-U.S. stockholder (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the non-U.S. stockholder in the United States), such amounts will be subject to U.S. federal income tax, on a net income basis, in the same manner, and at the graduated rates applicable to, a U.S. stockholder. For a corporate non-U.S. stockholder, distributions (both actual and deemed), and gains realized upon the sale of our common stock that are effectively connected with a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable tax treaty). Accordingly, investment in the shares may not be appropriate for certain non-U.S. stockholders.

Under the Plan, our stockholders who have not “opted out” of our Plan will have their cash distributions automatically reinvested in additional common stock, rather than receiving the cash distributions. If the distribution is a distribution of our ICTI and is not properly reported by us as a short-term capital gains dividend or interest-related dividend, the amount distributed (to the extent of our current and accumulated earnings and profits) will be subject to U.S. federal withholding tax as described above and only the net after-tax amount will be reinvested in our common stock. If the distribution is effectively connected with a U.S. trade or business of the non-U.S. stockholder (and, if an income tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. stockholder in the United States), generally the full amount of the distribution will be reinvested in the Plan and will nevertheless be subject to U.S. federal income tax at the ordinary income rates applicable to U.S. persons. The non-U.S. stockholder will have an adjusted tax basis in the additional common stock purchased through the Plan equal to the amount reinvested. The additional common stock will have a new holding period commencing on the day following the day on which the common stock is credited to the non-U.S. stockholder’s account.

Backup Withholding. We must generally report to our documented non-U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Information reporting requirements may apply even if no withholding was required because the distributions were effectively connected with the non-U.S. stockholder’s conduct of a United States trade or business or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. stockholder resides or is established. Under U.S. federal income tax law, interest, dividends and other reportable payments may, under certain circumstances, be subject to “backup withholding” at the then applicable rate (currently 24%). Backup withholding, however, generally will not apply to distributions to a non-U.S. stockholder, provided the non-U.S. stockholder furnishes to us the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI, or certain other requirements are met. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

Non-U.S. persons should consult their own tax advisors with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in our shares.

Foreign Account Tax Compliance Act

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by certain specified U.S. persons (or held by foreign entities that have certain specified U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends. While the Code would also require withholding on payments of the gross proceeds from the sale of any property that could produce U.S. source interest or dividends, the U.S. Treasury Department has indicated its intent to eliminate this requirement in subsequent proposed regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and certain financial information associated with the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on certain payments to certain foreign entities that are not FFIs unless the foreign entity certifies that it does not have a greater than 10% owner that is a specified U.S. person or provides the withholding agent with identifying information on each greater than 10% owner that is a specified U.S person. Depending on the status of a beneficial owner and the status of the intermediaries through which they hold their shares, beneficial owners of our common stock could be subject to this 30% withholding tax with respect to distributions on their shares. Under certain circumstances, a beneficial owner might be eligible for refunds or credits of such taxes.

DETERMINATION OF NET ASSET VALUE

The NAV per share of our outstanding shares of common stock is determined quarterly by dividing the value of total assets minus liabilities by the total number of shares of common stock outstanding at the date as of which the determination is made.

We carry our investments at fair value, as approved in good faith using written policies and procedures adopted by our board of directors. Investments for which market quotations are readily available are fair valued at such market quotations obtained from independent third-party pricing services and market makers subject to any decision by our board of directors to approve a fair value determination to reflect significant events affecting the value of these investments. We value investments for which market quotations are not readily available at fair value as approved in good faith by our board of directors based on input from Saratoga Investment Advisors, our audit committee of our board of directors and a third-party independent valuation firm. We use multiple techniques for determining fair value based on the nature of the investment and experience with those types of investments and specific portfolio companies. The selections of the valuation techniques and the inputs and assumptions used within those techniques often require subjective judgments and estimates. These techniques include market comparables, discounted cash flows and enterprise value waterfalls. Fair value is best expressed as a range of values from which the Company determines a single best estimate. The types of inputs and assumptions that may be considered in determining the range of values of our investments include the nature and realizable value of any collateral, the portfolio company’s ability to make payments, market yield trend analysis and volatility in future interest rates, call and put features, the markets in which the portfolio company does business, comparison to publicly traded companies, discounted cash flow and other relevant factors.

Our investments in the subordinated notes of Saratoga CLO, Class F-2-R-3 Notes of the Saratoga CLO and the Class E Notes of SLF 2022 are carried at fair value, which is based on a discounted cash flow valuation technique that utilizes prepayment, re-investment and loss inputs based on historical experience and projected performance, economic factors, the characteristics of the underlying cash flow, and comparable yields for equity interests in collateralized loan obligation funds, when available, as determined by Saratoga Investment Advisors and recommended to our board of directors. Specifically, we use Intex cash flows, or an appropriate substitute, to form the basis for the valuation of our investment in the subordinated notes of Saratoga CLO, Class F-2-R-3 Notes of the Saratoga CLO and the Class E Notes of SLF 2022. The inputs are based on available market data and projections provided by third parties as well as management estimates. We use the output from the Intex models (i.e., the estimated cash flows) to perform a discounted cash flow analysis on expected future cash flows to determine the valuation for our investment in Saratoga CLO.

Our equity investment in SLF JV is measured using the proportionate share of the NAV, or equivalent, of SLF JV as a practical expedient for fair value, provided by ASC 820. Our unsecured loan investment in SLF JV is based on a discounted cash flow valuation technique.

We undertake a multi-step valuation process each quarter when valuing investments for which market quotations are not readily available, as described below:

●	each investment is initially valued by the responsible investment professionals of Saratoga Investment Advisors and preliminary valuation conclusions are documented, reviewed and discussed with our senior management; and

●	an independent valuation firm engaged by our board of directors independently reviews a selection of these preliminary valuations each quarter so that the valuation of each investment for which market quotes are not readily available is reviewed by the independent valuation firm at least once each fiscal year. We use a third-party independent valuation firm to value our investments in the subordinated notes of Saratoga CLO, the Class F-2-R-3 Notes tranche of the Saratoga CLO, and the Class E Notes tranche of the SLF 2022 every quarter.

In addition, all our investments are subject to the following valuation process:

●	the audit committee of our board of directors reviews and approves each preliminary valuation and our investment adviser and independent valuation firm (if applicable) will supplement the preliminary valuation to reflect any comments provided by the audit committee; and

●	our board of directors discusses the valuations and approves the fair value of each investment in good faith based on the input of our investment adviser, independent valuation firm (to the extent applicable) and the audit committee of our board of directors.

Because such valuations, and particularly valuations of private investments and private companies, are inherently uncertain, they may fluctuate over short periods of time and may be based on estimates.

The determination of fair value may differ materially from the values that would have been used if a ready market for these investments existed. Our NAV could be materially affected if the determinations regarding the fair value of our investments were materially higher or lower than the values that we ultimately realize upon the disposal of such investments.

Rule 2a-5 under the 1940 Act (“Rule 2a-5”) establishes a regulatory framework for determining fair value in good faith for purposes of the 1940 Act. Rule 2a-5 permits boards, subject to board oversight and certain other conditions, to designate the investment adviser to perform fair value determinations. Rule 2a-5 also defines when market quotations are “readily available” for purposes of the 1940 Act and the threshold for determining whether a fund must determine the fair value of a security. Rule 31a-4 under the 1940 Act (“Rule 31a-4”) provides the recordkeeping requirements associated with fair value determinations. While our board of directors has not elected to designate Saratoga Investment Advisors as the valuation designee, the Company has established policies and procedures in compliance with the applicable requirements of Rule 2a-5 and Rule 31a-4.

In September 2006, the Financial Accounting Standards Board, (the “FASB”), issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“FAS 157”). In conjunction with Accounting Standards Codification (“ASC”) 105 issued by the FASB in June 2009, FAS 157 has been codified in ASC 820, “Fair Value Measurement and Disclosures” (“ASC 820”). ASC 820 defines fair value, establishes a framework for measuring fair value in accordance with Generally Accepted Accounting Principles in the United Sates, or GAAP, and expands disclosures about fair value measurements.

We value all investments in accordance with ASC 820. As defined in ASC 820, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between independent market participants at the measurement date.

ASC 820 establishes a hierarchal disclosure framework which prioritizes and ranks the level of market price observability of inputs used in measuring investments at fair value. Market price observability is affected by a number of factors, including the type of investment and the characteristics specific to the investment. Investments with readily available active quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

Based on the observability of the inputs used in the valuation techniques, we are required to provide disclosures on fair value measurements according to the fair value hierarchy. The fair value hierarchy ranks the observability of the inputs used to determine fair values. Investments carried at fair value are classified and disclosed in one of the following three categories:

●	Level 1—Valuations based on quoted prices in active markets for identical assets or liabilities that we have the ability to access.

●	Level 2—Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date. Such inputs may be quoted prices for similar assets or liabilities, quoted markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full character of the financial instrument, or inputs that are derived principally from, or corroborated by, observable market information. Investments that are generally included in this category include illiquid debt securities and less liquid, privately held or restricted equity securities, for which some level of recent trading activity has been observed.

●	Level 3—Pricing inputs are unobservable for the investment and includes situations where there is little, if any, market activity for the investment. The inputs may be based on the our own assumptions about how market participants would price the asset or liability or may use Level 2 inputs, as adjusted, to reflect specific investment attributes relative to a broader market assumption. Even if observable market data for comparable performance or valuation measures (earnings multiples, discount rates, other financial/valuation ratios, etc.) are available, such investments are grouped as Level 3 if any significant data point that is not also market observable (private company earnings, cash flows, etc.) is used in the valuation technique. We use multiple techniques for determining fair value based on the nature of the investment and experience with those types of investments and specific portfolio companies. The selections of the valuation techniques and the inputs and assumptions used within those techniques often require subjective judgements and estimates. These techniques include market comparables, discounted cash flows and enterprise value waterfalls. Fair value is best expressed as a range of values from which we determine a single best estimate. The types of inputs and assumptions that may be considered in determining the range of values of our investments include the nature and realizable value of any collateral, the portfolio company’s ability to make payments, market yield trend analysis and volatility in future interest rates, call and put features, the markets in which the portfolio company does business, comparison to publicly traded companies, discounted cash flows and other relevant factors.

In addition to using the above inputs in investment valuations, we continue to employ the valuation policy approved by the board of directors that is consistent with ASC 820 and the 1940 Act (see Note 2 in our most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q). Consistent with our valuation policy, we evaluate the source of inputs, including any markets in which our investments are trading, in determining fair value.

Ongoing relationships with and monitoring of portfolio companies

Saratoga Investment Advisors will closely monitor each investment we make and, when appropriate, will conduct a regular dialogue with both the management team and other debtholders and seek specifically tailored financial reporting. In addition, in certain circumstances, senior investment professionals of Saratoga Investment Advisors may take board seats or board observation seats.

Determinations in Connection with Offerings

In connection with any offering of shares of our common stock, our board of directors or one of its committees will be required to make the determination that we are not selling shares of our common stock at a price below the then current NAV of our common stock or, if our shareholders have granted us the authority to sell shares of our common stock at a price below the then current NAV per share, at a level consistent with such explicit authority, at the time at which the sale is made. Our board of directors or the applicable committee will consider the following factors, among others, in making such determination:

●	the NAV of our common stock most recently disclosed by us in the most recent periodic report that we filed with the SEC;

●	our management’s assessment of whether any material change in the NAV of our common stock has occurred (including through the realization of gains on the sale of our portfolio securities) during the period beginning on the date of the most recently disclosed NAV of our common stock in our most recent periodic report that we filed with the SEC and ending two days prior to the date of the sale of our common stock; and

●	the magnitude of the difference between the NAV of our common stock most recently disclosed by us in our most recent periodic report that we filed with the SEC and our management’s assessment of any material change in the NAV of our common stock since that determination, and the offering price of the shares of our common stock in the proposed offering.

The processes and procedures set forth above are part of our compliance policies and procedures. In addition, we will make a record of any such determinations made and such documentation will be maintained in a manner consistent with our other 1940 Act related materials.

SALES OF COMMON STOCK BELOW NET ASSET VALUE

We are not generally able to sell our common stock at a price below NAV per share. We may, however, sell our common stock at a price below NAV per share (i) in connection with a rights offering to our existing stockholders, (ii) with the approval of our common stockholders, or (iii) under such other circumstances as the SEC may permit. For example, we may sell our common stock at a price below the then current NAV of our common stock if our board of directors determines that such sale is in our best interests and the best interests of our stockholders, and our stockholders approve our policy and practice of making such sales. We do not have stockholder approval and do not currently intend to seek stockholder approval to allow us to issue common stock at a price below NAV per share.

Any offering of common stock below its NAV per share will be designed to raise capital for investment in accordance with our investment objective. In making a determination that an offering of common stock below its NAV per share is in our and our stockholders’ best interests, our board of directors will consider a variety of factors including:

●	the effect that an offering below NAV per share would have on our stockholders, including the potential dilution to the NAV per share of our common stock our stockholders would experience as a result of the offering;

●	the amount per share by which the offering price per share and the net proceeds per share are less than our most recently determined NAV per share;

●	the relationship of recent market prices of par common stock to NAV per share and the potential impact of the offering on the market price per share of our common stock;

●	whether the estimated offering price would closely approximate the market value of shares of our common stock;

●	the potential market impact of being able to raise capital during the current financial market difficulties;

●	the nature of any new investors anticipated to acquire shares of our common stock in the offering;

●	the anticipated rate of return on and quality, type and availability of investments; and

●	the leverage available to us.

Our board of directors will also consider the fact that sales of shares of common stock at a discount will benefit our investment adviser as the investment adviser will earn additional investment management fees on the proceeds of such offerings, as it would from the offering of any other of our securities or from the offering of common stock at a premium to NAV per share.

Sales by us of our common stock at a discount from NAV per share pose potential risks for our existing stockholders whether or not they participate in the offering, as well as for new investors who participate in the offering. Any sale of common stock at a price below NAV per share would result in an immediate dilution to existing common stockholders who do not participate in such sale on at least a pro-rata basis. See “Risk Factors—Risks Relating to Our Common Stock—Stockholders may incur dilution if we sell shares of our common stock in one or more offerings at prices below the then current NAV per share of our common stock” in Part I, Item 1A of our most recent Annual Report on Form 10-K.

The following three headings and accompanying tables explain and provide hypothetical examples on the impact of an offering of our common stock at a price less than NAV per share on three different types of investors:

●	existing stockholders who do not purchase any shares in the offering;

●	existing stockholders who purchase a relatively small amount of shares in the offering or a relatively large amount of shares in the offering; and

●	new investors who become stockholders by purchasing shares in the offering.

Impact On Existing Stockholders Who Do Not Participate in the Offering

Our current stockholders who do not participate in an offering below NAV per share or who do not buy additional shares in the secondary market at the same or lower price as we obtain in the offering (after expenses and commissions) face the greatest potential risks. These stockholders will experience an immediate dilution in the NAV of the shares of common stock they hold and their NAV per share. These stockholders will also experience a disproportionately greater decrease in their participation in our earnings and assets and in their voting power than the increase we will experience in our assets, potential earning power and voting interests due to such offering. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discounts increases. Further, if current stockholders do not purchase any shares to maintain their percentage interest, regardless of whether such offering is above or below the then current NAV, their voting power will be diluted.

The following table illustrates the level of NAV dilution that would be experienced by a nonparticipating stockholder in three different hypothetical offerings of different sizes and levels of discount from NAV per share, although it is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below.

The examples assume that Company XYZ has 5,500,000 shares of common stock outstanding, $273,000,000 in total assets and $150,000,000 in total liabilities. The current NAV and NAV per share are thus $123,000,000 and $22.36. The table illustrates the dilutive effect on nonparticipating Stockholder A of (1) the issuance of 550,000 shares (10% of the outstanding shares) at an offering price of $20.12 per share to investors (a 10% discount from NAV); (2) the issuance of 1,100,000 shares (20% of the outstanding shares) at an offering price of $19.01 per share to investors (a 15% discount from NAV); (3) the issuance of 2,200,000 shares (40% of the outstanding shares) at an offering price of $19.01 per share to investors (a 15% discount from NAV); and (4) the issuance of 5,500,000 (100% of the outstanding shares) at an offering price of $19.01 per share to investors (a 15% discount from NAV).

	Prior to	Example 1 10% Offering at 10% Discount		Example 2 20% Offering at 15% Discount		Example 3 40% Offering at 15% Discount		Example 4 100% Offering at 15% Discount
	Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public	—	$20.12	—	19.01	—	$19.01	—	$19.01	—
Net Proceeds per Share to Issuer(1)	—	$18.71	—	17.68	—	$17.68	—	$17.68	—
Decrease to NAV
Total Shares Outstanding	5,500,000	6,050,000	10.00%	6,600,000	20.00%	7,700,000	40.00%	11,000,000	100%
NAV per Share	22.36	$22.03	-1.48%	$21.58	-3.49%	$21.03	-5.97%	20.02	-10.46%
Dilution to Stockholder
Shares Held by Stockholder A	11,000	11,000	—	11,000	—	11,000	—	11,000	—
Percentage Held by Stockholder A	0.20%	0.18%	-9.09%	0.17%	-16.67%	0.14%	-28.57%	0.10%	-50.00%
Total Asset Values
Total NAV Held by Stockholder A	$245,960	$242,320	-1.48%	237,376	-3.49%	$231,276	-5.97%	$220,233	-10.46%
Total Investment by Stockholder A (Assumed to be $22.36 per Share)	$—	$245,960	—	$245,960	—	$245,960	—	$245,960	—
Total Dilution to Stockholder A (Total NAV Less Total Investment)	—	$-3,640	—	-8,584	—	-14,684	—	$-25,727	—
Per Share Amounts
NAV per Share Held by Stockholder A	—	$22.03	—	21.58	—	$21.03	—	$20.02	—
Investment per Share Held by Stockholder A (Assumed to be $22.36 per Share on Shares Held Prior to Sale)	$—	$22.36	—	22.36	—	$22.36	—	$22.36	—
Dilution per Share Held by Stockholder A (NAV per Share Less Investment per Share)	—	$-0.33	—	$-0.78	—	$-1.33	—	$-2.34	—
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)	—	—	-1.5%	—	-3.5%	—	-6.0%	—	-10.50%

(1)	Assumes 7% issuance discount.

Impact on Existing Stockholders Who Do Participate in the Offering

Our existing stockholders who participate in an offering below NAV per share or who buy additional shares in the secondary market at the same or lower price as we obtain in the offering (after expenses and commissions) will experience the same types of NAV dilution as the nonparticipating stockholders, albeit at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in our shares immediately prior to the offering. The level of NAV dilution to such stockholders will decrease as the number of shares such stockholders purchase increases. Existing stockholders who buy more than their proportionate percentage will experience NAV dilution but will, in contrast to existing stockholders who purchase less than their proportionate share of the offering, experience an increase (often called accretion) in NAV per share over their investment per share and will also experience a disproportionately greater increase in their participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to the offering. The level of accretion will increase as the excess number of shares purchased by such stockholder increases. Even a stockholder who over-participates will, however, be subject to the risk that we may make additional discounted offerings in which such stockholder does not participate, in which case such a stockholder will experience NAV dilution as described above in any subsequent offerings. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in NAV per share. This decrease could be more pronounced as the size of the offering and the level of discount to NAV increases.

The following chart illustrates the level of dilution and accretion in the hypothetical 20% offering at a 15% discount from the prior chart (Example 3) for a stockholder that acquires shares equal to (1) 50% of its proportionate share of the offering (i.e., 1,100) shares, which is 0.1% of an offering of 1,100,000 shares rather than its 0.2% proportionate share) and (2) 150% of such percentage (i.e., 3,300 shares, which is 0.3% of an offering of 1,100,000 shares rather than its 0.2% proportionate share). The prospectus supplement pursuant to which any discounted offering is made will include a chart for this example based on the actual number of shares in such offering and the actual discount from the most recently determined NAV per share.

	Prior to	50% Participation		150% Participation
	Sale Below NAV	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public	—	$19.01	—%	$19.01	—%
Net Proceeds per Share to Issuer(1)	—	$17.68	—%	$17.68	—%
Increase in Shares and Decrease to NAV
Total Shares Outstanding	5,500,000	6,600,000	20%	6,600,000	20%
NAV per share	$22.36	$21.58	-3.49%	$21.58	-3.49%
Dilution/Accretion to Participating Stockholder A
Share Dilution/Accretion
Shares Held by Stockholder A	11,000	12,100	10%	14,300	30%
Percentage Outstanding Held by Stockholder A	0.2%	0.18%	-8.33%	0.21%	8.33%
NAV Dilution/Accretion
Total NAV Held by Stockholder A	$245,960	$261,118	6.16%	$308,594	25.47%
Total Investment by Stockholder A (Assumed to be $22.36 per Share on Shares Held Prior to Sale)	—	$265,408	—	$304,304	—
Total Dilution/Accretion to Stockholder A (Total NAV Less Total Investment)	$—	$-4,290	-1.64%	$4,290	1.39%
NAV Dilution/Accretion per Share
NAV per Share Held by Stockholder A	$—	$21.58	-3.49%	$21.58	-3.49%
Investment per Share Held by Stockholder A (Assumed to be $22.36 per Share on Shares Held Prior to Sale)	$—	$21.93	—%	$21.28	—%
NAV Dilution/Accretion per Share Experienced by Stockholder A (NAV per Share Less Investment per Share)	—	$-0.35	—%	$0.30	—%
Percentage NAV Dilution/Accretion Experienced by Stockholder A (NAV Dilution/Accretion per Share Divided by Investment per Share)	—	—	-1.60%	—	1.41%

(1)	Assumes 7% issuance discount.

Impact on New Investors

Investors who are not currently stockholders, but who participate in an offering below NAV and whose investment per share is greater than the resulting NAV per share due to selling compensation and expenses paid by us will experience an immediate decrease, albeit small, in the NAV of their shares and their NAV per share compared to the price they pay for their shares (Example 1 below). On the other hand, investors who are not currently stockholders, but who participate in an offering below NAV per share and whose investment per share is also less than the resulting NAV per share will experience an immediate increase in the NAV of their shares and their NAV per share compared to the price they pay for their shares (Examples 2 and 3 below). These latter investors will experience a disproportionately greater participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests. These investors will, however, be subject to the risk that we may make additional discounted offerings in which such new stockholder does not participate, in which case such new stockholder will experience dilution as described above in any subsequent offerings. These investors may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discount to NAV increases.

The following chart illustrates the level of dilution or accretion for new investors that would be experienced by a new investor in the same hypothetical discounted offerings as described in the first chart above. The illustration is for a new investor who purchases the same percentage (0.20%) of the shares in the offering as Stockholder A in the prior examples held immediately prior to the offering. The prospectus supplement pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined NAV per share.

	Prior to	Example 1 10% Offering at 10% Discount		Example 2 20% Offering at 15% Discount		Example 3 40% Offering at 15% Discount		Example 4 100% Offering at 15% Discount
	Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public	—	$20.12	—	$19.01	—%	$19.01	—%	$19.01	—%
Net Proceeds per Share to Issuer	—	$18.71	—	$17.68	—%	$17.68	—%	$17.68	—%
Increase in Shares and Decrease to NAV
Total Shares Outstanding	5,500,000	6,050,000	10%	6,600,000	20%	7,700,000	40%	11,000,000	100%
NAV per Share	$22.36	$22.03	-1.48%	$21.58	-3.49%	$21.03	-5.99%	$20.02	-10.48%
Dilution/Accretion to New Investor A
Share Dilution
Shares held by Investor A	—	1,100	—%	2,200	—%	4,400	—%	11,000	—%
Percentage Outstanding Held by Investor A	—%	0.02%	—%	0.03%	—%	0.06	—%	0.10	—%
NAV Dilution
Total NAV Held by Investor A	—	$22,030	—%	$47,476	—%	$92,532	—%	$220,220	—%
Total Investment by Investor A (At Price to Public)	—	$18,710	—%	$38,896	—%	$77,792	—%	$194,480	—%
Total Dilution/Accretion to Investor A (Total NAV Less Total Investment)	—	$3,720	17.74%	$8,580	22.06%	$14,740	18.95%	$25,740	13.24%
NAV Dilution per Share
NAV per Share Held by Investor A	—	$22.03	—%	$21.58	—%	$21.03	—%	$20.02	—%
Investment per Share Held by Investor A	—	$18.71	—%	$17.68	—%	$17.68	—%	$17.68	—%
NAV Dilution/Accretion per Share Experienced by Investor A (NAV per Share Less Investment per Share)	—	$3.32	—%	$3.90	—%	$3.35	—%	$2.34	—%
Percentage NAV Dilution/Accretion Experienced by Investor A (NAV Dilution/ Accretion per Share Divided by Investment per Share)	—	—	17.74%	—	22.06%	—	18.95%	—	13.24%

DESCRIPTION OF OUR CAPITAL STOCK

The following description is based on relevant portions of the Maryland General Corporation Law (the “MGCL”) and our charter and bylaws, which we collectively refer to as our “governing documents.”

As of the date of this prospectus, our authorized stock consists of 100,000,000 shares of common stock, par value $0.001 per share, all of which are designated as shares of common stock. Our common stock trades under the symbol “SAR” on the NYSE. There are no outstanding options or warrants to purchase our common stock. No shares of common stock have been authorized for issuance under any equity compensation plans. Under the MGCL, our stockholders generally are not personally liable for our debts or obligations.

Under our governing documents, our board of directors is authorized to create new classes or series of shares of stock and to authorize the issuance of shares of stock without obtaining stockholder approval. Our charter provides that the board of directors, without any action by our stockholders, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

Common Stock

Each share of our common stock has equal rights as to earnings, assets, dividends and voting and all of our outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of funds legally available therefor. Shares of our common stock have no preemptive, exchange, conversion or redemption rights.

In the event of our liquidation, dissolution or winding up, each share of common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of shares of our preferred stock, if any are outstanding at such time. Each share of our common stock entitles its holder to cast one vote on all matters submitted to a vote of stockholders, including the election and removal of directors.

The following table sets forth information regarding our authorized shares of stock under our charter and shares of stock outstanding as of January 14, 2026.

Title of Class	Shares Authorized	Amount Held by Us or for Our Account	Amount Outstanding Exclusive of Amount Held by Us or for Our Account
Common Stock	100,000,000	—	16,184,058

Preferred Stock

Our governing documents authorize our board of directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Prior to the issuance of shares of stock of each class or series, the board of directors is required by our governing documents to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series of shares of stock. Thus, the board of directors could authorize the issuance of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. In addition, as a BDC, any issuance of preferred stock must comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (1) immediately after issuance and before any dividend or other distribution is made with respect to our common stock and before any purchase of common stock is made, the aggregate dividend or distribution on, or purchase price of, such shares of preferred stock together with all other indebtedness and senior securities must not exceed an amount equal to 50% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on such preferred stock is in arrears by two years or more. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding shares of preferred stock. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions.

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our governing documents contain a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by the MGCL, subject to the requirements of the 1940 Act.

The MGCL requires a corporation (unless its charter provides otherwise, which, our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received unless, in either case, a court orders indemnification, and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Our charter authorizes us to obligate ourselves, and our bylaws do obligate us, to the maximum extent permitted by the MGCL and subject to any applicable requirements of the 1940 Act, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former director or officer or (2) any individual who, while a director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, manager, member or trustee, from and against any claim or liability to which that person may become subject for which that person may incur by reason of his or her service in such capacity. Our charter and bylaws also permit indemnification and the advancement of expenses to any person who served a predecessor to Saratoga Investment Corp. in any of the capacities described above and any of our employees or agents or any employees or agents of such predecessor.

As a BDC, and in accordance with the 1940 Act, we will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

In addition to the indemnification provided for in our bylaws, we have entered into indemnification agreements with each of our current directors and officers and we intend to enter into indemnification agreements with each of our future directors and officers. The indemnification agreements attempt to provide these directors and officers the maximum indemnification permitted under the MGCL and the 1940 Act. The agreements provide, among other things, for the advancement of expenses and indemnification for liabilities incurred which such person may incur by reason of his or her status as a present or former director or officer in any action or proceeding arising out of the performance of such person’s services as a present or former director or officer.

Provisions of Our Governing Documents and the Maryland General Corporation Law

Our governing documents and the MGCL contain provisions that could make it more difficult for a potential acquiror to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Classified Board of Directors

Our board of directors is divided into three classes of directors serving staggered three-year terms. Directors of each class are elected to serve for three-year terms and until their successors are duly elected and qualify, and each year one class of directors is elected by the stockholders. A classified board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified board of directors will help to ensure the continuity and stability of our management and policies.

Number of Directors; Vacancies; Removal

Our governing documents provide that the number of directors will be set only by our board of directors in accordance with our bylaws. Our bylaws provide that a majority of our entire board of directors may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than three nor more than eleven. Our charter provides that, except as may be provided by the board of directors in setting the terms of any class or series of shares of stock, so long as we have a class of securities registered under the Exchange Act and at least three independent directors, any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the 1940 Act. If there are no directors then in office, vacancies may be filled by stockholders at a special meeting called for such purpose. Our charter provides that a director may be removed only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors.

Election of Directors

Our charter and bylaws provide that the affirmative vote of the holders of a plurality of the votes cast at a meeting of the Company’s stockholders duly called and at which a quorum is present will be required to elect each director. Pursuant to our charter and bylaws, our board of directors may amend the bylaws to alter the vote required to elect directors.

Action by Stockholders

All of our outstanding shares of common stock will generally be able to vote on any matter that is a proper subject for action by the stockholders of a Maryland corporation, including in respect of the election or removal of directors as well as other extraordinary matters. Under the MGCL, stockholder action can be taken only at an annual or special meeting of stockholders or by written or electronically-transmitted unanimous consent in lieu of a meeting. These provisions, combined with the requirements of our governing documents regarding the calling of a stockholder-requested special meeting of stockholder discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that, with respect to an annual meeting of our stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the board of directors, (3) by any stockholder who is a stockholder of record both at the time of giving notice by the stockholder and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the board of directors, (3) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is a stockholder of record both at the time of giving notice by the stockholder and at the time of the special meeting and who is entitled to vote at the meeting and who has complied with the advance notice provisions of our bylaws or (4) by a stockholder who is entitled to vote at the meeting in circumstances in which a special meeting of stockholders is called for the purpose of electing directors when no directors remain in office.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Calling of Special Meetings of Stockholders

Our bylaws provide that special meetings of our stockholders may be called by our board of directors and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of our stockholders will be called by our secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting, except that, if no directors remain in office, a special meeting of our stockholders shall be called to elect directors by the secretary upon the written request of holders entitled to cast at least 10% of the votes entitled to be cast generally in the election of directors.

Amendment of Governing Documents

Under the MGCL, a Maryland corporation generally cannot dissolve or amend its charter unless the corporation’s board of directors declares the dissolution or amendment to be advisable and the dissolution or amendment is approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. A Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter generally provides for approval of amendments to our charter by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. However, our charter also provides that certain charter amendments and proposals for our liquidation, dissolution or conversion, whether by merger or otherwise, from a closed-end company to an open-end company require the approval of the stockholders entitled to cast at least two-thirds percent of the votes entitled to be cast on such matter. If such amendment or proposal is approved by at least two-thirds of our continuing directors (in addition to approval by our board of directors), such amendment or proposal may be approved by a majority of the votes entitled to be cast on such a matter. The “continuing directors” are, as defined in our charter, our current directors as well as those directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of the continuing directors then on the board of directors.

Our governing documents provide that the board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Approval of Extraordinary Actions

Under Maryland law, a Maryland corporation generally cannot amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless the corporation’s board of directors declares action or transaction to be advisable and the action or transaction is approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. A Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter.

Except for a merger that would result in our conversion to an open-end company, which requires the approval described above, our charter provides that we may merge, sell all or substantially all of our assets, engage in a consolidation or share exchange or engage in similar transactions, if such transaction is declared advisable by our board of directors and approved by a majority of all of the votes entitled to be cast on the matter.

No Appraisal Rights

Except with respect to appraisal rights arising in connection with the Maryland Control Share Acquisition Act discussed below, as permitted by the MGCL, our governing documents provide that our stockholders will not be entitled to exercise appraisal rights unless a majority of our board of directors determines that such rights will apply with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise appraisal rights.

Control Share Acquisitions

The Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights with respect to the control shares except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

●	one-tenth or more but less than one-third;

●	one-third or more but less than a majority; or

●	a majority or more of all voting power.

The requisite stockholder approval must be obtained each time an acquiror crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholder meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may repurchase for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to repurchase control shares is subject to certain conditions and limitations, including, as provided in our bylaws, compliance with the 1940 Act, which will prohibit any such repurchase other than in limited circumstances. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholder meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The Control Share Acquisition Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of our common stock. Such provision could also be amended or eliminated at any time in the future. The SEC staff previously took the position that, if a BDC failed to opt-out of the Control Share Acquisition Act, its actions would be inconsistent with Section 18(i) of the 1940 Act. However, the SEC recently withdrew its previous position, and stated that it would not recommend enforcement action against a closed-end fund, including a BDC, that opts in to being subject to the Control Share Acquisition Act if the closed-end fund acts with reasonable care on a basis consistent with other applicable duties and laws and the duty to the company and its shareholders generally. As such, we may amend our bylaws, but will do so only if our board of directors determines that it would be in our best interests and if such amendment can be accomplished in compliance with applicable laws, regulations and SEC guidance.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

●	any person who beneficially owns 10% or more of the voting power of the corporation’s stock; or

●	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under this statute if the board of directors approved in advance the transaction by which the stockholder otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

●	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

●	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution exempting from the provisions of the Maryland Business Combination Act any business combination between us and any other person. If our board of directors adopts resolutions causing us to be subject to the provisions of the Business Combination Act, these provisions may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Conflict with 1940 Act

Our bylaws provide that, if and to the extent that any provision of the MGCL, including the Control Share Acquisition Act or the Business Combination Act (if we amend our bylaws to be subject to such Acts), or any provision of our charter or bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS

We may issue subscription rights to our stockholders to purchase common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our stockholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such subscription rights offering. We will not offer transferable subscription rights to our stockholders at a price equivalent to less than the then current NAV per share of common stock, excluding underwriting commissions, unless we first file a post-effective amendment that is declared effective by the SEC with respect to such issuance and the common stock to be purchased in connection with the rights represents no more than one-third of our outstanding common stock at the time such rights are issued. In connection with a subscription rights offering to our stockholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering. Our common stockholders will indirectly bear the expenses of such subscription rights offerings, regardless of whether our common stockholders exercise any subscription rights.

The applicable prospectus supplement would describe the following terms of subscription rights in respect of which this prospectus is being delivered:

●	the title of such subscription rights;

●	the exercise price or a formula for the determination of the exercise price for such subscription rights;

●	the number or a formula for the determination of the number of such subscription rights issued to each stockholder;

●	the extent to which such subscription rights are transferable;

●	if applicable, a discussion of certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	the date on which the right to exercise such subscription rights would commence, and the date on which such rights shall expire (subject to any extension);

●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

●	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of shares of common stock or other securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby or another report filed with the SEC. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void. We have not previously completed such an offering of subscription rights.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock or other securities purchasable upon such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to stockholders, persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting or other arrangements, as set forth in the applicable prospectus supplement.

Dilutive Effects

Any stockholder who chooses not to participate in a rights offering should expect to own a smaller interest in the Company upon completion of such rights offering. Any rights offering will dilute the ownership interest and voting power of stockholders who do not fully exercise their subscription rights. Further, because the net proceeds per share from any rights offering may be lower than our then current NAV per share, the rights offering may reduce our NAV per share. The amount of dilution that a stockholder will experience could be substantial, particularly to the extent we engage in multiple rights offerings within a limited time period. In addition, the market price of our common stock could be adversely affected while a rights offering is ongoing as a result of the possibility that a significant number of additional shares may be issued upon completion of such rights offering. All of our stockholders will also indirectly bear the expenses associated with any rights offering we may conduct, regardless of whether they elect to exercise any rights.

DESCRIPTION OF OUR DEBT SECURITIES

We may issue debt securities in one or more series. The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and the financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “—Events of Default—Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us with respect to our debt securities.

All the material terms of the indenture and the supplemental indenture, as well as an explanation of your rights as a holder of debt securities, are described in this prospectus and in the prospectus supplement accompanying this prospectus. Because this section is a summary, however, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. A copy of the form of indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. See “Available Information” for information on how to obtain a copy of the indenture. We will file a supplemental indenture with the SEC in connection with any debt offering, at which time the supplemental indenture would be publicly available.

The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered by including:

●	the designation or title of the series of debt securities;

●	the total principal amount of the series of debt securities;

●	the percentage of the principal amount at which the series of debt securities will be offered;

●	the date or dates on which principal will be payable;

●	the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

●	the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

●	whether any interest may be paid by issuing additional securities of the same series in lieu of cash (and the terms upon which any such interest may be paid by issuing additional securities);

●	the terms for redemption, extension or early repayment, if any;

●	the currencies in which the series of debt securities are issued and payable;

●	whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

●	the place or places, if any, other than or in addition to the Borough of Manhattan in the City of New York, of payment, transfer, conversion and/or exchange of the debt securities;

●	the denominations in which the offered debt securities will be issued (if other than $1,000 and any integral multiple thereof);

●	the provision for any sinking fund;

●	any restrictive covenants;

●	any Events of Default (as defined in “Events of Default” below);

●	whether the series of debt securities are issuable in certificated form;

●	any provisions for defeasance or covenant defeasance;

●	any special U.S. federal income tax implications, including, if applicable, U.S. federal income tax considerations relating to original issue discount;

●	whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

●	any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

●	whether the debt securities are subject to subordination and the terms of such subordination;

●	whether the debt securities are secured and the terms of any security interest;

●	the listing, if any, on a securities exchange; and

●	any other terms.

The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.

Under the provisions of the 1940 Act, we, as a BDC, pursuant to the approval of our board of directors, are permitted to issue debt only in amounts such that our asset coverage, as defined in the 1940 Act, equals at least 150% after each issuance of debt, but giving effect to any exemptive relief granted to us by the SEC. For a discussion of the legislation that took effect that allows us to incur additional leverage, see “Risk Factors — Risks Relating to Our Business and Structure — Effective April 16, 2019, our asset coverage requirement was reduced from 200% to 150%, which could increase the risk of investing in the Company” in Part I, Item 1A of our most recent Annual Report on Form 10-K. In addition, while any indebtedness and senior securities remain outstanding, we must make provisions to prohibit the distribution to our stockholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. For a discussion of the risks associated with leverage, see “Risk Factors—Risks Related to Our Business and Structure—Regulations governing our operation as a BDC will affect our ability to raise additional capital.”

General

The indenture provides that any debt securities proposed to be sold under this prospectus and the accompanying prospectus supplement (“offered debt securities”) and any debt securities issuable upon the exercise of warrants or upon conversion or exchange of other offered securities (“underlying debt securities”) may be issued under the indenture in one or more series.

For purposes of this prospectus, any reference to the payment of principal of, or premium or interest, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.

The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “—Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

The indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk protection or similar protection.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Issuance of Securities in Registered Form

We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry only form represented by global securities.

Book-Entry Holders

We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.

Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders, of the debt securities.

Street Name Holders

In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

Legal Holders

Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

When we refer to you in this Description of Our Debt Securities, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities;

●	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.

Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Termination of a Global Security.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

●	an investor cannot cause the debt securities to be registered in his or her name and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “—Issuance of Securities in Registered Form” above;

●	an investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

●	if we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series;

●	an investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the applicable trustee;

●	DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds; your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities; there may be more than one financial intermediary in the chain of ownership for an investor; we do not monitor and are not responsible for the actions of any of those intermediaries.

Termination of a Global Security

If a global security is terminated for any reason, interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of legal holders and street name investors under “—Issuance of Securities in Registered Form” above.

The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not we or the applicable trustee, is responsible for deciding the investors in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

Payment and Paying Agents

We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Payments on Global Securities

We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “—Special Considerations for Global Securities.”

Payments on Certificated Securities

We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date to the holder of debt securities as shown on the trustee’s records as of the close of business on the regular record date at our office and/or at other offices that may be specified in the prospectus supplement. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.

Alternatively, at our option, we may pay any cash interest that becomes due on the debt security by mailing a check to the holder at his, her or its address shown on the trustee’s records as of the close of business on the regular record date or by transfer to an account at a bank in the United States, in either case, on the due date.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the attached prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Events of Default

You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

The term “Event of Default” in respect of the debt securities of your series means any of the following:

●	we do not pay the principal of (or premium, if any, on) a debt security of the series when due;

●	we do not pay interest on a debt security of the series when due, and such default is not cured within 30 days;

●	we do not deposit any sinking fund payment in respect of debt securities of the series within two business days of its due date;

●	we remain in breach of a covenant in respect of debt securities of the series for 60 days after we receive a written notice of default stating we are in breach (the notice must be sent by either the trustee or holders of at least 25% of the principal amount of the outstanding debt securities of the series);

●	we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 60 days;

●	the series of debt securities has an asset coverage, as such term is defined in the 1940 Act, of less than 100 per centum on the last business day of each of twenty-four consecutive calendar months, after giving effect to any exemptive relief granted to the Company by the SEC; or

●	any other Event of Default in respect of debt securities of the series described in the prospectus supplement occurs.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium, interest, or sinking or purchase fund installment, if it in good faith considers the withholding of notice to be in the interest of the holders.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of the affected series may (and the trustee shall at the request of such holders) declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. In certain circumstances, a declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the outstanding debt securities of the affected series if (1) we have deposited with the trustee all amounts due and owing with respect to the securities (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (2) any other Events of Default have been cured or waived.

Except in the cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability reasonably satisfactory to it (called an “indemnity”). If indemnity reasonably satisfactory to it is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

●	you must give the trustee written notice that an Event of Default with respect to the relevant series of debt securities has occurred and remains uncured;

●	the holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer the trustee indemnity, security or both reasonably satisfactory to it against the costs, expenses and other liabilities of taking that action;

●	the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity and/or security; and

●	the holders of a majority in principal amount of the outstanding debt securities of that series must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.

Waiver of Default

Holders of a majority in principal amount of the outstanding debt securities of the affected series may waive any past defaults other than

●	the payment of principal, any premium or interest; or

●	in respect of a covenant that cannot be modified or amended without the consent of each holder.

Merger or Consolidation

Under the terms of the indenture, we are generally permitted to consolidate or merge with another corporation. We are also permitted to sell all or substantially all of our assets to another corporation. However, we may not take any of these actions unless all the following conditions are met:

●	where we merge out of existence or sell substantially all our assets, the resulting corporation or transferee must agree to be legally responsible for our obligations under the debt securities;

●	the merger or sale of assets must not cause a default on the debt securities and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “Events of Default” above. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded;

●	we must deliver certain certificates and documents to the trustee; and

●	we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

There are three types of changes we can make to the indenture and the debt securities issued thereunder.

Changes Requiring Your Approval

First, there are changes that we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:

●	change the stated maturity of the principal of or interest on a debt security or the terms of any sinking fund with respect to any security;

●	reduce any amounts due on a debt security;

●	reduce the amount of principal payable upon acceleration of the maturity of an original issue discount or indexed security following a default or upon the redemption thereof or the amount thereof provable in a bankruptcy proceeding;

●	adversely affect any right of repayment at the holder’s option;

●	change the place or currency of payment on a debt security (except as otherwise described in the prospectus or prospectus supplement);

●	impair your right to sue for payment;

●	adversely affect any right to convert or exchange a debt security in accordance with its terms;

●	modify the subordination provisions in the indenture in a manner that is adverse to outstanding holders of the debt securities;

●	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

●	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

●	modify any other aspect of the provisions of the indenture dealing with supplemental indentures with the consent of holders, waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

●	change any obligation we have to pay additional amounts.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications, establishment of the form or terms of new securities of any series as permitted by the indenture and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

Changes Requiring Majority Approval

Any other change to the indenture and the debt securities would require the following approval:

●	if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and

●	if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

The holders of a majority in principal amount of a series of debt securities issued under the indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants applicable to that series of debt securities. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “—Changes Requiring Your Approval.”

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:

●	for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default;

●	for debt securities whose principal amount is not known (for example, because it is based on an index), we will use the principal face amount at original issuance or a special rule for that debt security described in the prospectus supplement; and

●	for debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption or if we, any other obligor, or any affiliate of us or any obligor own such debt securities. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “—Defeasance—Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. However, the record date may not be more than 30 days before the date of the first solicitation of holders to vote on or take such action. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

Covenant Defeasance

Under current U.S. federal tax law and the indenture, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If we achieved covenant defeasance and your debt securities were subordinated as described under “—Indenture Provisions—Subordination” below, such subordination would not prevent the trustee under the indenture from applying the funds available to it from the deposit described in the first bullet below to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debt holders. In order to achieve covenant defeasance, we must do the following:

●	we must deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments;

●	we must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit;

●	we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with;

●	defeasance must not result in a breach or violation of, or result in a default under, of the indenture or any of our other material agreements or instruments;

●	no default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days; and

●	satisfy the conditions for covenant defeasance contained in any supplemental indentures.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be such a shortfall. However, there is no assurance that we would have sufficient funds to make payment of the shortfall.

Full Defeasance

If there is a change in U.S. federal income tax law or we obtain an IRS ruling, as described in the second bullet below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

●	we must deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments;

●	we must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit;

●	we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with;

●	defeasance must not result in a breach or violation of, or constitute a default under, of the indenture or any of our other material agreements or instruments;

●	no default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days; and

●	satisfy the conditions for full defeasance contained in any supplemental indentures.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If your debt securities were subordinated as described later under “—Indenture Provisions—Subordination”, such subordination would not prevent the trustee under the indenture from applying the funds available to it from the deposit referred to in the first bullet of the preceding paragraph to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debt holders.

Form, Exchange and Transfer of Certificated Registered Securities

If registered debt securities cease to be issued in book-entry form, they will be issued:

●	only in fully registered certificated form;

●	without interest coupons; and

●	unless we indicate otherwise in the prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed and as long as the denomination is greater than the minimum denomination for such securities.

Holders may exchange or transfer their certificated securities at the office of the trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in the prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee

Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series and has accepted such appointment. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Indenture Provisions—Subordination

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any payment by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities, upon our dissolution, winding up, liquidation or reorganization before all Senior Indebtedness is paid in full, the payment or distribution received by the trustee in respect of such subordinated debt securities or by the holders of any of such subordinated debt securities must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities or the holders of any indenture securities that are not Senior Indebtedness. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.

Senior Indebtedness is defined in the indenture as the principal of (and premium, if any) and unpaid interest on:

●	our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed, that we have designated as “Senior Indebtedness” for purposes of the indenture and in accordance with the terms of the indenture (including any indenture securities designated as Senior Indebtedness), and

●	renewals, extensions, modifications and refinancings of any of this indebtedness.

If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of our Senior Indebtedness and of our other Indebtedness outstanding as of a recent date.

Secured Indebtedness and Ranking

Certain of our indebtedness, including certain series of indenture securities, may be secured. The prospectus supplement for each series of indenture securities will describe the terms of any security interest for such series and will indicate the approximate amount of our secured indebtedness as of a recent date. Any unsecured indenture securities will effectively rank junior to any secured indebtedness, including any secured indenture securities, that we incur in the future to the extent of the value of the assets securing such future secured indebtedness. The debt securities, whether secured or unsecured, of the Company will rank structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities (i.e., the holders of the debt securities will not have access to the assets of the Company’s subsidiaries, financing vehicles or similar facilities until after all of these entities’ creditors have been paid and the remaining assets have been distributed up to the Company as the equity holder of these entities). In this regard, any notes that we may issue will be strictly the obligation of the Company, and not of Saratoga CLO, or any subsidiary we may form in the future.

In the event of our bankruptcy, liquidation, reorganization or other winding up, any of our assets that secure secured debt will be available to pay obligations on unsecured debt securities only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all unsecured debt securities then outstanding after fulfillment of this obligation. As a result, the holders of unsecured indenture securities may recover less, ratably, than holders of any of our secured indebtedness.

The Trustee under the Indenture

U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) serves as the trustee under the indenture.

Certain Considerations Relating to Foreign Currencies

Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

DESCRIPTION OF OUR WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants and will be subject to compliance with the 1940 Act.

As described further below, subject to receiving stockholder approval to issue warrants at a future annual meeting of stockholders, we may issue warrants to purchase shares of our common stock or debt securities. Such warrants may be issued independently or together with shares of common stock or debt securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

●	the title and aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which these shares may be purchased upon such exercise;

●	the date on which the right to exercise such warrants shall commence and the date on which such right will expire (subject to any extension);

●	whether such warrants will be issued in registered form or bearer form;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	the terms of any rights to redeem, or call such warrants;

●	information with respect to book-entry procedures, if any;

●	the terms of the securities issuable upon exercise of the warrants;

●	if applicable, a discussion of certain U.S. federal income tax considerations; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Each warrant will entitle the holder to purchase for cash such common stock at the exercise price or such principal amount of debt securities as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised as set forth in the prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and a warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock, the right to receive dividends or other distributions, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Under the 1940 Act, we may generally only offer warrants provided that (i) the warrants expire by their terms within ten years, (ii) the exercise or conversion price is not less than the current market value at the date of issuance, (iii) our stockholders authorize the proposal to issue such warrants, and our board of directors approves such issuance on the basis that the issuance is in the best interests of us and our stockholders and (iv) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed. The 1940 Act also provides that the amount of our voting securities that would result from the exercise of all outstanding warrants, as well as options and rights, at the time of issuance may not exceed 25% of our outstanding voting securities.

We may in the future seek the approval of our stockholders to approve a proposal to authorize us to issue securities to subscribe to, convert to, or purchase shares of our common stock in one or more offerings. Such authorization will have no expiration. If we do not receive such stockholder approval, we will not issue any warrants.

PLAN OF DISTRIBUTION

We may offer, from time to time, in one or more offerings or series, up to $750,000,000 of common stock, preferred stock, subscription rights to purchase shares of common stock, warrants and debt securities, in one or more underwritten public offerings, at-the-market offerings to or through a market maker or into an existing trading market for our securities, on an exchange or otherwise, negotiated transactions, block trades, best efforts or a combination of these methods.

We may sell our securities through underwriters or dealers, directly to one or more purchasers through agents or through a combination of any such methods of sale. In the case of a rights offering, the applicable prospectus supplement will set forth the number of shares of our common stock issuable upon the exercise of each right and the other terms of such rights offering. Any underwriter or agent involved in the offer and sale of our securities will be named in the applicable prospectus supplement. A prospectus supplement or supplements will also describe the terms of the offering of our securities, including: the purchase price of our securities and the proceeds we will receive from the sale; any over-allotment options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; the public offering price; any discounts or concessions allowed or re-allowed or paid to dealers; and any securities exchange or market on which our securities may be listed. Only underwriters or agents named in the prospectus supplement will be underwriters or agents of our securities offered by the prospectus supplement.

The distribution of our securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, provided, however, that the offering price per share of our common stock, less any underwriting commissions and discounts or agency fees paid by us, must generally equal or exceed the NAV per share of our common stock. We may, under certain circumstances, consider selling our securities at prices below our NAV per share consistent with the terms of our stockholder approval to sell our shares of common stock at a price below our NAV per share. Any offering of shares of our common stock at a price below our then current NAV per share that requires stockholder approval must occur, if at all, within one year after receiving such stockholder approval. We do not currently have stockholder approval of issuances below NAV.

In connection with the sale of our securities, underwriters or agents may receive compensation from us or from purchasers of our securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Our common stockholders will bear, directly or indirectly, such expenses, as well as any other fees and the expenses incurred by us in connection with any offering of our securities, including debt securities.

Underwriters may sell our securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of our securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable prospectus supplement. The maximum aggregate commission or discount to be received by any member of the Financial Industry Regulatory Authority (“FINRA”) or independent broker-dealer will not be greater than 10% of the gross proceeds of the sale of our securities offered pursuant to this prospectus and any applicable prospectus supplement. We may also reimburse the underwriter or agent for certain fees and legal expenses incurred by it.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of our securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when our securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of our securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the NYSE may engage in passive market making transactions in our common stock on the NYSE in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of our common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We may sell our securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of our securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no trading market, other than our common stock, which is traded on the NYSE. We may elect to list any other class or series of securities on any exchanges, but we are not obligated to do so. We cannot guarantee the liquidity of the trading markets for any securities.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of our securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In order to comply with the securities laws of certain states, if applicable, our securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, our securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

BROKERAGE ALLOCATION AND OTHER PRACTICES

Since we will acquire and dispose of many of our investments in privately negotiated transactions, many of the transactions that we engage in will not require the use of brokers or the payment of brokerage commissions. Subject to policies established by our board of directors, our investment adviser will be primarily responsible for selecting brokers and dealers to execute transactions with respect to the publicly-traded securities portion of our portfolio transactions and the allocation of brokerage commissions. Our investment adviser does not expect to execute transactions through any particular broker or dealer but will seek to obtain the best net results for us under the circumstances, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. Our investment adviser generally will seek reasonably competitive trade execution costs but will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements and consistent with Section 28(e) of the Exchange Act, our investment adviser may select a broker based upon brokerage or research services provided to our investment adviser and us and any other clients. In return for such services, we may pay a higher commission than other brokers would charge if our investment adviser determines in good faith that such commission is reasonable in relation to the services provided.

CUSTODIAN, TRANSFER AND DIVIDEND PAYING AGENT AND REGISTRAR

Our investment securities are held under a custody agreement with U.S. Bank National Association. The address of the custodian is U.S. Bank National Association, Corporate Trust Services, One Federal Street, 3rd Floor, Boston, MA 02110. The transfer agent and registrar for our common stock, Broadridge Financial Solutions, Inc., acts as our transfer agent, dividend paying and reinvestment agent for our common stock. The principal business address of the transfer agent is 1717 Arch St., Suite 1300, Philadelphia, PA 19103. U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), our trustee under an indenture and the supplemental indentures thereto relating to the Notes, is the paying agent, registrar and transfer agent relating to the Notes. The principal business address of our trustee is 214 N. Tyron Street, 12th Floor, Charlotte, North Carolina 28202.

LEGAL MATTERS

Certain legal matters regarding the securities offered by this prospectus will be passed upon for us by Eversheds Sutherland (US) LLP, Washington, D.C.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP, our independent registered public accounting firm, has audited our consolidated financial statements as of February 28, 2025 and February 29, 2024 and for each of the three years ended February 28, 2025, February 29, 2024, and February 28, 2023. Ernst & Young LLP’s principal business address is One Manhattan West, New York, New York 10001.

The consolidated financial statements and the Senior Securities table incorporated by reference under the heading “Senior Securities” for Saratoga Investment Corp. and subsidiaries have been incorporated by reference herein and in the registration statement in reliance upon the reports of Ernst & Young LLP, our independent registered public accounting firm, incorporated by reference herein, upon the authority of said firm as experts in accounting and auditing.

Independent Auditors

CohnReznick LLP, Saratoga Investment Corp. CLO 2013-1, Ltd.’s independent auditors have audited Saratoga Investment Corp. CLO 2013-1, Ltd.’s financial statements as of February 28, 2025, February 29, 2024, and February 28, 2023, and for the years then ended as set forth in their report incorporated by reference. CohnReznick LLP’s principal business address is 14 Sylvan Way, 3rd Floor, Parsippany, NJ 07054.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form N-2, together with all amendments and related exhibits, under the Securities Act, with respect to the securities offered by this prospectus. The registration statement contains additional information about us and the securities being offered by this prospectus. We file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. We maintain a website at saratogainvestmentcorp.com and make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through our website. You may also obtain such information by contacting us in writing at 535 Madison Avenue, New York, NY 10022. The SEC maintains a website that contains reports, proxy and information statements and other information we file with the SEC at www.sec.gov. Information contained on our website is not incorporated by reference into this prospectus or any supplements to this prospectus, and you should not consider that information to be part of this prospectus or any supplements to this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of a registration statement that we have filed with the SEC. We may “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that document. Any reports filed by us with the SEC subsequent to the date of the initial registration statement and prior to effectiveness of the registration statement, and subsequent to the date of this prospectus and before the date that any offering of any securities by means of this prospectus and any accompanying prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus our filings listed below and any future filings that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of the initial registration statement and prior to effectiveness of the registration statement, and subsequent to the date of this prospectus until all of the securities offered by this prospectus and any accompanying prospectus supplement have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus and any accompanying prospectus supplement. Information that we file with the SEC subsequent to the date of the initial registration statement will automatically update and may supersede information in this prospectus, any accompanying prospectus supplement and information previously filed with the SEC.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Annual Report on Form 10-K for the fiscal year ended February 28, 2025 filed with the SEC on May 7, 2025;

●	Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2025 filed with the SEC on July 8, 2025;

●	Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2025 filed with the SEC on October 7, 2025;

●	Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2025 filed with the SEC on January 7, 2026;

●	Current Reports on Form 8-K filed on September 26, 2025 and November 7, 2025; and

●	The description of our common stock contained in Exhibit 4.24 of our Annual Report on Form 10-K for the year ended February 28, 2023, which updated the description thereof in our Registration Statement on Form 8-A (File No. 001-33376), as filed with the SEC on March 21, 2007, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the common stock registered hereby.

To obtain copies of these filings, see “Available Information,” or you may request a copy of these filings (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents) at no cost by writing or calling the following address and telephone number:

Saratoga Investment Corp.

535 Madison Avenue, 4th Floor

New York, NY 10022

(212) 906-7800

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different or additional information, and you should not rely on such information if you receive it. We are not making an offer of or soliciting an offer to buy, any securities in any state or other jurisdiction where such offer or sale is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

$85,000,000

8.00% Notes due 2031

PROSPECTUS SUPPLEMENT

August 18, 2026

Joint Book-Running Managers
Lucid Capital Markets			Oppenheimer & Co.

Lead Managers

B. Riley Securities	Clear Street	Compass Point	Ladenburg Thalmann	Maxim Group LLC

Co-Managers
InspereX				William Blair